601 CITY CENTER
OAKLAND, CALIFORNIA
OFFICE LEASE
601 CITY CENTER LLC,
a Delaware limited liability company,
Landlord
and
E.L.F. COSMETICS, INC.,
a Delaware corporation,
Tenant
DATED AS OF: May 29, 2024

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(i)

TABLE OF CONTENTS

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(i)

64Abatement of Rent and Termination Right When Tenant Is Prevented From Using
Premises............................................................................................................................ 55

EXHIBITS:
A – Outline of Premises
B – Rules and Regulations
C – Form of Commencement Date Letter
D – Work Letter
E – Janitorial Specifications
F – Form of SNDA
G – Existing Exclusives

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(ii)

LEASE
THIS LEASE is made as of the 29th day of May, 2024, between 601 CITY CENTER LLC, a Delaware limited liability company (“Landlord”), and E.L.F. COSMETICS, INC., a Delaware corporation (“Tenant”).
1.Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, on the terms and conditions set forth herein, the space outlined on the attached Exhibit A (the “Premises”). The Premises are located on the floor(s) specified in Paragraph 2 below of the building (the “Building”) located at 601 12th Street, Oakland, California, and known as 601 City Center. The Building, the underground parking (the “Building Parking Garage”), the outside plaza areas and the land upon which all of the foregoing are located (the “Land”) and the improvements thereon are referred to herein collectively as the “Real Property.”
Tenant’s lease of the Premises shall include the right to use, in common with others and subject to the other provisions of this Lease, the public lobbies, entrances, stairs, elevators and other public portions of the Building, as well as the common areas of the other portions of the Real Property that are pertinent to Tenant’s occupancy and use of the Premises (collectively, the “Common Areas”). Tenant shall comply with all recorded covenants, conditions and restrictions, if any, currently or hereinafter affecting the Real Property and agrees that this Lease shall be subject and subordinate thereto. All of the windows and outside walls of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electrical equipment or other utilities or Building facilities are reserved solely to Landlord and Landlord shall have rights of access through the Premises for the purpose of operating, maintaining and repairing the same in accordance with Paragraph 24 of this Lease.
2.Certain Basic Lease Terms. As used herein, the following terms shall have the meaning specified below:
a.Floor(s) on which the Premises are located: Fourteenth (14th). The Premises are currently designated as Suite 1400, which designation may be subject to change by Landlord upon written notice to Tenant. Landlord and Tenant agree that for the purpose of this Lease, the Premises shall be deemed to contain 27,831 rentable square feet of space.
b.Lease term: Ten (10) years and ten (10) months, commencing on the Commencement Date, and ending on the Expiration Date, as such terms are defined below. The “Commencement Date” means two hundred ten (210) days (the “Buildout Period”) following the Delivery Date; however, if after the Delivery Date, an event of Force Majeure delays Tenant's construction of the Tenant Improvements (as such terms are defined below) and Tenant promptly notifies Landlord of the same in writing, the Buildout Period shall be extended on a day-for-day basis, not to exceed a total of ninety (90) days of extension. The “Expiration Date” means the date which is one hundred thirty (130) full calendar months following the Commencement Date. The “Delivery Date” means the date on which the following requirements are satisfied: (i) Tenant’s receipt of this fully executed Lease; (ii) Landlord tenders possession of the Premises to Tenant in the condition described in Paragraph 4 below; and (iii) the SNDA Contingency (as defined in Paragraph 21 below) is satisfied (collectively, the "Delivery Requirements"). The Delivery Date is anticipated to occur on or about ten (10) days after the mutual execution and delivery of this Lease (the “Anticipated Delivery Date”). In no event shall the Delivery Date be deemed to occur prior to the Anticipated Delivery Date.

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt

c.Monthly Rent:

Period	Monthly Rent
Lease Month 1 – 22	$103,322.59
Lease Month 23 – 34	$106,430.38
Lease Month 35 – 46	$152,560.26
Lease Month 47 – 58	$157,137.07
Lease Month 59 – 70	$161,851.19
Lease Month 71 – 82	$166,706.72
Lease Month 83 – 94	$171,707.92
Lease Month 95 – 106	$176,859.16
Lease Month 107 – 118	$182,164.94
Lease Month 119 – 130	$187,629.88
d.“Lease Month 1” shall commence on the Commencement Date and end on the last day of the first full calendar month thereafter, and each subsequent Lease Month shall be the calendar month commencing on the day after the expiration of the prior Lease Month.
e.Notwithstanding the foregoing, so long as Tenant is not in monetary default or material non-monetary default under this Lease beyond applicable notice and cure periods, Monthly Rent for the Premises shall be abated during the period commencing on Lease Month 1 and ending on the expiration of Lease Month 10 (but excluding the remainder of the calendar month in which the Commencement Date occurs if the Commencement Date falls on other than the first day of such month) (the "Abatement Period"). During the Abatement Period, only Monthly Rent for the Premises shall be abated, and all other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease. If at any time during the Abatement Period, Tenant is in monetary default or material non-monetary default under this Lease beyond applicable notice and cure periods, then the abatement of Monthly Rent shall cease until such default has been cured, at which point, the abatement of Monthly Rent shall re-commence, such that Tenant is entitled to the full ten (10) months of abatement, subject to the terms of this paragraph. Tenant acknowledges and agrees that the foregoing abatement of Monthly Rent has been granted to Tenant as additional consideration for entering into this Lease and for agreeing to pay the rent and performing the terms and conditions otherwise required under this Lease.
f.Security Deposit: None.
g.Tenant’s Share: calculated based on a fraction, the numerator of which shall equal the gross leasable area of the Premises, and the denominator of which shall equal the gross leasable area of the Building, estimated to be 4.58%.
h.Base Year: The calendar year 2025.
i.Base Tax Year: Fiscal tax year from July 1, 2024 – June 30, 2025.

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(2)

j.Permitted Uses of Premises: Paragraph 8.a. below sets forth the permitted uses of the Premises.
k.Real estate broker(s): Jones Lang LaSalle, on behalf of Landlord, and Cushman & Wakefield, on behalf of Tenant (“Tenant’s Broker”).
3.Term; Delivery of Possession of Premises.
a.Term. The term of this Lease shall commence on the Commencement Date (as defined in Paragraph 2.b.) and, unless sooner terminated pursuant to the terms hereof or at law, shall expire on the Expiration Date (as defined in Paragraph 2.b.). Upon either party’s request after the Delivery Date and/or the Commencement Date, Landlord and Tenant shall execute a letter in substantially the form of Exhibit C attached hereto (the "Commencement Date Memo") confirming the Delivery Date, the Commencement Date and the Expiration Date. If the requesting party does not receive Landlord’s or Tenant’s countersignature to the Commencement Date Memo, as applicable, evidencing such party’s agreement to the terms therein (or a written response setting forth such party’s disagreement with the terms therein) within fifteen (15) days after the date of receipt of the Commencement Date Memo, and such failure continues for five (5) days after a second written request therefor, then such party will be deemed to have consented to the terms set forth therein.
b.Delivery of Possession. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Anticipated Delivery Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but the Delivery Date shall be delayed until the date Landlord delivers possession of the Premises to Tenant in the condition required by this Lease and the Delivery Requirements are satisfied; provided, however, if the Delivery Date does not occur on or before the Anticipated Delivery Date as such date may be extended by Force Majeure (as defined below, which extension shall not exceed sixty (60) additional days) (such date, as so extended, the “Credit Start Date”), then, Tenant shall receive a rent credit equal to one (1) day of Monthly Rent for each day during the period which commences on the first day following the Credit Start Date and ends on the Delivery Date; and provided further that if the Delivery Date does not occur on or before November 1, 2024, without regard to delays caused by Force Majeure (such date, the “Trigger Date”), then Tenant may terminate this Lease upon written notice to Landlord given at any time after the Trigger Date until the Delivery Date occurs; however, Tenant’s termination notice shall be void and of no force or effect if the Delivery Date shall occur within five (5) business days after Landlord’s receipt of Tenant’s termination notice. The foregoing right of Tenant to receive a credit against Monthly Rent and/or to terminate this Lease shall be Tenant’s sole remedy for such delay in the Delivery Date. No delay in delivery of possession of the Premises shall operate to extend the term of this Lease or amend Tenant’s obligations under this Lease.
4.Premises “As Is”. On the Delivery Date, Landlord shall cause the Premises to be in the condition described in Exhibit D-1 attached hereto. Except as expressly provided in this Lease, Tenant shall accept the Premises in their “as is” state and condition and Landlord shall have no obligation to make or, except as set forth in Exhibit D attached hereto, pay for any improvements or renovations in or to the Premises or to otherwise prepare the Premises for Tenant’s occupancy . Notwithstanding the foregoing, in addition to the condition described in Exhibit D-1, Landlord shall deliver the Premises to Tenant in a broom clean condition, free from any other tenancies including, without limitation, free from any furniture, fixtures, equipment, inventory, or personal property of the existing tenant, with concrete

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(3)

floors with no more than a 2.5 inch deviation from any given point within one hundred (100) feet and otherwise the concrete floors ready to receive carpeting.
a.Landlord shall cause those portions of the Base Building (as defined below) systems located within and exclusively serving the Premises to be, as of the Delivery Date, in good working order and condition; provided, however, that the foregoing shall not imply any representation or warranty as to the useful life of such systems, nor shall the foregoing diminish Tenant’s responsibility to perform any repairs, modifications or improvements to the same necessitated after the Delivery Date, as a result of Tenant’s Alterations (as defined below). In addition, Landlord shall deliver the Premises to Tenant in compliance with all Applicable Laws as it relates to a "shell" condition space, with the exception of (i) any code compliance issues with respect to the restroom in the Premises and (ii) any related path of travel issues in connection with the restrooms, both of which exceptions shall be the responsibility of Tenant, if applicable. Landlord shall correct any latent defects in the Premises discovered by Tenant and reported to Landlord within one (1) year after the Delivery Date.
b.Notwithstanding anything set forth herein to the contrary, if as the result of a pre-existing condition of the Building or a violation of Legal Requirements (including, without limitation, the applicable building code), Tenant is unable to obtain a building permit to commence its construction or a certificate of occupancy, then Landlord shall promptly, at Landlord’s sole cost and expense, correct such condition or cure such violation to the extent such work is required as of the Delivery Date under Legal Requirements and relevant building codes that are applicable as of the Delivery Date. If Delivery Date has occurred, then the Buildout Period shall be extended by the number of days necessary for Landlord to correct such condition or cure such violation.
5.Monthly Rent.
a.Commencing as of the Commencement Date (but subject to the abatement of Monthly Rent provided for in Paragraph 2.c. above), and continuing thereafter on or before the first day of each calendar month during the term hereof, Tenant shall pay to Landlord, as monthly rent for the Premises, the Monthly Rent specified in Paragraph 2 above. If Tenant’s obligation to pay Monthly Rent hereunder commences on a day other than the first day of a calendar month, or if the term of this Lease terminates on a day other than the last day of a calendar month, then the Monthly Rent payable for such partial month shall be appropriately prorated on the basis of a thirty (30)-day month. Monthly Rent and the Additional Rent specified in Paragraph 7 shall be paid by Tenant to Landlord, in advance, without deduction, offset, prior notice or demand except as expressly provided in this Lease, in immediately available funds of lawful money of the United States of America, or by good check as described below, to the lockbox location designated by Landlord, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments made by check must be drawn either on a California financial institution or on a financial institution that is a member of the federal reserve system. Notwithstanding the foregoing, Tenant shall pay to Landlord together with Tenant’s execution of this Lease an amount equal to the Monthly Rent payable under this Paragraph 5.a. for the first full calendar month of the Lease term after Tenant’s obligation to pay Monthly Rent shall have commenced hereunder, which amount shall be applied to the Monthly Rent first due and payable hereunder.
b.All amounts payable by Tenant to Landlord under this Lease, or otherwise payable in connection with Tenant’s occupancy of the Premises, in addition to the Monthly Rent hereunder and Additional Rent under Paragraph 7, shall constitute rent owed by Tenant to Landlord hereunder.

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(4)

c.Any rent not paid by Tenant to Landlord when due shall bear interest from the date due to the date of payment by Tenant at an annual rate of interest (the “Interest Rate”) equal to the lesser of (i)  the rate publicly announced from time to time, by the largest (as measured by deposits) chartered bank operating in California, as its Prime Rate, Reference Rate or other similar benchmark, plus two percent (2%); or (ii) the maximum annual interest rate allowed by law on such due date for business loans (not primarily for personal, family or household purposes) not exempt from the usury law; provided that the first two (2) occurrences of such a delinquency in any calendar year shall cause the delinquent amount to bear interest only if Tenant fails to cure such delinquency within five (5) Business Days of written notice from Landlord thereof.
d.No security or guaranty which may now or hereafter be furnished to Landlord for the payment of rent due hereunder or for the performance by Tenant of the other terms of this Lease shall in any way be a bar or defense to any of Landlord’s remedies under this Lease or at law.
6.Intentionally Omitted.
7.Additional Rent: Increases in Operating Expenses and Tax Expenses.
a.Operating Expenses. Tenant shall pay to Landlord, at the times hereinafter set forth, Tenant’s Share, as specified in Paragraph 2.e. above, of any increase in the Operating Expenses (as defined below) incurred by Landlord in each calendar year subsequent to the Base Year specified in Paragraph 2.f. above, over the Operating Expenses incurred by Landlord during the Base Year. The amounts payable under this Paragraph 7.a. and Paragraph 7.b. below are termed “Additional Rent” herein. Monthly Rent and Additional Rent are sometimes herein collectively referred to as “Rent”. Operating Expenses shall be calculated using generally accepted property management practices, consistently applied. Operating Expenses shall be limited to Landlord’s substantiated costs for the items set forth in this Paragraph 7.a, except as expressly provided in Paragraph 7.c. below. Notwithstanding the foregoing, if Landlord does not carry any particular type of insurance during the calendar year attributable to the Base Year, but obtains any such insurance subsequent to the calendar year attributable to the Base Year, then the initial annual premium for such insurance shall not be included in Operating Expenses, and Operating Expenses in any given year subsequent to the first calendar year in which Landlord obtains such insurance shall include only the increases in the annual premium over the annual premium paid for such insurance for the first calendar year after the calendar year attributable to the Base Year in which Landlord carries the same. Similarly, if any insurance is included in the Base Year, but is subsequently removed from Operating Expenses due to a change in insurance requirements or in Landlord policy (for example, if Landlord maintains earthquake insurance coverage during the Base Year, but subsequently declines to carry such coverage), then the Base Year shall be retroactively adjusted to remove the amount which had been previously included for such insurance.
Notwithstanding the foregoing, if: (x) Landlord does not carry earthquake insurance during the calendar year attributable to the Base Year, but obtains earthquake insurance subsequent to the calendar year attributable to the Base Year, then the initial annual premium for the earthquake insurance shall not be included in Operating Expenses, and Operating Expenses in any given year subsequent to the first calendar year in which Landlord obtains earthquake insurance shall include only the increases in the annual premium over the annual premium paid for the earthquake insurance for the first calendar year after the calendar year attributable to the Base Year in which Landlord carries the same; and/or (y) any Substantial Item (defined below) of Operating Expenses is not included in the Base Year, but is included in Operating Expenses for a subsequent comparison year, then the Base Year shall be adjusted to include

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(5)

the amount which would have been paid for such Substantial Item had such item been in effect in the Base Year. Similarly, if any Substantial Item of Operating Expenses or earthquake insurance is included in the Base Year, but is subsequently removed from Operating Expenses due to a change in insurance requirements or in Landlord policy (for example, if Landlord maintains earthquake insurance coverage during the Base Year, but subsequently declines to carry such coverage), then the Base Year shall be retroactively adjusted to remove the amount which had been previously included for such Substantial Item or earthquake insurance. As used herein, any item of Operating Expenses (other than earthquake insurance, which is addressed in clause (x) above) which, in the applicable year in which such item is either first included in Operating Expenses or first removed from Operating Expenses, is equal to or greater than One Hundred Thousand Dollars ($100,000.00), will be deemed a "Substantial Item".
The term “Operating Expenses” shall mean the total costs and expenses incurred by Landlord in connection with the management, operation, maintenance, repair and ownership of the Real Property, including, without limitation, the following costs: (1) salaries, wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents engaged in the operation, repair, or maintenance of the Real Property; (2) payroll, social security, workers’ compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees; (3) the cost of uniforms (including the cleaning, replacement and pressing thereof) provided to such employees; (4) premiums and other charges incurred by Landlord with respect to fire, other casualty, rent and liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of any Superior Interest (as defined in Paragraph 21 below), and, after the Base Year, costs of repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy; (5) water charges and sewer rents or fees; (6) license, permit and inspection fees; (7) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Real Property and Building systems and equipment; (8) telephone, telegraph, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Real Property; (9) management fees and expenses, not to exceed three percent (3%) of Landlord’s gross receipts for the Building; (10) costs of repairs to and maintenance of the Real Property, including building systems and appurtenances thereto and normal repair and replacement of worn-out equipment, facilities and installations, but excluding the replacement of major building systems (except to the extent provided in (16) and (17) below); (11) fees and expenses for janitorial, window cleaning, guard, extermination, water treatment, rubbish removal, plumbing and other services and inspection or service contracts for elevator, electrical, mechanical, HVAC and other building equipment and systems or as may otherwise be necessary or proper for the operation, repair or maintenance of the Real Property; (12) costs of supplies, tools, materials, and equipment used in connection with the operation, maintenance or repair of the Real Property; (13) accounting, legal and other professional fees and expenses, subject to the limitations set forth herein; (14) fees and expenses for painting the exterior or the public or Common Areas of the Building and the cost of maintaining the sidewalks, landscaping and other Common Areas of the Real Property; (15) costs and expenses for electricity, chilled water, air conditioning, water for heating, gas, fuel, steam, heat, lights, power and other energy related utilities required in connection with the operation, maintenance and repair of the Real Property, including, without limitation, meters for measuring and monitoring such utilities; (16) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord after the Base Year in order to comply with any and all present and future local, state or federal law, ordinance, rule, directive, order, guidelines, regulation, code or order of any

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(6)

governmental entity or insurance requirement (collectively, “Legal Requirement”) with which the Real Property was not required to comply during the Base Year, or to comply with or implement any amendment, recommendation or other change to the enactment or interpretation of any Legal Requirement from its enactment or interpretation during the Base Year; (17) the cost of any capital improvements made by Landlord to the Building or capital assets acquired by Landlord after the Base Year for (x) the protection of the health and safety of the occupants of the Real Property or (y) that are designed to reduce other Operating Expenses (including, without limitation, capital improvements intended to improve energy efficiency); (18) the cost of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property (excluding paintings, sculptures and other works of art) provided by Landlord for use in Common Areas of the Building or the Real Property or in the Building office (to the extent that such Building office is dedicated to the operation and management of the Real Property); provided, however, that leasing or rental costs of a rotating or other art program for the Common Areas of the Building or the Real Property shall be included in Operating Expenses; (19) any expenses and costs resulting from substitution of work, labor, material or services in lieu of any of the above itemizations, or for any additional work, labor, services or material resulting from compliance with any Legal Requirement applicable to the Real Property or any parts thereof; (20) Building office rent or rental value; and (21) the cost of any capital improvements or other costs incurred in connection with the Real Property which are required in order for the Real Property, or any portion thereof, to obtain or maintain a certification under the U.S. Green Building Council’s Leadership in Energy and Environmental Design ("LEED"), or other applicable certification agency in connection with Landlord’s Sustainability Practices, including the costs of providing, installing, modifying and upgrading energy and water conservation equipment and systems and making alterations, replacements or additions to the Building intended to reduce Operating Expenses (provided the annual amortized costs does not exceed the actual cost savings realized and such savings do not redound primarily to the benefit of any particular tenant), utility consumption, and/or greenhouse gas emissions or otherwise improve the operation of the Building and the systems. If the Real Property is or becomes subject to any covenants, conditions or restrictions, reciprocal easement agreement, common area declaration or similar agreement, then Operating Expenses shall include all reasonable fees, costs or other expenses allocated to the Real Property under such agreement. With respect to the costs of items included in Operating Expenses under (16) and (17), and (21), such costs shall be amortized over a reasonable period, as determined by Landlord (provided that such period shall be within the range used to amortize such costs by landlords of Comparable Buildings (as defined below) in accordance with generally accepted property management practices), together with interest on the unamortized balance at a rate per annum equal to three (3) percentage points over the six-month United States Treasury bill rate in effect at the time such item is constructed or acquired, or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such item, but in either case not more than the maximum rate permitted by law at the time such item is constructed or acquired.
Notwithstanding anything to the contrary in the definition of Operating Expenses set forth above, Operating Expenses shall not include the following: (i) depreciation on the Building or equipment or systems therein; (ii) debt service; (iii) rental under any ground or underlying lease; (iv) interest (except as expressly provided in this Paragraph 7.a.); (v) Tax Expenses (as defined in Paragraph 7.b. below); (vi) attorneys’ fees and expenses incurred in connection with lease negotiations with prospective Building tenants or any costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Building and/or the Real Property; (vii) the cost (including any amortization thereof) of any improvements or alterations which would be properly classified as capital expenditures according to

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(7)

generally accepted property management practices (except to the extent expressly included in Operating Expenses pursuant to this Paragraph 7.a.); (viii) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants (including any permit, license and inspection costs associated therewith); (ix) executive salaries; (x) advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants’ signs; (xi) real estate broker’s or other leasing commissions; (xii) rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a Capital Item which is specifically excluded in Subsection (vii) above (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services); (xiii) subject to the provisions of item (4) above, costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed by insurance proceeds, and costs of all capital repairs unless amortized as provided in the foregoing paragraph (regardless of whether such repairs are covered by insurance); (xiv) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building; (xv) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building; (xvi) overhead and profit increments paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies or other materials to the extent that the cost of the services, supplies or materials materially exceed the amounts normally payable for similar goods and services under similar circumstances (taking into account the market factors in effect on the date any relevant contracts were negotiated) in Comparable Buildings; (xvii) Landlord’s general corporate overhead and general and administrative expenses (which shall not be deemed to include a management fee); (xviii) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or in the parking garage of the Building or wherever Tenant is granted its parking privileges and/or all fees paid to any parking facility operator (on or off-site); (provided, however, that if Landlord provides such parking to Tenant free of charge or at a reduced rate, to the extent that Tenant’s Share of such expenses exceeds any amount paid by Tenant for such parking, these expenses may be included as a part of Operating Expenses); (xix) services and utilities provided, taxes attributable to, and costs incurred in connection with the operation of the retail and restaurant operations in the Building, if any, except to the extent the square footage of such operations are included in the rentable square feet of the Building and do not exceed the services, utility and tax costs which would have been incurred had the retail and/or restaurant space been used for general office purposes; (xx) costs incurred in connection with upgrading the Building to comply with disability, life, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Delivery Date, including, without limitation, the ADA, including penalties or damages incurred due to such non-compliance; (xxi) tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due; (xxii) the cost of any large-scale abatement, removal, or other remedial activities with respect to Hazardous Materials (as defined in Paragraph 8.c. below), provided, however, Operating Expenses may include the costs attributable to those actions taken by Landlord in connection with the ordinary operation and maintenance of the Building, including costs incurred in removing limited amounts of Hazardous Materials from the Building when such removal or spill is directly related to such ordinary maintenance and operation; (xxiii) costs arising from Landlord’s charitable or political contributions; (xxiv) acquisition costs for sculpture, paintings or other objects of art; (xxv) costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(8)

Landlord with Building management, or outside fees paid in connection with disputes with other tenants; (xxvi) any entertainment, dining or travel expenses for any purpose and any flowers, gifts, balloons, etc. provided to any entity whatsoever, to include, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents; (xxvii) any “validated” parking for any entity; (xxvii) the cost of any magazine, newspaper, trade or other subscriptions; and (xxviii) “in-house” legal and/or accounting fees.
b.Tax Expenses. Tenant shall pay to Landlord as Additional Rent under this Lease, at the times hereinafter set forth, Tenant’s Share, as specified in Paragraph 2.e. above, of any increase in Tax Expenses incurred by Landlord during each calendar year subsequent to the Base Tax Year specified in Paragraph 2.f. above, over Tax Expenses incurred by Landlord during the Base Tax Year.
The term “Tax Expenses” shall mean all taxes, assessments (whether general or special), excises, transit charges, housing fund assessments or other housing charges, improvement districts, levies or fees, ordinary or extraordinary, unforeseen as well as foreseen, of any kind, which are assessed, levied, charged, confirmed or imposed (i) on the Real Property, on Landlord with respect to the Real Property, on the act of entering into leases of space in the Real Property, on the use or occupancy of the Real Property or any part thereof, (ii) with respect to services or utilities consumed in the use, occupancy or operation of the Real Property, or (iii) on any improvements, fixtures and equipment and other personal property of Landlord located in the Real Property and used in connection with the operation of the Real Property, and shall also include any other tax, fee or other excise, however described, which may be levied or assessed in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other Tax Expense. Tax Expenses shall include reasonable attorneys’ and professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Tax Expenses. If it shall not be lawful for Tenant to reimburse Landlord for any increase in Tax Expenses as defined herein, the Monthly Rent payable to Landlord prior to the imposition of such increases in Tax Expenses shall be increased to net Landlord the same net Monthly Rent after imposition of such increases in Tax Expenses as would have been received by Landlord prior to the imposition of such increases in Tax Expenses.
Tax Expenses shall not include (x) income, franchise, transfer, inheritance or capital stock taxes, excess profits taxes, gift taxes, succession and estate taxes, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other charge which would otherwise constitute a Tax Expense, (y) taxes and other amounts payable by Tenant pursuant to Paragraph 18 below or by another tenant of the Building pursuant to a similar provision in its lease, (z)  any taxes that are measured by or reasonably attributable to the equipment, furniture, fixtures and other personal property of any other tenant of the Building; (xx) any taxes that are measured by or reasonably attributable to the cost or value of any leasehold improvements made in or to the premises of other tenants of the Building, to the extent the cost or value of such leasehold improvements exceeds the cost or value of Building’s standard improvements; or (yy) any fine, penalty, cost or interest for any tax or assessment or part thereof, which Landlord failed to timely pay, except to the extent incurred as a result of Tenant’s failure to timely pay Tenant’s share of the Taxes.
The amount of Taxes included in the Base Year (the “Base Taxes”) shall be the amount of Taxes incurred during the Base Year, exclusive of any Proposition 8 reduction of Taxes, as adopted by the voters of the State of California, attributable to the valuation of the Real Property and the Building (inclusive of tenant improvements). If, in any comparison year subsequent to the Base Year (the “Adjustment Year”), the amount of Taxes decreases below the amount of Base Taxes as a result of a

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(9)

Proposition 8 reduction, then for purposes of all subsequent comparison years, including the comparison year in which such decrease in Taxes occurred, the Base Taxes shall be decreased by an amount equal to the decrease in Taxes in the Adjustment Year. Conversely, if the Taxes thereafter are increased during any comparison year subsequent to the Adjustment Year (the “Readjustment Year”) as a result of Landlord’s failure to secure a Proposition 8 reduction which is greater than or equal to the Proposition 8 reduction secured during the Adjustment Year, then for purposes of all subsequent comparison years, including the comparison year in which such increase in Taxes occurred, the Base Taxes shall be increased by an amount equal to the increase in Taxes during such Readjustment Year which resulted from Landlord’s failure to secure a Proposition 8 reduction greater than or equal to the Proposition 8 reduction secured during the Adjustment Year.
c.Adjustment for Occupancy Factor; Allocation of Operating Expenses and Tax Expenses. Notwithstanding any other provision herein to the contrary, in the event the Building is not fully occupied during the Base Year or any calendar year during the term (including, without limitation, if any portion of the Building is unleased or is leased, but is not then being used by a tenant in the ordinary course of its business), an adjustment shall be made by Landlord in computing Operating Expenses for such year so that the Operating Expenses shall be computed for such year as though the Building had been fully occupied during such year. For purposes hereof, cost savings in components of Operating Expenses arising by reason of the cessation of use by tenants at the Building due to casualty, Force Majeure (as defined below), or other extraordinary circumstances are considered variable Operating Expenses that may be grossed up in Operating Expenses. If Operating Expenses for the Base Year includes amortized costs, or costs (including, but not limited to, costs of insurance, personnel, or increased or new services) relating to extraordinary circumstances, including, but not limited to changes in Legal Requirements, casualty or Force Majeure, then at such time as such costs are no longer applicable, the increased Operating Expenses attributable thereto shall be excluded from the Base Year, as applicable. In addition, if any particular work or service includable in Operating Expenses is not furnished to a tenant who has undertaken to perform such work or service itself, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would have been incurred if Landlord had furnished such work or service to such tenant. The parties agree that statements in this Lease to the effect that Landlord is to perform certain of its obligations hereunder at its own or sole cost and expense shall not be interpreted as excluding any cost from Operating Expenses or Tax Expenses if such cost is an Operating Expense or Tax Expense pursuant to the terms of this Lease. Landlord further agrees that since one of the purposes of Operating Expenses and the gross up provision is to allow Landlord to require Tenant to pay for the costs attributable to its Premises, Landlord agrees that Landlord shall make no profit from Landlord’s collections of Operating Expenses. All assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law and not included as Operating Expenses except in the year in which the assessment or premium installment is actually paid; provided, however, that if the prevailing practice in Comparable Buildings is to pay such assessments or premiums on an earlier basis, and Landlord pays on such basis, such assessments or premiums shall be included in Operating Expenses as paid by Landlord, but in no event shall Landlord include any accrued interest (resulting from such assessments or premiums) in its computation of Operating Expenses.
Landlord shall have the right to equitably allocate some or all of Operating Expenses among particular classes or groups of tenants in the Building (for example, retail tenants) to reflect Landlord’s good faith determination that measurably different amounts or types of services, work or benefits associated with Operating Expenses are being provided to or conferred upon such classes or

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(10)

groups. The allocations of Operating Expenses by Landlord under this grammatical paragraph are sometimes referred to herein as “Cost Pools.” If Cost Pools are created by Landlord under this grammatical paragraph, Tenant shall pay Tenant’s Share of the Operating Expenses for each Cost Pool, to the extent applicable.
d.Intention Regarding Expense Pass-Through. It is the intention of Landlord and Tenant that the Monthly Rent paid to Landlord throughout the term of this Lease shall be absolutely net of all increases, respectively, in Tax Expenses and Operating Expenses over, respectively, Tax Expenses for the Base Tax Year and Operating Expenses for the Base Year, and the foregoing provisions of this Paragraph 7 are intended to so provide.
e.Notice and Payment. On or before the first day of each calendar year during the term hereof, and subsequent to the Base Year with respect to Operating Expenses and Tax Expenses, or as soon as practicable thereafter, Landlord shall give to Tenant notice of Landlord’s estimate of the Additional Rent, if any, payable by Tenant pursuant to Paragraphs 7.a. and 7.b. for such calendar year subsequent to the Base Year. On or before the first day of each month during each such subsequent calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent; provided, however, that if Landlord’s notice is not given prior to the first day of any calendar year Tenant shall continue to pay Additional Rent on the basis of the prior year’s estimate until the month after Landlord’s notice is given. If at any time it appears to Landlord that the Additional Rent payable under Paragraphs 7.a. and/or 7.b. will vary from Landlord’s estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon the revised estimate. On the first monthly payment date after any new estimate is delivered to Tenant, Tenant shall also pay any accrued cost increases, based on such new estimate. Each time Landlord provides Tenant with an actual and/or estimated statement of Operating Expenses, such statement shall be in reasonable detail consistent with Landlord’s customary procedures showing the applicable expense for the applicable year and the year prior to the applicable year.
f.Annual Accounting. Within one hundred fifty (150) days after the close of each calendar year, and subsequent to the Base Year with respect to Operating Expenses and Tax Expenses, or as soon after such one hundred fifty (150) day period as practicable, Landlord shall deliver to Tenant a statement of the Additional Rent payable under Paragraphs 7.a. and 7.b. for such year and such statement shall be final and binding upon Landlord and Tenant, subject to Tenant’s audit rights set forth in Paragraph 7.h. (except that the Tax Expenses and amounts payable to Landlord pursuant to Paragraph 18 below (if any) included in such statement may be modified by any subsequent adjustment or retroactive application of Tax Expenses affecting the calculation of such Tax Expenses). If the annual statement shows that Tenant’s payments of Additional Rent for such calendar year pursuant to Paragraph 7.e. above or amounts payable to Landlord pursuant to Paragraph 18 below exceeded Tenant’s obligations for the calendar year, Landlord shall credit the excess to the next succeeding installments of estimated Additional Rent or amounts payable pursuant to Paragraph 18 below, as applicable. If the annual statement shows that Tenant’s payments of Additional Rent for such calendar year pursuant to Paragraph 7.e. above or amounts payable to Landlord pursuant to Paragraph 18 below for such calendar were less than Tenant’s obligation for the calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. Even though the Lease term has expired and Tenant has vacated the Premises, when the final determination is made regarding Additional Rent for the calendar year in which this Lease terminated, the foregoing procedure shall continue to apply, except that, (i) if Tenant overpaid Additional Rent for the calendar year in which the Lease term expired, Landlord shall promptly refund to Tenant the overpaid amount, and (ii) in no event shall Tenant be required to pay any additional amounts pursuant to

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(11)

any such determination made more than eighteen (18) months after this Lease expires (provided that the foregoing waiver shall not apply with respect to, and Tenant shall remain responsible for, any Operating Expenses or Tax Expenses levied by any governmental authority or any public utility companies at any time following the expiration of the applicable calendar year which are attributable to such calendar year (provided that Landlord delivers to Tenant any such bill for such amounts within the later of (x) eighteen (18) months after the end of a calendar year and (y) three (3) months following Landlord's receipt of the bill therefor). Landlord shall be required to maintain records of all Operating Expenses and Tax Expenses for three-years following Landlord’s delivery to Tenant of each statement setting forth Tenant’s Share of Operating Expenses and Tax Expenses, which records shall be maintained in accordance with prudent real property management practices consistently applied.
g.Proration for Partial Lease Year. If this Lease commences on a day other than the first day of a calendar year or terminates on a day other than the last day of a calendar year, the Additional Rent payable by Tenant pursuant to this Paragraph 7 applicable to the such partial calendar year shall be prorated on the basis that the number of days of such partial calendar year bears to three hundred sixty five (365).
h.Audit Rights. If Tenant wishes to dispute an amount shown on the annual statement, Tenant shall give Landlord written notice of such dispute within one hundred eighty (180) days after Tenant’s receipt of the annual statement. If Tenant does not give Landlord such notice within such time, Tenant shall have waived its right to dispute the annual statement. Promptly after the receipt of such written notice from Tenant, Landlord and Tenant shall endeavor in good faith to resolve such dispute. If such efforts do not succeed, Tenant shall have the right to cause a nationally recognized independent certified public accountant designated by Tenant, to be paid on an hourly and not a contingent fee basis, to audit the items questioned by Tenant in its original notice contesting the annual statement, provided that Tenant (i) notifies Landlord in writing of Tenant’s intention to exercise such audit right within one hundred eighty (180) days after the relevant initial written notice from Tenant to Landlord with respect to such dispute, (ii) actually begins such audit within thirty (30) days after the notice from Tenant to Landlord advising Landlord that Tenant will require an audit (provided that such 30-day period within which the audit must be commenced shall be extended by the length of any delay in the commencement of the audit that is caused by Landlord) and (iii) diligently pursues such audit to completion as quickly as reasonably possible. Landlord agrees to make available to Tenant’s auditors, at Landlord’s office in the San Francisco Bay Area and/or at Landlord’s office in the Building (at Landlord’s sole option), the books and records relevant to the audit for review and copying, but such books and records may not be removed from Landlord’s offices. Tenant shall bear all costs of such audit, including Landlord’s actual, reasonable, out of pocket copying costs and personnel costs, if any, incurred in connection with such audit (provided that, prior to incurring any personnel costs in connection with any such audit, Landlord shall advise Tenant of Landlord’s anticipated personnel costs so that Tenant may, at Tenant’s option, modify Tenant’s activities with regard to such audit in order to preclude the need for Landlord to incur such personnel costs), except that, if the audit (as conducted and certified by the auditor) shows an aggregate overstatement of Operating Expenses and/or Tax Expenses of five percent (5%) or more, and Landlord’s auditors concur in such findings (or, in the absence of such concurrence, such overstatement is confirmed by a court of competent jurisdiction or such other dispute resolution mechanism as described below), then Landlord shall bear all costs of the audit. If the agreed or confirmed audit shows an underpayment of Operating Expenses and/or Tax Expenses by Tenant, Tenant shall pay to Landlord, within thirty (30) days after the audit is agreed to or confirmed, the amount owed to Landlord, and, if the agreed or confirmed audit shows an overpayment of Operating Expenses and/or Tax Expenses by Tenant, Landlord shall reimburse Tenant for such overpayment within thirty (30) days after the audit.

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(12)

If Landlord and/or Landlord's accountants reasonably and in good faith do not concur with the findings of Tenant's audit results and Landlord desires to contest such audit results, Landlord may do so by submitting the results of the audit within twenty (20) days of receipt of the results of the audit for expedited arbitration as follows: the dispute shall be resolved by a single arbitrator before the American Arbitration Association ("AAA") under the Commercial Arbitration Rules of the AAA modified as follows: (i) the total time from date of demand for arbitration to final award shall not exceed forty-five (45) days; (ii) all notices may be by telephone or other electronic communication with later confirmation in writing; (iii) the time, date, and place of the hearing shall be set by the arbitrator in his or her sole discretion, provided that there shall be at least ten (10) business days prior notice of the hearing; (iv) there shall be no post-hearing briefs; (v) there shall be no discovery except by order of the arbitrator; and (vi) the arbitrator shall issue his or her award within ten (10) business days after the close of the hearing. The arbitration shall be held in the county in which the Premises are located. The decision of the arbitrator shall be final and binding on the parties and judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The fees and expenses of the arbitrator shall be shared by the parties in proportion to the degree by which each party calculation of the Operating Expenses and/or Taxes Expenses was incorrect, which proportion shall be determined by the auditor.
8.Notwithstanding anything to the contrary set forth above, Tenant’s audit rights under this Paragraph 7.h. shall be conditioned upon (i) Tenant having paid the total amounts billed by Landlord under this Paragraph 7 within the time stipulated in Paragraph 7.e. for payment (including, without limitation, the contested amounts) and (ii) Tenant executing, prior to the commencement of the audit, a confidentiality agreement in form and substance reasonably satisfactory to Landlord in which Tenant shall agree to keep confidential, and not disclose to any other party (other than Tenant’s employees, agents, contractors and consultants), the results of any such audit or any action taken by Landlord in response thereto.
9.Use of Premises; Compliance with Law.
a.Use of Premises. The Premises shall be used solely for general and administrative office purposes for the business of Tenant and all supportive functions, including, without limitation, marketing, sales, and administration, and, ancillary to such use, for client and employee events, and for no other use or purpose (the “Permitted Use”), provided in no event may the use of the Premises include (1) a use which would materially increase the operating costs for the Building, the burden on the Building services, or the foot traffic, elevator usage or security concerns in the Building over and above the level of foot traffic or elevator usage which would exist if the subject portion of the Premises were used for customary general office and administrative purposes, except on an incidental and temporary basis, or (2) use as a school or training facility, an entertainment, sports or recreation facility, retail sales to the public, a personnel or employment agency, an office or facility of any governmental or quasi-governmental agency or authority, a place of public assembly (including, without limitation, a meeting center, theater or public forum), any use by or affiliation with a foreign government (including, without limitation, an embassy or consulate or similar office), or a facility for the provision of social, welfare or clinical health services or sleeping accommodations (whether temporary, daytime or overnight), or (3) a use which may conflict with any exclusive uses granted to other tenants of the Real Property as of the date of this Lease, or with the terms of any easement, covenant, condition or restriction or other agreement affecting the Real property. Landlord may grant exclusive uses to other tenants of the Building after the date of this Lease, but no such exclusive use shall preclude, restrict or limit Tenant’s ability to utilize the Premises for the Permitted Use. As of the date of this Lease, the current exclusives in favor of other tenants at the Building are described on Exhibit G attached hereto.

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(13)

Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Real Property, nor bring or keep anything therein, which would in any way subject Landlord, Landlord’s agents or the holder of any Superior Interest (as defined in Paragraph 21) to any liability, increase the premium rate of or affect any fire, casualty, liability, rent or other insurance relating to the Real Property or any of the contents of the Building, or cause a cancellation of, or give rise to any defense by the insurer to any claim under, or conflict with, any policies for such insurance. Landlord represents and warrants that Tenant’s mere operation for general office use in the ordinary course will not increase the premium rate, cause the cancellation of, or conflict with, any policies of insurance related to the Real Property or any of the contents of the Building. If any act or omission of Tenant results in any such increase in premium rates, Tenant shall pay to Landlord within thirty (30) days of Landlord’s written demand the amount of such increase. Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Real Property which will in any way unreasonably obstruct or unreasonably interfere with the rights of other tenants or occupants of the Real Property or injure or annoy them, or use or suffer or permit the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, suffer or permit any nuisance in, on or about the Premises or the Real Property. Without limiting the foregoing, no loudspeakers or other similar device which can be heard outside the Premises shall, without the prior written approval of Landlord, be used in or about the Premises. Tenant shall not commit or suffer to be committed any waste in, to or about the Premises. Landlord may from time to time conduct fire and life safety training for tenants of the Building, including evacuation drills and similar procedures. Tenant agrees to participate in such activities as reasonably requested by Landlord.
Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant’s equipment and furnishings in, out or around the Premises) whose presence may give rise to a labor or other disturbance in the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.
b.Compliance with Law. Tenant shall not do or permit anything to be done in or about the Premises which will in any way conflict with any Legal Requirement (as defined in Paragraph 7.a.(16) above) now in force or which may hereafter be enacted. Provided Landlord delivers the Premises and the elevator lobby on Tenant’s floor to Tenant in compliance with all applicable Legal Requirements on the Delivery Date (as such Legal Requirements are interpreted and enforced given on the Delivery Date with the Premises being in the condition described on Exhibit D-1 attached hereto), Tenant, at its sole cost and expense, shall promptly comply with all such present and future Legal Requirements relating to the condition, use or occupancy of the Premises (including, without limitation, those regarding accessibility) (or applicable Legal Requirements to cease or reduce Tenant’s business operations in or Tenant’s use thereof), and shall perform all work to the Premises or other portions of the Real Property required to effect such compliance (or, at Landlord’s election, Landlord may perform such work at Tenant’s reasonable cost). Notwithstanding the foregoing, however, Tenant shall not be required to perform any structural changes to the Premises or other portions of the Real Property unless such changes are related to or affected or triggered by (i) Tenant’s Alterations (as defined in Paragraph 9 below), (ii) Tenant’s particular use of the Premises (as opposed to Tenant’s use of the Premises for general office purposes in a normal and customary manner), (iii) Tenant’s particular employees or employment practices, or (iv) the construction of the Tenant Improvements to the Premises, if any. Notwithstanding the foregoing, Tenant shall not be responsible to perform any structural changes to portions of the Real Property outside of the Premises to comply with Legal Requirements that are triggered by Tenant's use of the Premises or Tenant Improvements or Alterations to the extent such compliance is required due to the Premises or the Building having been non-compliant independent of Tenant's use of the Premises or Tenant's Alterations or Tenant Improvements. To the extent that the

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(14)

Premises is located on any full floor(s) of the Building, Tenant's compliance obligations hereunder include the non-structural portions of any elevator lobbies on such full floor(s). The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether or not Landlord is a party thereto, that Tenant has violated any Legal Requirement shall be conclusive of that fact as between Landlord and Tenant. Tenant shall immediately furnish Landlord with any notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises or the violation of any Legal Requirement. Upon Landlord’s written request, Tenant shall deliver to Landlord, in form reasonably acceptable to Landlord, information relating to Tenant’s electricity consumption at the Premises or any other non-confidential matter related to Tenant’s occupancy to the extent such requested information is required in order for Landlord to comply with reporting requirements imposed upon Landlord by any federal, state or local law regarding energy use or any other matter or required in connection with Landlord's energy efficiency efforts. Tenant agrees to comply with, and cooperate (at no material additional cost or material inconvenience to Tenant) with Landlord’s efforts to comply with all Legal Requirements concerning energy and water efficiency, green building certification, submetering, and/or carbon reduction, including, without limitation, occupant, water, energy, waste and transportation related laws and ordinances. Tenant shall also comply with any federal, state, or local laws applicable to the reduction of greenhouse gases or the use of sustainable materials, to the extent such laws are applicable to Tenant. Without limitation of the foregoing, Tenant shall be responsible for installing CO2 sensors in all rooms of the Premises that have a design occupant density greater than or equal to 25 people per 1,000 square feet (40 square feet per person), provided that (x) if the total square footage of all dense space is less than 5% of total occupied square footage, the foregoing requirement shall be inapplicable and (y) rooms smaller than 150 square feet are also exempt from such requirement.
c.During the Lease term, Landlord shall comply with all applicable Legal Requirements relating to the Common Areas and the Base Building (as defined below), provided that compliance with such Legal Requirements is not the responsibility of Tenant under this Lease, and provided further that Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably affect the safety of Tenant's employees or create a significant health hazard for Tenant's employees, or would otherwise adversely affect Tenant's use of or access to the Premises. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this subparagraph to the extent not prohibited by the terms of Paragraph 7.a. above, and subject to the terms of Paragraph 7.a. above. For purposes of the foregoing, “Base Building” means the structural portions of the Building (including, without limitation, the exterior walls, roof, foundation and core of the Building), the exterior of the Building and all Base Building systems, including, without limitation, elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, except those special systems installed and exclusively serving specific tenants (including Tenant) and the portion of any other Building system within any specific tenant space which exclusively serves such tenant or is otherwise the responsibility of such tenant pursuant to its lease.
d.Hazardous Materials. Tenant shall not cause or permit the storage, use, generation, release, handling or disposal (collectively, “Handling”) of any Hazardous Materials (as defined below), in, on, or about the Premises or the Real Property by Tenant or any agents, employees, contractors, licensees, subtenants, customers, guests or invitees of Tenant (collectively with Tenant, “Tenant Parties,” and each individually, a “Tenant Party”), except that Tenant shall be permitted to use normal quantities of office supplies or products (such as copier fluids or cleaning supplies) customarily used in the conduct of general business office activities (“Common Office Chemicals”), provided that

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(15)

the Handling of such Common Office Chemicals shall comply at all times with all Legal Requirements, including Hazardous Materials Laws (as defined below). Notwithstanding anything to the contrary contained herein, however, in no event shall Tenant permit any usage of Common Office Chemicals in a manner that may cause the Premises or the Real Property to be contaminated by any Hazardous Materials or in violation of any Hazardous Materials Laws. Tenant shall promptly advise Landlord in writing of (a) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any Hazardous Materials Laws relating to any Hazardous Materials affecting the Premises; and (b) all claims made or threatened by any third party against Tenant, Landlord, the Premises or the Real Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Materials on or about the Premises. Without Landlord’s prior written consent, Tenant shall not take any remedial action or enter into any agreements or settlements in response to the presence of any Hazardous Materials in, on, or about the Premises. Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord and all other Indemnitees (as defined in Paragraph 14.b. below), harmless from and against all Claims (as defined in Paragraph 14.b. below), arising out of or in connection with, or otherwise relating to (i) any Handling of Hazardous Materials by any Tenant Party or Tenant’s breach of its obligations hereunder, or (ii) any removal, cleanup, or restoration work and materials necessary to return the Real Property or any other property of whatever nature located on the Real Property to their condition existing prior to the Handling of Hazardous Materials in, on or about the Premises by any Tenant Party. Tenant’s obligations under this paragraph shall survive the expiration or other termination of this Lease. For purposes of this Lease, “Hazardous Materials” means any explosive, radioactive materials, hazardous wastes, or hazardous substances, including without limitation asbestos containing materials, PCB’s, CFC’s, or substances defined as “hazardous substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987; or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning any such materials or substances now or at any time hereafter in effect (collectively, “Hazardous Materials Laws”).
e.Landlord represents and warrants to Tenant that, to the best of Landlord’s knowledge (which, for purposes hereof, shall be limited to the actual knowledge of the Asset Manager and Property Manager of the Building, without inquiry), the Premises is presently in compliance with and, as of the Delivery Date, will be in compliance with, all applicable Hazardous Materials Laws. Landlord shall be responsible, at no cost to Tenant, for compliance with Hazardous Materials Laws arising out of or related to the environmental conditions existing at the Premises or the Real Property on or before the Delivery Date, or such earlier date on which Tenant is provided access to the Premises pursuant to Paragraph 3 above (collectively the “Pre-Existing Conditions”) and for remediation of any conditions that may render the Premises unsafe for human occupation arising out of or related to the Pre-Existing Conditions or shall cause the party responsible for the remediation of any such Pre-Existing Conditions to remediate the same; provided that if Tenant or any Tenant Party exacerbates a Pre-Existing Condition prior to the Delivery Date, then Tenant shall be responsible for the cost of remedying such Pre-Existing Condition to the extent of such exacerbation. In addition, solely to the extent caused by Landlord, Landlord shall indemnify and defend and hold harmless Tenant against any and all losses and expenses incurred by Tenant as a result of any Pre-Existing Conditions; provided that such indemnity shall not apply to the extent that Tenant or any Tenant Party exacerbates any Pre-Existing Conditions prior to the Delivery Date.

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(16)

f.Notwithstanding anything contained herein to the contrary, in the event any investigation, monitoring, clean-up, containment, removal, storage, or restoration work (“Remedial Work”) is performed as a result of either (i) Pre-Existing Conditions or (ii) Hazardous Materials not caused or permitted by Tenant or its agents, employees or contractors, and such Remedial Work materially interferes with Tenant’s construction of the Tenant Improvements, then Tenant’s Buildout Period shall be extended day for day for the period during which such Remedial Work is performed).
g.Applicability of Paragraph. The provisions of this Paragraph 8 are for the benefit of Tenant, Landlord, the holder of any Superior Interest (as defined in Paragraph 21 below), and the other Indemnitees only and are not nor shall they be construed to be for the benefit of any other tenant or occupant of the Building.
10.Alterations and Restoration.
a.Tenant shall not make or permit to be made any alterations, modifications, additions, decorations or improvements to the Premises, or any other work whatsoever that would directly or indirectly involve the penetration or removal (whether permanent or temporary) of, or require access through, in, under, or above any floor, wall or ceiling, or surface or covering thereof in the Premises (collectively, “Alterations”), except as expressly provided in this Paragraph 9. If Tenant desires any Alteration, Tenant must obtain Landlord’s prior written approval of such Alteration, which shall not be unreasonably withheld, conditioned or delayed.
Notwithstanding the foregoing or anything to the contrary contained elsewhere in this Paragraph 9, Tenant shall have the right, without Landlord’s consent, to make any Alteration that meets all of the following criteria (a “Cosmetic Alteration”): (i) Tenant provides Landlord with ten (10) days’ advance written notice of the commencement of such Alteration, (ii) such Alteration does not adversely affect the Building’s electrical, mechanical, life safety, plumbing, security, or HVAC systems or any other portion of the Base Building or any part of the Building other than the Premises, (iii) the work will not decrease the value of the Premises and uses only new materials comparable in quality to those being replaced and is performed in a workman-like manner and in accordance with all Legal Requirements, (iv) the work does not involve any Hazardous Materials, and (v) the cost of such Alteration, when aggregated with the cost of all other Cosmetic Alterations performed during the previous twelve (12) month period, does not exceed $150,000.00 in the aggregate as to all of the Premises. At the time Tenant notifies Landlord of any Cosmetic Alteration, Tenant shall give Landlord a copy of Tenant’s plans for the work. If the Cosmetic Alteration is of such a nature that formal plans will not be prepared for the work, Tenant shall provide Landlord with a reasonably specific description of the work.
All Alterations shall be made at Tenant’s sole cost and expense (including the expense of complying with all Legal Requirements related to Tenant’s Alterations (subject to Paragraph 8.b.), including those regarding asbestos, if applicable, and any other work required to be performed in other areas within or outside the Premises by reason of the Alterations). Tenant shall either (i) arrange for Landlord to perform the work on terms and conditions acceptable to Landlord and Tenant, each in its sole discretion or (ii) bid the project out to general contractors approved by Landlord in writing in advance (which approval shall not be unreasonably withheld, conditioned, or delayed). Tenant shall have the right to select and use all of Tenant’s own general contractors (subject to Landlord’s approval as provided above), subcontractors, architects, engineers, project managers, and consultants. Tenant shall provide Landlord with a copy of the information submitted to bidders at such time as the bidders receive their copy. Regardless of the contractors who perform the work pursuant to the above, Tenant shall pay

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(17)

Landlord on demand prior to or during the course of such construction an amount (the “Alteration Operations Fee”) equal to one percent (1%) of the total cost of the Alteration (and for purposes of calculating the Alteration Operations Fee, such cost shall include architectural and engineering fees, but shall not include permit fees) as compensation to Landlord for Landlord’s internal review of Tenant’s Plans and general oversight of the construction (which oversight shall be solely for the benefit of Landlord and shall in no event be a substitute for Tenant’s obligation to retain such project management or other services as shall be necessary to ensure that the work is performed properly and in accordance with the requirements of this Lease). Landlord shall provide freight elevator operation at no additional charge to Tenant. Tenant shall reimburse Landlord for Landlord’s reasonable out-of-pocket expenses for electrical energy consumed in connection with the work in excess of Normal Quantities, any additional security guard that is reasonably necessary to monitor Tenant's after-hours use of the freight elevator (as required in Paragraph 5.2 of Exhibit D), additional cleaning expenses, and the out-of-pocket fees and charges paid to third party architects, engineers and other consultants for review of the work and the plans and specifications with respect thereto. Upon the completion of an Alteration, Tenant shall notify Landlord in writing of the total cost of the Alteration.
All such work shall be performed diligently and in a first-class workmanlike manner and in accordance with plans and specifications approved by Landlord (to the extent Landlord’s approval is required hereunder), shall be performed by a general contractor approved by Landlord, and shall comply with all Legal Requirements and Landlord’s reasonable and non-discriminatory construction standards, procedures, conditions and requirements for the Building as in effect from time to time (including Landlord’s reasonable and nondiscriminatory requirements relating to insurance and contractor qualifications), provided, however, in no event shall Tenant be required to obtain LEED certification for any of Tenant’s Alterations. Any and all Alterations will be performed in accordance with Landlord's Sustainability Practices (as defined below), including, without limitation, any ENERGY STAR Tenant space criteria. To the extent applicable, and without limitation of the foregoing, Tenant shall cause a timely Notice of Completion to be recorded in the office of the Recorder of Alameda County in accordance with Section 8182 of the California Civil Code or any successor statute. Tenant shall deliver to Landlord, within ninety (90) days following the completion of the Alterations, a copy of as-built drawings of the Alterations, or, at Tenant’s option, field-marked construction drawings. In no event shall Tenant employ any person, entity or contractor to perform work in the Premises whose presence may give rise to a labor or other disturbance in the Building. Default by Tenant in the payment of any sums agreed to be paid by Tenant for or in connection with an Alteration (regardless of whether such agreement is pursuant to this Paragraph 9 or separate instrument) shall entitle Landlord to all the same remedies as for non-payment of rent hereunder. Any Alterations, including, without limitation, moveable partitions that are affixed to the Premises (but excluding moveable, free standing partitions) and all carpeting, shall at once become part of the Building and the property of Landlord. Tenant shall give Landlord not less than ten (10) days prior written notice of the date the construction of the Alteration is to commence. Landlord may post and record an appropriate notice of non-responsibility with respect to any Alteration and Tenant shall maintain any such notices posted by Landlord in or on the Premises. In no event shall Tenant nor Tenant’s contractor be required to pay a construction deposit of any kind or provide any completion bond, notwithstanding anything to the contrary in this Lease, the exhibits to this Lease, or any other document, including, without limitation, any tenant manual or any construction rules and regulations.
b.Tenant shall not be required to remove any of its initial Tenant Improvements at the end of the Lease Term. At Landlord's sole election any or all Alterations (excluding the initial Tenant Improvements) made for or by Tenant shall be removed by Tenant from the Premises at the expiration or sooner termination of this Lease. Upon Tenant's express written request making specific reference to this

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(18)

Paragraph 9.b., Landlord shall advise Tenant at the time of Landlord's approval of any Alteration requested by Tenant (or within ten (10) Business Days after receipt of Tenant's notice to Landlord with respect to those Alterations not requiring Landlord's approval, i.e. Cosmetic Alterations) whether Landlord will require the removal of the Alteration and restoration of the Premises to its previous condition, ordinary wear and tear excepted, at the expiration or sooner termination of this Lease. The removal of the Alterations and the restoration of the Premises shall be performed by a general contractor selected by Tenant and reasonably approved by Landlord, in which event Tenant shall pay the general contractor's fees and costs in connection with such work. Any separate work letter or other agreement which is hereafter entered into between Landlord and Tenant pertaining to Alterations shall be deemed to automatically incorporate the terms of this Lease without the necessity for further reference thereto.
c.Tenant may, at its own expense, install its own security system ("Tenant's Security System") in the Premises, subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that in the event Tenant's Security System ties into the Building security system, Tenant shall coordinate the installation and operation of Tenant's Security System with Landlord to assure that Tenant's Security System is compatible with the Building security system and the systems and equipment of the Building and to the extent that Tenant's Security System is not compatible with the Building security system or the systems and equipment of the Building, Tenant shall not be entitled to install or operate it. Tenant shall be solely responsible, at Tenant's sole cost and expense, for the monitoring, operation and removal of Tenant's Security System. Tenant shall provide Landlord with any information reasonably required regarding Tenant's Security System in the event access to the Premises is necessary in an emergency. If required pursuant to Paragraph 9.b. above, upon the expiration or earlier termination of the Lease term, Tenant shall remove Tenant's Security System and repair all damage to the Building resulting from such removal, at Tenant's sole cost and expense.
d.Subject to Landlord's prior consent of the plans therefor, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right to install a supplemental HVAC system (a "Supplemental HVAC System") serving all or any portion of the Premises, provided that the cooling capacity of any Supplemental HVAC System shall not exceed the standards for the Building, as reasonably determined by Landlord. Any Supplemental HVAC system shall be installed pursuant to the terms of Paragraph 9 and shall be deemed an Alteration for purposes of this Lease (or, at Tenant's election, shall be installed in accordance with the terms of the Work Letter as a Tenant Improvement); provided, however, it shall be deemed reasonable for Landlord to withhold its approval to the extent any such installation would materially interfere with the occupancy of other tenants in the Building, or would materially interfere with, or materially increase the cost of, Landlord's maintenance or operation of the Building, unless Tenant agrees to pay for such increased costs and such installation would not result in Landlord being in breach or default under any other tenant's lease. Any Supplemental HVAC System installed by Tenant may utilize the Building's condenser water (provided that such supplemental HVAC system shall not exceed a capacity of twenty-one (21) tons), at Landlord's actual cost without markup. If Tenant connects into the Building's condenser water system pursuant to the terms of the foregoing sentence, then Landlord shall install a submetering device at Tenant's sole cost and expense, which shall measure the flow of condenser water to the Premises, and Tenant shall pay Landlord for Tenant's use of condenser water at Landlord's actual cost without markup. Tenant shall bear all costs of the equipment and installation. In connection with the foregoing, Landlord shall, at Tenant's sole cost and expense, separately meter the electricity utilized by any Supplemental HVAC System, and Tenant shall reimburse Landlord for the cost, at Landlord's actual cost without markup, of all electricity utilized by any Supplemental HVAC System in excess of Normal Quantities. Any reimbursements owing by

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(19)

Tenant to Landlord pursuant to this Paragraph 9.d. shall be payable by Tenant within thirty (30) days after Tenant's receipt of an invoice therefor.
11.Repair.
a.Tenant, at Tenant’s sole cost and expense, shall keep the Premises and every interior, non-structural part thereof (including the interior walls and ceilings of the Premises, those portions of the Building systems located within and exclusively serving the Premises, and Tenant Improvements and Alterations, and including, without limitation, dishwashers, garbage disposals, and insta-hot dispensers) in good condition and repair; provided that Tenant shall not be responsible for repairs to the extent such repairs are (i) necessitated by the negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors, or (ii) Landlord’s obligations pursuant to Paragraph 10.b. below. Except as expressly provided in Paragraph 10.c. below, Tenant waives all rights to make repairs at the expense of Landlord as provided by any Legal Requirement now or hereafter in effect. It is specifically understood and agreed that, except as specifically set forth in this Lease, Landlord has no obligation and has made no promises to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant. Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and of any similar Legal Requirement now or hereafter in effect. In completing repair and maintenance of the Premises, Tenant shall comply with Landlord’s Sustainability Practices (as defined below), including any third-party rating system concerning the environmental compliance of the Building or the Premises, as the same may change from time to time.
b.Repairs to the Premises due to fire, earthquake, acts of God or the elements shall be governed by Paragraph 26 below, and repairs to the Premises due to a governmental taking shall be governed by Paragraph 27 below. Landlord shall (1) repair the Premises if they are damaged due to item (i) described in Paragraph 10.a. above (subject to Paragraph 16 below), and (2) repair and maintain in good condition consistent with other Comparable Buildings and repair the structural portions of the Building, including, without limitation, the foundation, floor/ceiling slabs, roof, curtain walls, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking garage, stairwells, escalators, elevator cabs, and all plazas, artwork, sculptures, common washrooms, mechanical, electrical and telephone closets, an all Common Areas and public areas, and all Building systems, including plumbing, heating, electrical, life safety and other systems installed or furnished by Landlord (other than the portions of those systems that are Tenant’s responsibility to maintain and repair pursuant to Paragraph 10.a. above), provided that, if repairs under this item (2) are necessitated by the negligence or deliberate misconduct of Tenant or Tenant’s agents, employees or contractors, then Tenant shall reimburse Landlord for the cost of such repair to the extent Landlord is not reimbursed therefor by insurance. Landlord shall in no event be obligated to repair any wear and tear to the Premises.
c.If Landlord fails to perform any of its repair and maintenance obligations within the Premises under this Lease and such failure materially adversely affects the use of or operation of business from the Premises or any part thereof, and if Landlord fails to cure or to commence the cure of such failure within a reasonable period of time after written notice (or oral notice in the event of an emergency), given the circumstances, after the receipt of such notice, but in any event not later than twenty (20) days after written notice from Tenant and thereafter diligently pursue such cure to completion, and such failure continues for five (5) days after Tenant's delivery of an additional written notice to Landlord specifying that Tenant intends to take such actions (provided, however, that neither of such notices shall be required in an event which poses an imminent threat of bodily injury) then Tenant

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(20)

may proceed to take the actions required to cure such failure. If, however, Landlord delivers to Tenant, prior to the expiration of said five (5) day period, a written objection to the necessity or scope of Tenant's intended actions, setting forth in good faith and with reasonable particularity Landlord's reasons for its claim that such actions do not need to be taken by Landlord pursuant to this Lease, then Tenant shall not then be entitled to proceed hereunder until such matter is resolved by agreement, mediation, or a court of competent jurisdiction. Notwithstanding the foregoing, if any such repairs and/or maintenance are not wholly within the Premises or not in the elevator lobby on the floor on which the Premises is located (so long as Tenant leases the entirety of such floor), or will adversely affect in any way the Building's electrical, mechanical, life safety, plumbing, security, or HVAC systems or any structural components, any of the Common Areas, the exterior appearance of the Building, or any other tenant's leased space, Tenant shall not be permitted to perform the relevant repairs and/or maintenance. If such repairs and/or maintenance were required under the terms of this Lease to be performed by Landlord and are not performed by Landlord prior to the expiration of such five (5) day period provided above, then Tenant shall be entitled to reimbursement by Landlord of Tenant's actual, reasonable, and documented costs and expenses (plus ten percent (10%) of such costs and expenses) in performing such maintenance and/or repairs, within thirty (30) days after written demand by Tenant, together with reasonable supporting documentation. In the event that Landlord does not pay within thirty (30) days as provided herein, and such failure continues for an additional thirty (30) days after a second notice from Tenant (which notice must include in bold and capital letters the nature of the issue and proposed offset), then Tenant may deduct the same from Monthly Rent next coming due until such amount is fully recouped. Notwithstanding the foregoing, Tenant shall not be entitled to offset against Monthly Rent pursuant to this Paragraph 10.c., any amount that is the subject of a good faith dispute between Landlord and Tenant so long as Landlord has provided Tenant with written notice regarding such dispute prior to the expiration of the second thirty (30) day period described above in this Paragraph 10.c. If Tenant undertakes such repairs and/or maintenance pursuant to this paragraph, (i) Tenant shall only utilize the services of qualified, reputable and licensed contractors who normally and regularly perform similar work in Comparable Buildings (as defined below), and (ii) such undertaking shall not be deemed to have waived any rights or remedies Tenant may have against Landlord with respect to its to failure to perform any of its repair and maintenance obligations hereunder, set forth in this Lease, at law or in equity.
12.Abandonment. Tenant shall not abandon the Premises or any part thereof at any time during the term hereof and cease paying Rent. Upon the expiration or earlier termination of this Lease, or if Tenant abandons or surrenders all or any part of the Premises and ceases paying Rent thereon or is dispossessed of the Premises by process of law, or otherwise, any movable furniture, equipment, trade fixtures, or other personal property belonging to Tenant and left on the Premises shall at the option of Landlord be deemed to be abandoned and, whether or not the property is deemed abandoned, Landlord shall have the right to remove such property from the Premises and charge Tenant for the removal and any restoration of the Premises as provided in Paragraph 9. Landlord may charge Tenant for the storage of Tenant’s property left on the Premises at such rates as Landlord may from time to time reasonably determine, or, Landlord may, at its option, store Tenant’s property in a public warehouse at Tenant’s reasonable expense. Notwithstanding the foregoing, neither the provisions of this Paragraph 11 nor any other provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant’s property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof and specifically waives the provisions of California Civil Code Section 1542 with respect to such release. Landlord’s action or inaction with regard to the provisions of this Paragraph 11 shall not be construed as a waiver of Landlord’s right to require Tenant to remove its property, restore any damage to the Premises and the Building caused by such removal, and make any restoration required pursuant to

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(21)

Paragraph 9 above. Nothing in the foregoing or elsewhere in this Lease shall be construed to require Tenant to occupy the Premises.
13.Liens. Tenant shall not permit any mechanic’s, materialman’s or other liens arising out of work performed at the Premises by or on behalf of Tenant to be filed against the fee of the Real Property nor against Tenant’s interest in the Premises. Landlord shall have the right to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, and such liens are not bonded over or discharged within fifteen (15) days after written notice to Tenant, then Landlord may, without waiving its rights based on such breach by Tenant and without releasing Tenant from any obligations hereunder, pay and satisfy the same and in such event the sums so reasonably paid by Landlord shall be due and payable by Tenant within thirty (30) days of Landlord’s written demand, with interest from the date paid by Landlord through the date Tenant pays Landlord, at the Interest Rate. Tenant agrees to indemnify, defend and hold Landlord and the other Indemnitees (as defined in Paragraph 14.b. below) harmless from and against any Claims (as defined in Paragraph 14.b. below) for mechanics’, materialmen’s or other liens in connection with any Alterations, repairs or any work performed, materials furnished or obligations incurred by or for Tenant.
14.Assignment and Subletting.
a.Landlord’s Consent. Landlord’s and Tenant’s agreement with regard to Tenant’s right to transfer all or part of its interest in the Premises is as expressly set forth in this Paragraph 13. Tenant agrees that, except upon Landlord’s prior written consent, which consent shall not (subject to Landlord’s rights under Paragraph 13.d. below) be unreasonably withheld, conditioned or delayed, or as otherwise provided in Paragraph 13.h. below, neither this Lease nor all or any part of the leasehold interest created hereby shall, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant or Tenant’s legal representatives or successors in interest (collectively, an “assignment”) and neither the Premises nor any part thereof shall be sublet or be used or occupied for any purpose by anyone other than Tenant (collectively, a “sublease”). Except for a transfer to an Affiliate pursuant to Paragraph 13.h. below, any assignment or subletting without Landlord’s prior written consent shall, at Landlord’s option, be void and shall constitute an Event of Default entitling Landlord to terminate this Lease and to exercise all other remedies available to Landlord under this Lease and at law.
The parties hereto agree and acknowledge that, among other circumstances for which Landlord may reasonably withhold its consent to an assignment or sublease, it shall be reasonable for Landlord to withhold its consent where: (i) the assignment or subletting would materially increase the operating costs for the Building or the burden on the Building services, elevator usage or security concerns in the Building, or create an increased probability of the comfort and/or safety of Landlord and other tenants in the Building being compromised or reduced, (ii) the space will be used for a school or training facility, an entertainment, sports or recreation facility, retail sales to the public (unless Tenant’s permitted use is retail sales), a personnel or employment agency, an office or facility of any governmental or quasi-governmental agency or authority, a place of public assembly (including without limitation a meeting center, theater or public forum), any use by or affiliation with a foreign government (including without limitation an embassy or consulate or similar office), or a facility for the provision of social, welfare or clinical health services or sleeping accommodations (whether temporary, daytime or overnight) or for a co-working operation; (iii) the proposed assignee or subtenant (or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed assignee or subtenant) is a current tenant of the Building or has negotiated with Landlord within the preceding one hundred

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(22)

eighty (180) days (or is currently negotiating with Landlord) to lease space in the Real Property; however, Landlord must have reasonably equivalent space available for lease in the Building within reasonable proximity to the projected commencement date of the proposed sublease or assignment in order to withhold consent under clause (iii) of this subparagraph; (iv) Landlord reasonably disapproves of the proposed assignee’s or subtenant’s reputation or creditworthiness; (v) Landlord reasonably determines that the character of the business that would be conducted by the proposed assignee or subtenant at the Premises, or the manner of conducting such business, would be inconsistent with the character of the Building as a first-class office building; (vi) the proposed assignee or subtenant is an entity or related to an entity with whom Landlord or any affiliate of Landlord has had adverse dealings; (vii) the assignment or subletting may conflict with any exclusive uses granted to other tenants of the Real Property, or with the terms of any easement, covenant, condition or restriction, or other agreement affecting the Real Property; (viii) the assignment or subletting would involve a change in use from that expressly permitted under this Lease; (ix) Landlord determines that the proposed assignee may be unable to perform all of Tenant’s obligations under this Lease or the proposed subtenant may be unable to perform all of its obligations under the proposed sublease or (x) as of the date Tenant requests Landlord’s consent or as of the date Landlord responds thereto, a breach or default by Tenant under this Lease shall have occurred and be continuing beyond applicable notice and cure periods. Landlord’s foregoing rights and options shall continue throughout the entire term of this Lease.
Except as provided in Paragraph 13.h. below, for purposes of this Paragraph 13, the following events shall be deemed an assignment or sublease, as appropriate: (i) the issuance of equity interests (whether stock, partnership interests or otherwise) in Tenant or any subtenant or assignee, or any entity controlling any of them, to any person or group of related persons, in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall have Control (as defined below) of Tenant or any subtenant or assignee; (ii) a transfer of Control of Tenant or any subtenant or assignee, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions (including, without limitation, by consolidation, merger, acquisition or reorganization), except that the transfer of outstanding capital stock or other listed equity interests by persons or parties other than “insiders” within the meaning of the Securities Exchange Act of 1934, as amended, through the “over-the-counter” market or any recognized national or international securities exchange, shall not be included in determining whether Control has been transferred; (iii) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period; (iv) a change or conversion in the form of entity of Tenant, any subtenant or assignee, or any entity controlling any of them, which has the effect of limiting the liability of any of the partners, members or other owners of such entity; or (v) the agreement by a third party to assume, take over, or reimburse Tenant for, any or all of Tenant’s obligations under this Lease, in order to induce Tenant to lease space with such third party. “Control” shall mean direct or indirect ownership of fifty percent (50%) or more of all of the voting stock of a corporation or fifty percent (50%) or more of the legal or equitable interest in any other business entity, or the power to direct the operations of any entity (by equity ownership, contract or otherwise).
If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof is sublet, Landlord may, upon an Event of Default by Tenant hereunder, collect rent from the subtenant. In either event, Landlord may apply the amount collected from the assignee or subtenant to Tenant’s monetary obligations hereunder.
The consent by Landlord to an assignment or subletting hereunder shall not relieve Tenant or any assignee or subtenant from the requirement of obtaining Landlord’s express prior written

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(23)

consent to any other or further assignment or subletting. In no event shall any subtenant be permitted to assign its sublease or to further sublet all or any portion of its subleased premises without Landlord’s prior written consent, which consent may be withheld by Landlord it its reasonable discretion. Neither an assignment or subletting nor the collection of rent by Landlord from any person other than Tenant, nor the application of any such rent as provided in this Paragraph 13.a. shall be deemed a waiver of any of the provisions of this Paragraph 13.a. or release Tenant from its obligation to comply with the provisions of this Lease and Tenant shall remain fully and primarily liable for all of Tenant’s obligations under this Lease. If Landlord approves of an assignment or subletting hereunder and this Lease contains any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building, such rights and/or options shall not run to the subtenant or assignee other than an Affiliate, it being agreed by the parties hereto that any such rights and options are personal to the Tenant originally named herein and or any Affiliate transferee and may not otherwise be transferred.
b.Processing Expenses. Tenant shall pay to Landlord, as Landlord’s cost of processing each proposed assignment or subletting, an amount equal to the sum of (i) Landlord’s reasonable attorneys’ and other professional fees (not to exceed an aggregate of $4,000.00 in connection with any one sublease or assignment request), plus (ii) the sum of One Thousand Dollars ($1,000.00) for the cost of Landlord’s administrative, accounting and clerical time (collectively, “Processing Costs”). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord’s consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord’s estimate of the Processing Costs.
c.Consideration to Landlord. In the event of any assignment or sublease, except for a transfer to an Affiliate, Landlord shall be entitled to receive, as additional rent hereunder, fifty percent (50%) of any consideration (including, without limitation, payment for leasehold improvements or personal property of Tenant in excess of the fair market value thereof) paid by the assignee or subtenant for the assignment or sublease and, in the case of a sublease, fifty percent (50%) of the excess of the amount of rent paid for the sublet space by the subtenant over the amount of Monthly Rent under Paragraph 5 above and Additional Rent under Paragraph 7 above attributable to the sublet space for the corresponding month, except that Tenant may recapture, on a straight line amortized basis over the term of the sublease or assignment, any brokerage commissions paid by Tenant in connection with the subletting or assignment (not to exceed commissions typically paid in the market at the time of such subletting or assignment), free rent periods with respect to such sublease or assignment, reasonable legal fees, and any improvement allowance paid by Tenant to the subtenant or assignee, the cost of any improvements made by Tenant for such subtenant or assignee (collectively the “Assignment or Subletting Costs”), provided that, as a condition to Tenant recapturing the Assignment or Subletting Costs, Tenant shall provide to Landlord, within ninety (90) days of Landlord's execution of Landlord's consent to the assignment or subletting, a detailed accounting of the Assignment or Subletting Costs and supporting documents, such as receipts and construction invoices. To effect the foregoing, Tenant shall deduct from the monthly amounts received by Tenant from the subtenant or assignee as rent or consideration, the Monthly Rent and Additional Rent payable by Tenant to Landlord for the subject space, and fifty percent (50%) of the then remaining sum shall be paid promptly to Landlord. Upon Landlord’s request, Tenant shall assign to Landlord all amounts to be paid to Tenant by any such subtenant or assignee and that belong to Landlord and shall direct such subtenant or assignee to pay the same directly to Landlord. If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to this Paragraph 13.c., shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(24)

other consideration pertaining to or due under any other sublease. Upon Landlord’s request, Tenant shall provide Landlord with a detailed written statement of all sums payable by the assignee or subtenant to Tenant so that Landlord can determine the total sums, if any, due from Tenant to Landlord under this Paragraph 13.c.
d.Procedures. Except for a transfer to an Affiliate, if Tenant desires to assign this Lease or any interest therein or sublet all or part of the Premises, Tenant shall give Landlord written notice thereof and the terms proposed (the “Sublease Notice”), which Sublease Notice shall be accompanied by Tenant’s proposed assignment or sublease agreement (in which the proposed assignee or subtenant shall be named, shall be executed by Tenant and the proposed assignee or subtenant, and which agreement shall otherwise meet the requirements of Paragraph 13.e. below), together with a current financial statement of such proposed assignee or subtenant and any other information reasonably requested by Landlord. Landlord shall have the prior right and option (to be exercised by written notice to Tenant given within thirty (30) days after receipt of Tenant’s notice) (i) to terminate this Lease in its entirety (in the case of any proposed assignment) or as it pertains to the portion of the Premises so proposed by Tenant to be sublet (in the case of any proposed sublet); provided, however, that if the portion of the Premises proposed by Tenant to be sublet consists of space on more than one floor of the Building, Landlord may exercise (or not exercise) its termination option under this clause (i) separately as to the proposed sublet space on each such floor; and provided further, Tenant may nullify Landlord’s termination election by withdrawing Tenant’s Sublease Notice in writing within ten (10) business days after receipt of Landlord’s termination notice; or (ii) to approve or reasonably disapprove the proposed assignment or sublease; provided that the foregoing shall not apply with respect to a sublease or assignment to an Affiliate (as defined below). If Landlord fails to exercise any such option to sublet or to terminate, this shall not be construed as or constitute a waiver of any of the provisions of Paragraphs 13.a., b., c. or d. herein. If Landlord exercises any option to terminate, any costs of demising the portion of the Premises affected by such termination shall be borne by Tenant. In addition, Landlord shall have no liability for any real estate brokerage commission(s) or with respect to any of the costs and expenses that Tenant may have incurred in connection with its proposed assignment or subletting, and Tenant agrees to indemnify, defend and hold Landlord and all other Indemnitees harmless from and against any and all Claims (as defined in Paragraph 14.b. below), including, without limitation, claims for commissions, arising from such proposed assignment or subletting. Landlord’s foregoing rights and options shall continue throughout the entire term of this Lease.
e.Documentation. Except as provided in Paragraph 13.h., no permitted assignment or subletting by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of the assignment or sublease which expressly provides that (i) the assignee or subtenant may not further assign this Lease or the sublease, as applicable, or sublet the Premises or any portion thereof, without Landlord’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), (ii) the assignee or subtenant will comply with all of the provisions of this Lease, and Landlord may enforce the Lease provisions directly against such assignee or subtenant, (iii) in the case of an assignment, the assignee assumes all of Tenant’s obligations under this Lease arising on or after the date of the assignment, and (iv) in the case of a sublease, the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space in the amount set forth in the sublease, and for the performance of all of the terms and provisions of this Lease applicable to the sublet space. In addition to the foregoing, no assignment or sublease by Tenant (other than an assignment or sublease pursuant to Paragraph 13.h) shall be effective until there has been delivered to Landlord a fully executed counterpart of Landlord’s consent to assignment or consent to sublease form. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(25)

subtenant or assignee from its liability as set forth above. Notwithstanding the foregoing, however, no subtenant or assignee shall be permitted to occupy the Premises or any portion thereof unless and until such subtenant or assignee provides Landlord with certificates evidencing that such subtenant or assignee is carrying all insurance coverage required of such subtenant or assignee under this Lease.
f.No Merger. Without limiting any of the provisions of this Paragraph 13, if Tenant has entered into any subleases of any portion of the Premises, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies. If Landlord does elect that such surrender or cancellation operate as an assignment of such subleases or subtenancies, Landlord shall in no way be liable for any previous act or omission by Tenant under the subleases or for the return of any deposit(s) under the subleases that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification(s) executed without Landlord’s consent or for any advance rental payment by the subtenant in excess of one month’s rent.
g.Special Transfer Prohibitions. Notwithstanding anything set forth above to the contrary, Tenant may not sublet the Premises or assign this Lease (a) to any person or entity in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code (as defined in Paragraph 5.e. above); or (b) in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Sections 512(b)(3) or 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code.
h.Affiliates. Notwithstanding anything to the contrary in Paragraphs 13.a. and 13.d., but subject to Paragraphs 13.b., 13.c., 13.e., 13.f. and 13.g., Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent, to (X) any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant or Tenant’s parent (control being defined for such purposes as ownership of at least 50% of the equity interests in, or the power to direct the management of, the relevant entity), or (Y) to any partnership, corporation or other entity resulting from a merger, reorganization, or consolidation with Tenant or Tenant’s parent, or (Z) to any person or entity which acquires all or substantially all the assets of Tenant as a going concern (including by means of a purchase of all or substantially all of Tenant’s stock) (collectively, an “Affiliate”), provided that (i) Landlord receives at least ten (10) days’ prior written notice of the assignment or subletting, together with evidence that the requirements of this Paragraph 13.h. have been met (unless such prior notices is prohibited by Legal Requirements or a nondisclosure agreement, in which event Tenant shall provide notice within ten (10) business days after such assignment or subletting), (ii) the Affiliate’s net worth is not less than Tenant’s net worth as of the date of this Lease, (iii) the Permitted Use will not change, (iv) except in the case of an assignment where the assignor is dissolved as a matter of law following the series of transactions of which the assignment is a part (e.g. a merger) and where such assignor makes sufficient reserves for contingent liabilities (including its obligations under this Lease) as required by applicable law, the Affiliate remains an Affiliate for the duration of the subletting or the balance of the term in the event of an assignment, (v) the Affiliate assumes (in the event of an assignment) in writing all of Tenant’s obligations under this Lease, and agrees (in the event of a sublease) that such subtenant will, at Landlord’s election, attorn directly to Landlord in the event that this Lease is terminated for any reason, (vi) Landlord receives a fully executed copy of an assignment or sublease agreement between Tenant and the Affiliate, (vii) in the case of an assignment by

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(26)

means of a purchase of all or substantially all of Tenant’s stock, the essential purpose of such assignment is to transfer an active, ongoing business with substantial assets in addition to this Lease, and in the case of an assignment (by any means), or a sublease, the transaction is for legitimate business purposes unrelated to this Lease and the transaction is not a subterfuge by Tenant to avoid it obligations under this Lease or the restrictions on assignment and subletting contained herein, and (viii) in the case of a sublease,  the Affiliate executes and Tenant delivers to Landlord a fully executed counterpart of Landlord’s waiver and acknowledgement form for an Affiliate sublease. An assignee of Tenant’s interest under this Lease pursuant to this Paragraph 13.h. is referred to as an “Affiliate Assignee”.
i.Notwithstanding anything to the contrary in the Lease, the issuance of shares of stock of Tenant on a recognized public exchange or the public offering of Tenant’s stock, or Tenant’s parent company, no matter what the percentage, shall not constitute a sale, assignment, transfer or encumbrance of this Lease or any interest in it or the Premises nor a subletting of the Premises or any part of the Premises, and Tenant shall not be required to obtain Landlord’s consent in any such event.
15.Indemnification of Landlord.
a.Landlord and the holders of any Superior Interests (as defined in Paragraph 21 below) shall not be liable to Tenant and Tenant hereby waives all claims against such parties for any loss, injury or other damage to property in or about the Premises or the Real Property from any cause whatsoever, including without limitation, water leakage of any character from the roof, walls, basement, fire sprinklers, appliances, air conditioning, plumbing or other portion of the Premises or the Real Property, or gas, fire, explosion, falling plaster, steam, electricity, or any malfunction within the Premises or the Real Property, or acts of other tenants of the Building; provided, however, that, subject to Paragraph 16 below and to the provisions of Paragraph 28 below regarding exculpation of Landlord from Special Claims, the foregoing waiver shall be inapplicable to any loss, injury or damage resulting directly from Landlord’s gross negligence or willful misconduct.
b.Tenant shall hold Landlord and the holders of any Superior Interest, and the constituent shareholders, partners or other owners thereof, and all of their agents, contractors, servants, officers, directors, employees and licensees (collectively with Landlord, the “Landlord Indemnitees”) harmless from and indemnify the Landlord Indemnitees against any and all claims, liabilities, damages, costs and expenses, including reasonable attorneys’ fees and costs incurred in defending against the same (collectively, “Claims”), to the extent arising from (a) the negligent acts or omissions or willful misconduct of Tenant or any other Tenant Parties (as defined in Paragraph 8.c. above) in, on or about the Real Property, or (b) any construction or other work undertaken by or on behalf of Tenant in, on or about the Premises, whether prior to or during the term of this Lease, or (c) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in, on or about the Premises; except to the extent such Claims are caused directly by the negligence or willful misconduct of Landlord, its agents, employees, contractors or authorized representatives. In case any action or proceeding be brought against any of the Indemnitees by reason of any such Claim, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant’s sole expense such action or proceeding by counsel reasonably satisfactory to Landlord (provided, however, counsel appointed by Tenant’s insurer shall be deemed reasonably satisfactory to Landlord).
c.Landlord shall hold Tenant harmless from and indemnify Tenant against any Claim incurred in connection with or arising from any injury, illness, or death to any person or damage to any property to the extent such injury, illness, death or damage is caused by the negligence or willful

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(27)

misconduct of Landlord or its agents, contractors or employees. In case any action or proceeding be brought against Tenant by reason of any such Claim, Landlord, upon notice from Tenant, covenants to resist and defend at Landlord’s sole expense such action or proceeding by counsel reasonably satisfactory to Tenant (provided, however, counsel appointed by Landlord's insurer shall be deemed reasonably satisfactory to Tenant). Notwithstanding anything to the contrary set forth in this Paragraph 14.c. or elsewhere in this Lease, in no event shall Landlord be liable for any consequential or remote damages, or, except as expressly provided in Paragraph 28, for loss of or damage to artwork, currency, jewelry, bullion, securities or other property in the Premises, not in the nature of ordinary fixtures, furnishings, equipment and other property used in general business office activities and functions. Landlord’s indemnification obligations under this Paragraph  are subject to the provisions of Paragraph 16 below.
d.The provisions of Paragraph 14.b. and 14.c. shall survive the expiration or earlier termination of this Lease with respect to any injury, illness, death or damage occurring prior to such expiration or termination.
16.Insurance.
a.Tenant’s Insurance; Coverage Amounts. Tenant shall, at Tenant’s expense, maintain during the term of this Lease (and, if Tenant occupies or conducts activities in or about the Premises prior to or after the term hereof, then also during such pre-term or post-term period): (i) commercial general liability insurance including contractual liability coverage, with minimum coverages of Five Million Dollars ($5,000,000.00) per occurrence combined single limit for bodily injury and property damage, Five Million Dollars ($5,000,000.00) for products-completed operations coverage, Five Hundred Thousand Dollars ($500,000.00) damage to rented premises (each occurrence), Five Million Dollars ($5,000,000.00) for personal and advertising injury, with a Six Million Dollars ($6,000,000.00) general aggregate limit, for injuries to, or illness or death of, persons and damage to property occurring in or about the Premises or otherwise resulting from Tenant’s operations in the Building, provided that the foregoing coverage amounts may be provided through any combination of primary and umbrella/excess coverage policies; (ii) property insurance protecting Tenant against loss or damage by fire and such other risks as are insurable under then-available standard forms of “special form” (previously known as “all risk”) insurance policies (excluding earthquake and flood but including water damage and earthquake sprinkler leakage), covering Tenant’s personal property and trade fixtures in or about the Premises or the Real Property, and any above Building standard Alterations installed in the Premises by or at the request of Tenant (including those installed by Landlord at Tenant’s request, whether prior or subsequent to the commencement of the Lease term), for the full replacement value thereof without deduction for depreciation; (iii) workers’ compensation insurance in statutory limits, with employer’s liability in the amount, if any, required by law but in no event less than $500,000 per occurrence; (iv) at least four months’ coverage for loss of business income and continuing expenses, providing protection against any peril included within the classification “special form” insurance, excluding earthquake and flood but including water damage and earthquake sprinkler leakage; and (v) if Tenant operates owned, leased or non-owned vehicles on the Real Property, comprehensive automobile liability insurance with a minimum coverage of Two Million Dollars ($2,000,000.00) per occurrence, combined single limit; provided that the foregoing coverage amount may be provided through any combination of primary and umbrella/excess coverage policies. In no event shall any insurance maintained by Tenant hereunder or required to be maintained by Tenant hereunder be deemed to limit or satisfy Tenant’s indemnification or other obligations or liability under this Lease. Landlord reserves the right, not more frequently than once every five (5) years, to increase the foregoing amount of liability coverage as Landlord reasonably determines is required to adequately protect Landlord and the other

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(28)

parties designated by Landlord from the matters insured thereby, but in no event shall such increased amount of insurance be in excess of that requirement by landlords of Comparable Buildings or in excess of the amount of liability coverage then required by Landlord for new tenants occupying similar space in the Building (provided, however, that Landlord makes no representation that the limits of liability required hereunder from time to time shall be adequate to protect Tenant), and to require that Tenant cause any of its contractors, vendors, movers or other parties conducting activities in or about or occupying the Premises to obtain and maintain insurance as reasonably determined by Landlord and as to which Landlord and such other parties designated by Landlord shall be additional insureds.
b.Policy Form. Each insurance policy required pursuant to Paragraph 15.a. above shall be issued by an insurance company authorized to do business in the State of California and be rated by AM Best not lower than A- VIII. Tenant shall provide Landlord with not less than thirty (30) days’ prior written notice if an insurance policy obtained by Tenant hereunder is materially changed, cancelled or will be allowed to lapse, and not less than ten (10) days’ prior written notice for such event if due to non-payment of premium. If any of the above policies are subject to deductibles then such deductibles shall be commercially reasonable. The liability policies and any umbrella/excess coverage policies carried pursuant to clauses (i) and (v) of Paragraph 15.a. above shall (i) name Landlord and all the other Indemnitees and any other parties designated by Landlord as additional insureds and (ii) provide that the policy and the coverage provided shall be primary and noncontributory with respect to polices carried by Landlord and provide a severability of interests clause. The property insurance policy carried under item (ii) of Paragraph 15.a. above shall include all waiver of subrogation rights endorsements necessary to affect the provisions of Paragraph 16 below. A certificate evidencing each insurance policy required of Tenant pursuant to this Paragraph 15 shall be delivered to Landlord by Tenant on or before the effective date of such policy and thereafter Tenant shall deliver to Landlord renewal certificates at least five (5) days prior to the expiration dates of expiring policies. If Tenant fails to procure such insurance or to deliver such certificates and such failure continues for ten (10) Business Days after written notice from Landlord, then Landlord may, at its option, procure the same for Tenant’s account, and Landlord’s reasonable out-of-pocket cost thereof shall be paid to Landlord by Tenant within thirty (30) days of Landlord’s written demand.
c.No Implication. Nothing in this Paragraph 15 shall be construed as creating or implying the existence of (i) any ownership by Tenant of any fixtures, additions, Alterations, or improvements in or to the Premises or (ii) any right on Tenant’s part to make any addition, Alteration or improvement in or to the Premises.
d.Landlord’s Insurance. Landlord shall procure and maintain in effect throughout the Lease term, commercial general liability insurance, property insurance and/or such other types of insurance as are normally carried by reasonably prudent owners of Comparable Buildings. Such coverages shall be in such amounts, from such companies and on such other terms and conditions as Landlord may from time to time reasonably determine, provided at a minimum Landlord shall procure and maintain the following insurance: (i) special causes of loss (also known as “all risk”) property insurance, with such coverage and in such amounts that are consistent with the amounts of property insurance customarily carried by owners of Comparable Buildings, but in no event less than one hundred percent (100%) of the insurable replacement cost covering the Building; and (ii) commercial general liability insurance for the Building, with such coverage and in such amounts that are consistent with the amounts of liability customarily carried owners of Comparable Buildings, but in no event less than a per occurrence limit of $5,000,000 and aggregate limit of $6,000,000 (such insurance shall be primary with respect to Common Areas).

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(29)

17.Mutual Waiver of Subrogation Rights. Each party hereto hereby releases the other respective party and, in the case of Tenant as the releasing party, the other Indemnitees, and the respective partners, shareholders, agents, employees, officers, directors and authorized representatives of such released party, from any claims such releasing party may have for damage to the Building, the Premises or any of such releasing party’s fixtures, personal property, improvements and alterations in or about the Premises, the Building or the Real Property that is caused by or results from risks insured against under any “special form” insurance policies actually carried by such releasing party or deemed to be carried by such releasing party; provided, however, that such waiver shall be limited to the extent of the net insurance proceeds payable by the relevant insurance company with respect to such loss or damage (or in the case of deemed coverage, the net proceeds that would have been payable). For purposes of this Paragraph 16, Tenant shall be deemed to be carrying any of the insurance policies required pursuant to Paragraph 15 but not actually carried by Tenant, and Landlord shall be deemed to carry standard fire and extended coverage policies on the Real Property. Each party hereto shall cause each such fire and extended coverage insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against the other respective party and the other released parties in connection with any matter covered by such policy.
18.Utilities and Building Services.
a.Basic Services. As used in this Lease, “Business Days” shall mean Monday through Friday, excluding public holidays. As part of Operating Expenses, Landlord shall furnish the following utilities and services (“Basic Services”) for the Premises: (i) twenty-four (24) hours a day, seven (7) days per week, every day of the year, Landlord shall provide (x) Normal Quantities (as defined below) of electricity to the Premises, (y) tepid water for the restroom(s) in the Premises and in the public areas serving the Premises and for use (in customary amounts) in any plumbing fixtures located in the pantry/kitchen in the Premises, and (z) elevator service to the floor(s) of the Premises by non-attended automatic elevators for general office pedestrian usage; and (ii) janitorial services for the Common Areas of the Real Property and exterior window washing as reasonably determined by Landlord (but no less frequently than as provided in Paragraph 17.g. below), substantially consistent with the specifications attached hereto as Exhibit E; and (iii) during the hours (“Building Hours”) of 8 A.M. to 6 P.M. on Business Days, heat and air conditioning (“HVAC”) reasonably required in Landlord’s judgment for the comfortable office use and occupancy of the Premises for ordinary general office purposes, provided that, if Tenant desires to receive HVAC during Building Hours on Saturday, Tenant shall comply with the Building’s procedures in place from time to time for obtaining HVAC during such hours.
b.Tenant may use the above services in excess of that provided in Basic Services, including additional hours (“Excess Services”), which shall include, without limitation, Building chilled, heated or condenser water and after hour HVAC, provided that the Excess Services desired by Tenant are reasonably available to Landlord and to the Premises (it being understood that in no event shall Landlord be obligated to make available to the Premises more than the pro rata share of the capacity of any Excess Service available to the Building or the applicable floor of the Building, as the case may be), and provided further that Tenant complies with the procedures established by Landlord from time to time for requesting and paying for such Excess Services and with all other provisions of this Paragraph 17. Landlord reserves the right to install, at Landlord’s sole cost and expense, in the Premises or the Real Property water meters (including, without limitation, any additional wiring, conduit or panel required therefor) to measure the water consumed by Tenant or to cause the usage to be measured by other reasonable methods (e.g., by temporary “check” meters or by survey). Landlord shall also furnish janitorial services to the Premises in accordance with Paragraph 17.g. below.

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(30)

c.If Tenant requires HVAC during non-Business Hours for any portion of the Premises, Tenant shall notify Landlord thereof in accordance with Landlord’s standard procedures for requesting after hour HVAC use.
d.Notwithstanding the above, (subject to any temporary shutdown for repairs, for security purposes, for compliance with any legal restrictions, or Force Majeure, or other causes beyond the reasonable control of Landlord) (A) Tenant shall have access to the Premises 24 hours a day, each day of the Lease term, (B) subject to the above provisions of this Paragraph 17.a. regarding availability of Excess Services and Paragraph 17.b. below regarding Tenant’s payment for Excess Services, the heat and air conditioning services described in item (iii) of the first grammatical paragraph of this Paragraph 17.a. shall be available to the Premises 24 hours a day, each day of the Lease term.
e.Payment for Utilities and Services. The cost of Basic Services shall be included in Operating Expenses. In addition, Tenant shall pay to Landlord upon demand (i) the cost, at Landlord’s prevailing rate, of any Excess Services used by Tenant (which as of the date hereof is $150.00 per hour per floor with respect to HVAC Excess Services), (ii) intentionally omitted, and (iii) Landlord’s reasonable, out of pocket cost of installing, operating, maintaining or repairing any Temperature Balance Equipment (as defined in Paragraph 17.d. below) for the Premises and/or any equipment required in connection with any Excess Services requested by Tenant. Landlord’s failure to bill Tenant for any of the foregoing shall not waive Landlord’s right to bill Tenant for the same at a later time, but in no event after the later of (x) eighteen (18) months after the end of a calendar year or (y) three (3) months following Landlord's receipt of the bill therefor). Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.
f.Utility Connections. As part of Basic Services, Landlord shall provide to the Premises, electricity for overhead lighting, in Normal Quantities. Tenant shall not connect or use any apparatus or device in the Premises which would exceed the capacity of the existing panel or transformer serving the Premises as described in Exhibit D-1. Tenant shall not connect with electric current (except through existing outlets in the Premises or such additional outlets as may be installed in the Premises as part of initial improvements or Alterations approved by Landlord), or water pipes, any apparatus or device for the purpose of using electrical current or water. Tenant shall not be charged for excess electrical consumption (except for HVAC during non-Business Hours) until total consumption exceeds, on a connected load basis, 6 watts per rentable square foot multiplied by the rentable area of the Premises (“Normal Quantities”) on an annualized basis, excluding HVAC provided as part of Basic Services.
Landlord will not permit additional coring or channeling of the floor of the Premises in order to install new electric outlets in the Premises unless Landlord is satisfied, on the basis of such information to be supplied by Tenant at Tenant’s expense, that coring and/or channeling of the floor in order to install such additional outlets will not weaken the structure of the floor.
g.Temperature Balance. If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation system is affected as a result of (i) the type or quantity of any lights, machines or equipment (including without limitation typical office equipment) used by Tenant in the Premises, (ii) the occupancy of such portion of the Premises by more than one person per one hundred thirty (130) square feet of rentable area therein (however, Tenant acknowledges that a density of one person per one hundred thirty (130) square feet of rentable area is in excess of the Building standard and that Landlord shall have no responsibility for any heating or cooling issues in the Premises to the extent caused by such increased density of the Premises), (iii) an electrical load for

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(31)

lighting or power in excess of the limits specified in Paragraph 17.c. above, or (iv) any rearrangement of partitioning or other improvements, then at Tenant’s sole cost, Landlord may install any equipment, or modify any existing equipment (including the standard air conditioning equipment) Landlord deems necessary to restore the temperature balance (such new equipment or modifications to existing equipment termed herein “Temperature Balance Equipment”). Tenant agrees to keep closed, when necessary, draperies and/or window treatments which, because of the sun’s position, must be closed to provide for the efficient operation of the air conditioning system, and Tenant agrees to cooperate with Landlord and to abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system. Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any computer or communications rooms, machine rooms, conference rooms or other areas of high concentration of personnel or electrical usage, or any other uses other than or in excess of the fractional horsepower normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith.
h.Interruption of Services. Landlord’s obligation to provide utilities and services for the Premises are subject to the Rules and Regulations of the Building, applicable Legal Requirements (including the rules or actions of the public utility company furnishing the utility or service), and shutdowns for maintenance and repairs, for security purposes, or due to Force Majeure or other causes beyond the control of Landlord. In the event of an interruption in, or failure or inability to provide any service or utility for the Premises for any reason, such interruption, failure or inability shall not impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant, or, except as expressly provided in this Lease, entitle Tenant to any abatement or offset of Monthly Rent, Additional Rent or any other amounts due from Tenant under this Lease, entitle either party to terminate this Lease, or excuse Tenant’s obligations under Paragraph 8. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future Legal Requirement permitting the termination of this Lease due to such interruption, failure or inability.
i.Governmental Controls. In the event any governmental authority having jurisdiction over the Real Property or the Building promulgates or revises any Legal Requirement or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Real Property or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively, “Controls”) or in the event Landlord is required or elects to make alterations to the Real Property or the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its reasonable discretion, comply with such Controls or make such alterations to the Real Property or the Building related thereto, subject to the express limitations set forth in this Lease. Provided Landlord complies with the express terms of this Lease, such compliance and the making of such alterations shall not impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant.
Without limitation of any provision of Paragraph 8.b. above (entitled “Compliance with Law”), provided such information is maintained by Tenant in the ordinary course of Tenant’s business, Tenant shall, upon Landlord’s written request, deliver to Landlord information relating to the Premises that is necessary for the Building to earn and maintain performance certifications (including, without limitation, ENERGY STAR and LEED certification), which information shall be in sufficient detail for the Building to comply with the applicable certification criteria and/or requirements, including, without

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(32)

limitation, those applicable to data centers and to any other particular use that is subject to special certification criteria and/or requirements, but shall not be required to contain any confidential information of Tenant. Upon written request by Tenant, Landlord shall provide Tenant with the Building’s ENERGY STAR score not more than one (1) time per calendar year. Landlord and Tenant shall, upon request, provide a point of contact to discuss issues related to sustainability and energy, including, but not limited to, retrofit projects, billing issues, energy efficiency upgrades and data access. All such notices by Landlord to Tenant shall be addressed to Tenant as set forth in Paragraph 34 of this Lease. All notices by Tenant to Landlord with respect to the matters described in the preceding sentence shall be addressed to the management office of the Building, or to such other place as Landlord may from time to time designate by notice to Tenant hereunder.
j.Janitorial Services. Landlord shall cause Landlord’s janitorial contractor for the Building (the “Building’s Janitorial Contractor”) to provide to the Premises, five (5) days per week (excluding holidays), janitorial service for the Premises substantially consistent with the specifications attached hereto as Exhibit E, at no additional cost to Tenant (other than through inclusion in Operating Expenses).
k.Security Services. Landlord shall provide, twenty-four (24) hours per day, seven (7) days per week, every day of the year, on-site Building security equipment, personnel, procedures and systems.
l.Window Washing. Landlord shall furnish as a service for the Building window washing of all windows in the Premises, both inside and out, at such times as shall be required in Landlord’s reasonable judgment, consistent with Comparable Buildings. Landlord agrees that the operation of such window washing equipment shall be conducted in a manner (and during times) consistent with the practices of Comparable Buildings.
m.Building Amenities. Tenant shall have the right to use the Building conference facilities, 2nd floor roof deck, fitness center, on-site showers, and bicycle parking on a non-exclusive basis throughout the Lease term, subject to the Rules and Regulations, and any other amenities now or hereafter existing which are not for the exclusive use or benefit of a specific tenant or group of tenants. Tenant and Tenant’s employees shall be permitted to use the 2nd floor roof deck, the fitness center, and the on-site showers at no additional cost, on a non-exclusive basis. Tenant shall be permitted to use the conference facilities on a non-exclusive basis at the rates attached hereto as Exhibit E-1.
19.Personal Property and Other Taxes. Tenant shall pay before delinquency, any and all taxes, fees, charges or other governmental impositions levied or assessed against Landlord or Tenant (a) upon Tenant’s equipment, furniture, fixtures, improvements and other personal property (including carpeting installed by Tenant) located in the Premises, (b) by virtue of any Alterations made by Tenant to the Premises, (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, and (d) which are measured by or otherwise calculated with respect to the gross or net rent payable by Tenant under this Lease (rather than by or with respect to the gross rental receipts of Landlord from all leases of space in the Real Property), including, without limitation, any rent tax or sales tax, service tax, transfer tax or value added tax, business tax or any other applicable tax on the rent or services herein or otherwise respecting this Lease, levied by any taxing authority or adopted by any voter initiative or ballot measure. If any such fee, charge or other governmental imposition is paid by Landlord, Tenant shall reimburse Landlord for Landlord’s payment within thirty (30) days after demand; provided, however, that at Landlord’s election, Landlord may give

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(33)

to Tenant notice of Landlord’s estimate of the amounts payable by Tenant pursuant to this Paragraph 18 for the given calendar year, and thereafter on or before the first day of each month during each such calendar year Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated annual amount, at the same time and manner as Tenant is obligated to make monthly payments of Additional Rent pursuant to Paragraph 7.e. above (and such estimated payments shall be reconciled on an annual basis as set forth in Paragraph 7.f. above). If it shall not be lawful for Tenant to reimburse Landlord for any taxes as described herein, the Monthly Rent payable to Landlord prior to the imposition of such taxes shall be increased to net Landlord the same net Monthly Rent after imposition of such taxes as would have been received by Landlord prior to the imposition of such taxes.
20.Rules and Regulations. Tenant shall comply with the rules and regulations (including, without limitation, any health and safety rules and regulations imposed by Landlord in response to recommendations or applicable Legal Requirements, such as wearing masks in Common Areas and other amenity areas of the Building) set forth on Exhibit B attached hereto, as such rules and regulations may be modified or amended by Landlord from time to time (the “Rules and Regulations”); provided such amendments or modifications shall be reasonable and non-discriminatory and shall not materially increase the burdens or obligations upon Tenant, materially diminish Tenant’s rights under this Lease. Landlord shall not be responsible to Tenant for the nonperformance or noncompliance by any other tenant or occupant of the Building of or with any of the Rules and Regulations, but Landlord shall use reasonable efforts to encourage such compliance. In the event of any conflict between the Rules and Regulations and the balance of this Lease, the balance of this Lease shall control. Landlord shall not enforce the Rules and Regulations in an unreasonable manner or in a manner which shall unreasonably interfere with the normal and customary use of the Premises by Tenant for normal and customary business office operations permitted under Paragraph 8.a.
21.Surrender; Holding Over.
a.Surrender. Upon the expiration or other termination of this Lease, Tenant shall surrender the Premises to Landlord vacant and broom-clean, with all improvements and Alterations (except as provided below) in good condition, except for reasonable wear and tear, damage from casualty or condemnation; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove from the Premises any Alterations that Tenant is required by Landlord to remove under the provisions of Paragraph 9.b. of this Lease and all of Tenant’s personal property (including, without limitation, all voice and data cabling) and unattached trade fixtures. If such removal is not completed at the expiration or other termination of this Lease, Landlord may remove the same at Tenant’s reasonable expense. Notwithstanding the foregoing, in lieu of removing certain cabling, Tenant shall, at Landlord’s request, abandon and leave in place, without additional payment to Tenant or credit against rent, any cabling (including conduit) designated by Landlord and installed in the Premises or elsewhere in the Building by or on behalf of Tenant (including all connections for such cabling), in a neat and safe condition in accordance with the requirements of all applicable Legal Requirements, including the National Electric Code or any successor statute, and terminated at both ends of a connector, properly labeled at each end and in each electrical closet and junction box. Any damage to the Premises or the Building caused by such removal shall be repaired promptly by Tenant (including the patching or repairing of ceilings and walls) or, if Tenant fails to do so, Landlord may do so at Tenant’s reasonable expense. The removal of Alterations from the Premises shall be governed by Paragraph 9.b. above. Any failure by Tenant to timely surrender the Premises as required hereunder shall be deemed a holdover and the provisions of Paragraph 20.b. below shall apply with respect to such holdover. Tenant’s obligations under this paragraph shall survive the expiration or other termination of this Lease. Upon expiration or

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(34)

termination of this Lease or of Tenant’s possession, Tenant shall surrender all keys to the Premises or any other part of the Building and shall make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises.
b.Holding Over. If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease with the express written consent of Landlord, Tenant’s occupancy shall be a month-to-month tenancy at a rent agreed upon by Landlord and Tenant. Except as provided in the preceding sentence, the month-to-month tenancy shall be on the terms and conditions of this Lease, except that any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building contained in this Lease shall be deemed to have terminated and shall be inapplicable thereto except as agreed upon by Landlord and Tenant. Landlord’s acceptance of rent after such holding over with Landlord’s written consent shall not result in any other tenancy or in a renewal of the original term of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease without Landlord’s consent, Tenant’s continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as Monthly Rent during the first month of the holdover period an amount equal to one hundred twenty-five percent (125%) of the Monthly Rent payable under this Lease (plus Additional Rent) for the last full month prior to the date of such expiration or termination, and thereafter during such holdover period, Tenant shall pay one hundred fifty percent (150%) of the Monthly Rent payable under this Lease (plus Additional Rent) for the last full month prior to the date of such expiration or termination.
c.Indemnification. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims incurred by or asserted against Landlord and arising directly or indirectly from Tenant’s failure to timely surrender the Premises, including but not limited to (i) any rent payable by or any loss, cost, or damages, including lost profits, claimed by any prospective tenant of the Premises or any portion thereof, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises or any portion thereof by reason of such failure to timely surrender the Premises; provided, however, as a condition to Tenant’s obligations under this Paragraph 20.c., Landlord shall give Tenant written notice of the existence of a prospective successor tenant for the Premises or any portion thereof, or the existence of any other matter which might give rise to a claim by Landlord under the foregoing indemnity, at least thirty (30) days prior to the date Landlord shall require Tenant’s surrender of the Premises, and Tenant shall not be responsible to Landlord under the foregoing indemnity if Tenant shall surrender the Premises on or prior to the later of (I) the expiration or earlier termination of the Lease, or (II) the expiration of such thirty (30) day period (it being agreed, however, that Landlord need not identify the prospective tenant by name in its notice, and it being further agreed that such notice may be given prior to the scheduled expiration date of this Lease).
22.Subordination and Attornment. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Real Property or any interest of Landlord therein which is now existing or hereafter executed or recorded, any present or future modification, amendment or supplement to any of the foregoing, and to any advances made thereunder (any of the foregoing being a “Superior Interest”) without the necessity of any further documentation evidencing such subordination except as expressly required herein. Notwithstanding the foregoing, Tenant’s agreement to subordinate this Lease to any future Superior Interest is on the express condition that Landlord provide Tenant, at Landlord’s sole cost and expense, with a commercially reasonable nondisturbance agreement which shall provide that Tenant’s rights and interests under this Lease shall not be disturbed so long as Tenant is not in breach of this Lease after notice and an opportunity to cure. Subject to the foregoing, Tenant shall, within thirty (30) days after

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(35)

Landlord’s request, execute and deliver to Landlord a commercially reasonable document evidencing the subordination of this Lease to a particular Superior Interest, provided such document does not materially decrease Tenant’s rights under this Lease or materially increase Tenant’s obligations under this Lease. If the interest of Landlord in the Real Property or the Building is transferred to any person (“Purchaser”) pursuant to or in lieu of foreclosure or other proceedings for enforcement of any Superior Interest, then Tenant shall immediately attorn to the Purchaser, and this Lease shall continue in full force and effect as a direct lease between the Purchaser and Tenant on the terms and conditions set forth herein, provided that Purchaser acquires and accepts the Real Property or the Building subject to this Lease. Upon Purchaser’s request, including any such request made by reason of the termination of this Lease as a result of such foreclosure or other proceedings, Tenant shall enter in to a new lease with Purchaser on the terms and conditions of this Lease applicable to the remainder of the term hereof. Notwithstanding the subordination of this Lease to Superior Interests as set forth above, the holder of any Superior Interest may at any time (including as part of foreclosure or other proceedings for enforcement of such Superior Interest), upon written notice to Tenant, elect to have this Lease be prior and superior to such Superior Interest.
23.Notwithstanding the foregoing, Landlord shall cause concurrently with the execution and delivery of this Lease, that the holder of any existing Superior Interest execute a written “non-disturbance agreement” in favor of Tenant in the form of Exhibit F attached hereto (the "SNDA Contingency"), and Tenant hereby acknowledges and agrees to execute and deliver the same; provided that if, in order to obtain such non-disturbance agreement Landlord is required to expend any sum on account of (i) itself (including any out-of-pocket legal fees) and (ii) the holder of any existing Superior Interest's out-of-pocket legal fees and standard processing fee (such clauses (i) and (ii), collectively, the "Landlord/Lender Fees"), then Landlord shall so notify Tenant and Tenant shall pay such Landlord/Lender Fees up to a cap of $25,000.00. Landlord shall pay any such Landlord/Lender Fees in excess of $25,000.00. Tenant shall be responsible for all of Tenant’s fees (including Tenant’s legal fees) in connection with the foregoing.
24.Financing Condition. If any lender or ground lessor that intends to acquire an interest in, or holds a mortgage, ground lease or deed of trust encumbering any portion of the Real Property should require either the execution by Tenant of an agreement requiring Tenant to send such lender written notice of any default by Landlord under this Lease and preventing Tenant from terminating this Lease (to the extent such termination right would otherwise be available) unless such default remains uncured after foreclosure has been completed, then Tenant agrees that it shall, within thirty (30) days after Landlord’s request, execute and deliver such agreement; provided, however, that no such modification shall affect the length of the term or increase the rent payable by Tenant under Paragraphs 5 and 7 or otherwise materially increase any obligation of Tenant under this Lease or materially decrease any right of Tenant under this Lease. Tenant acknowledges and agrees that its failure to timely execute any such agreement or modification shall be a default under this Lease.
25.Entry by Landlord. Landlord may, at any and all reasonable times, enter the Premises upon at least twenty-four hours prior notice (except in the case of an emergency or to supply normal and regular janitorial or security services pursuant to the terms of the Lease, in which case no such notice shall be required) to: (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply janitorial and any other service Landlord is required to provide hereunder and perform repairs required under this Lease, (c) show the Premises to prospective lenders, purchasers or, during the last twelve (12) months of the term, to prospective tenants, (d) post notices of nonresponsibility, and alter, improve or repair the Premises (however, no such changes shall be made to

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(36)

the interior portions of the Premises without Tenant's consent) or any other portion of the Real Property. In connection with any such alteration, improvement or repair, Landlord may erect if reasonably required in the Premises or elsewhere in the Real Property scaffolding and other structures reasonably required for the work to be performed. Except as expressly provided in this Lease, and provided Landlord complies with the express requirements set forth in this Lease, in no event shall such entry or work entitle Tenant to an abatement of rent, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including but not limited to liability for consequential damages or loss of business or profits by Tenant. Landlord shall use good faith efforts to cause all such work to be done in such a manner as to cause as little interference to Tenant as reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises, except Tenant’s vaults, safes and the Secured Areas (as defined below). If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises and any such entry to the Premises shall not constitute a forcible or unlawful entry into the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises, or any portion thereof.
a.Tenant may designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord shall have no obligation to provide either janitorial service or cleaning in the Secured Areas. Landlord may not enter such Secured Areas except in the case of emergency or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with ten (10) days’ prior written notice of the specific date and time of such Landlord inspection and shall allow an employee of Tenant to accompany Landlord at all times.
26.Insolvency or Bankruptcy. The occurrence of any of the following shall constitute an Event of Default under Paragraph 25 below:
a.Tenant ceases doing business as a going concern, makes an assignment for the benefit of creditors, is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of such petition) seeking for Tenant any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any state or federal bankruptcy or other law, or Tenant consents to or acquiesces in the appointment, pursuant to any state or federal bankruptcy or other law, of a trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant’s assets; or
b.Tenant fails within sixty (60) days after the commencement of any proceedings against Tenant seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any state or federal bankruptcy or other Legal Requirement, to have such proceedings dismissed, or Tenant fails, within sixty (60) days after an appointment pursuant to any state or federal bankruptcy or other Legal Requirement without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated; or
c.Tenant is unable, or admits in writing its inability, to pay its debts as they mature; or
d.Tenant gives notice to any governmental body of its insolvency or pending insolvency, or of its suspension or pending suspension of operations.

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(37)

In no event shall this Lease be assigned or assignable by reason of any voluntary or involuntary bankruptcy, insolvency or reorganization proceedings, nor shall any rights or privileges hereunder be an asset of Tenant, the trustee, debtor-in-possession, or the debtor’s estate in any bankruptcy, insolvency or reorganization proceedings.
27.Default and Remedies.
a.Events of Default. The occurrence of any of the following shall constitute an “Event of Default” by Tenant:
(i)Tenant fails to pay when due Monthly Rent, Additional Rent or any other rent due hereunder and such failure continues for five (5) Business Days after written notice thereof from Landlord, except that Landlord shall only be required to give two (2) such notices in any calendar year, and after two (2) such notices are given any failure by Tenant thereafter in such calendar year to pay Monthly Rent, Additional Rent or any other rent due hereunder when due shall itself constitute an Event of Default, without the requirement of notice from Landlord of such failure; or
(ii)Tenant abandons the Premises and ceases to pay Rent; or
(iii)Tenant fails to deliver any estoppel certificate pursuant to Paragraph 29 below, subordination agreement pursuant to Paragraph 21 above, or document required pursuant to Paragraph 22 above, within the applicable periods set forth therein; or
(iv)Tenant violates the bankruptcy and insolvency provisions of Paragraph 24 above; or
(v)Tenant makes or has made or furnishes or has furnished any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement made by Tenant for the benefit of Landlord, which is or was intentionally false or misleading in any material respect when made or furnished; or
(vi)Tenant assigns this Lease or subleases any portion of the Premises in violation of Paragraph 13 above; or
(vii)The default by any guarantor, if any, of Tenant’s obligations under this Lease of any provision of such guarantor’s guaranty, or the attempted repudiation or revocation of any such guaranty or any provision thereof, or the application of items (iv) or (v) of this Paragraph 25.a. with the reference to “Tenant” therein being deemed to refer instead to such guarantor; or
(viii)Intentionally omitted; or
(ix)Tenant fails to comply with any other provision of this Lease in the manner and within the time required where such failure continues for thirty (30) days after written notice, or such longer period as is reasonable if such failure cannot reasonably be cured within such 30-day period, provided Tenant commences to cure such failure within such 30-day period and thereafter pursues such cure to completion, except that such thirty (30) day period shall be shortened as set forth in Landlord’s written notice to Tenant as Landlord reasonably determines is necessary if waiting for such thirty (30) day period to expire would materially jeopardize the health, safety or quiet enjoyment of the

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(38)

Building by its tenants and occupants or cause further material damage or loss to Landlord or the Real Property or result in any violation (or continuance of any violation) of any Legal Requirement.
b.Remedies. Upon the occurrence of an Event of Default Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law (including, without limitation, during any eviction moratorium, to the extent not prohibited by applicable Legal Requirements):
(i)Landlord may terminate Tenant’s right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including, but not limited to, its re-entry into the Premises, its efforts to relet the Premises, its reletting of the Premises for Tenant’s account, its storage of Tenant’s personal property and trade fixtures, its acceptance of keys to the Premises from Tenant, its appointment of a receiver, or its exercise of any other rights and remedies under this Paragraph 25 or otherwise at law, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease or of Tenant’s right to possession of the Premises.
Upon such termination in writing of Tenant’s right to possession of the Premises, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 or any other applicable existing or future Legal Requirement providing for recovery of damages for such breach, including but not limited to the following:
1.The reasonable cost of recovering the Premises; plus
2.The reasonable cost of putting the Premises into the surrender condition required in this Lease; plus
3.All unpaid rent due or earned hereunder prior to the date of termination, less the proceeds of any reletting or any rental received from subtenants prior to the date of termination applied as provided in Paragraph 25.b (ii) below, together with interest at the Interest Rate, on such sums from the date such rent is due and payable until the date of the award of damages; plus
4.The amount by which the rent which would be payable by Tenant hereunder, including Additional Rent under Paragraph 7 above, as reasonably estimated by Landlord, from the date of termination until the date of the award of damages, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, together with interest at the Interest Rate on such sums from the date such rent is due and payable until the date of the award of damages; plus
5.The amount by which the rent which would be payable by Tenant hereunder, including Additional Rent under Paragraph 7 above, as reasonably estimated by Landlord, for the remainder of the then term, after the date of the award of damages exceeds the amount such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%); plus
6.Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law, including without limitation any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(39)

(i)Landlord has the remedy described in California Civil Code Section 1951.4 (a landlord may continue the lease in effect after the tenant’s breach and abandonment and recover rent as it becomes due, if the tenant has the right to sublet and assign subject only to reasonable limitations), and may continue this Lease in full force and effect and may enforce all of its rights and remedies under this Lease, including, but not limited to, the right to recover rent as it becomes due. After the occurrence of an Event of Default, Landlord may enter the Premises without terminating this Lease and sublet all or any part of the Premises for Tenant’s account to any person, for such term (which may be a period beyond the remaining term of this Lease), at such rents and on such other terms and conditions as Landlord reasonably deems advisable. In the event of any such subletting, rents received by Landlord from such subletting shall be applied (i) first, to the payment of the costs of maintaining, preserving and repairing the Premises for subletting, the other costs of subletting, including but not limited to reasonable brokers’ commissions for the remainder of the Term, reasonable attorneys’ fees and expenses of removal of Tenant’s personal property, trade fixtures and Alterations (to the extent Tenant was required to remove the same at the expiration or earlier termination of the Lease); (ii) second, to the payment of rent then due and payable hereunder; (iii) third, to the payment of future rent as the same may become due and payable hereunder; (iv) fourth, the balance, if any, shall be paid to Tenant upon (but not before) expiration of the term of this Lease. If the rents received by Landlord from such subletting, after application as provided above, are insufficient in any month to pay the rent due and payable hereunder for such month, Tenant shall pay such deficiency to Landlord monthly upon demand. Notwithstanding any such subletting for Tenant’s account without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease by virtue of a previous Event of Default.
During the continuance of an Event of Default, for so long as Landlord does not terminate Tenant’s right to possession of the Premises and subject to Paragraph 13, entitled Assignment and Subletting, and the options granted to Landlord thereunder, Landlord shall not unreasonably withhold its consent to an assignment or sublease of Tenant’s interest in the Premises or in this Lease.
(ii)During the continuance of an Event of Default, Landlord may enter the Premises without terminating this Lease and remove all Tenant’s personal property, Alterations and trade fixtures from the Premises and store them at Tenant’s risk and expense. If Landlord removes such property from the Premises and stores it at Tenant’s risk and expense, and if Tenant fails to pay the cost of such removal and storage after written demand therefor, then after the property has been stored for a period of thirty (30) days or more Landlord may sell such property at public or private sale, in the manner and at such times and places as Landlord deems commercially reasonable following reasonable notice to Tenant of the time and place of such sale. The proceeds of any such sale shall be applied first to the payment of the expenses for removal and storage of the property, the preparation for and the conducting of such sale, and for reasonable attorneys’ fees and other legal expenses incurred by Landlord in connection therewith, and the balance shall be applied as provided in Paragraph 25.b.2. above.
Tenant hereby waives all claims for damages that may be caused by Landlord’s reentering and taking possession of the Premises or removing and storing Tenant’s personal property pursuant to this Paragraph 25, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims resulting from any such act. No reentry by Landlord shall constitute or be construed as a forcible entry by Landlord.
(iii)Landlord may require Tenant to remove any and all Alterations from the Premises which Tenant is required to remove at the expiration or earlier termination of this Lease, if any,

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(40)

or, if Tenant fails to do so within ten (10) days after Landlord’s request, Landlord may do so at Tenant’s expense.
(iv)Landlord may cure the Event of Default at Tenant’s expense, it being understood that such performance shall not waive or cure the subject Event of Default. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant. Any amount due Landlord under this subsection shall constitute additional rent hereunder.
c.Waiver of Redemption. Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future Legal Requirement to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises.
d.Waiver of Consequential, Punitive and Special Damages. Notwithstanding any other provision of this Lease, Tenant shall in no event be liable for any consequential damages, loss of business or profits, or any special or punitive damages except for those incurred in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease pursuant to Paragraph 20.b. above. Tenant acknowledges and agrees that the accelerated rent damages recoverable by Landlord pursuant to California Civil Code Section 1951.2 are not consequential damages.
28.Damage or Destruction. If all or any part of the Premises or any material portion of the balance of the Real Property is damaged by fire or other casualty, then within sixty (60) days of the date of the damage Landlord shall give Tenant notice of Landlord's reasonable estimate of the time required from the date of the damage to repair the damage (the "Damage Estimate"). If the Damage Estimate is two hundred seventy (270) days or less, this Lease shall remain in full force and effect, and if the fire or other casualty damages the Premises and/or areas of the Building and/or any portion of the Common Areas of the Real Property necessary for Tenant's use and occupancy of the Premises, then Landlord shall diligently proceed to repair the damage. If the Damage Estimate is more than two hundred seventy (270) days, Landlord, at its option exercised by written notice to Tenant within seventy-five (75) days of the date of the damage, shall either (i) continue this Lease in full force in effect, and, if the fire or other casualty damages the Premises and/or areas of the Building and/or any portion of the Common Areas of the Real Property necessary for Tenant's use, enjoyment and/or occupancy of the Premises, diligently proceed to repair the damage, or (ii) terminate this Lease as of the date specified by Landlord in the notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after the date such notice is given, and this Lease shall terminate on the date specified in the notice; provided Landlord may only terminate this Lease if Landlord also terminates the leases of all similarly situated tenants whose leases are terminable pursuant to the express terms thereof.
29.If (i) the Damage Estimate is more than two hundred seventy (270) days, the fire or other casualty damages the Premises and/or areas of the Building necessary for Tenant's use, enjoyment and/or occupancy of the Premises, and/ or the Common Areas of the Real Property that would be reasonably necessary for Tenant's use, enjoyment and/or occupancy of the Premises, or (ii) the fire or other casualty occurs during the last twelve (12) months of the Lease term, and the Damage Estimate indicates that the fire or other casualty damages the Premises and/or areas of the Building necessary for Tenant's use, enjoyment and/or occupancy of the Premises, and/ or the Common Areas of the Real Property that would be reasonably necessary for Tenant's use, enjoyment and/or occupancy of the

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(41)

Premises cannot be repaired within ninety (90) days of the casualty, then in either event Tenant may give notice to Landlord, within thirty (30) days after Tenant's receipt of the Damage Estimate, terminating this Lease as of the date specified in Tenant's termination notice, which date shall not be before the date of Tenant's termination notice or more than thirty (30) days after the date of Tenant's termination notice. In addition, if Tenant was entitled to but elected not to exercise its right to terminate this Lease pursuant to the preceding sentence and Landlord does not substantially complete the repair and restoration of the Premises within sixty (60) after the expiration of the estimated period of time set forth in the Damage Estimate, which period shall be extended to the extent of any Reconstruction Delays (as defined below), then Tenant may terminate this Lease by written notice to Landlord within fifteen (15) days after the expiration of such period, as the same may be extended. For purposes of this Lease, the term "Reconstruction Delays" shall mean: (i) any delays caused by the insurance adjustment process; (ii) any delays caused by Tenant; and (iii) any delays caused by events of Force Majeure.
30.Notwithstanding the foregoing, (x) Landlord shall not be obligated to repair or replace any of Tenant’s movable furniture, equipment, trade fixtures, and other personal property (the performance of such repair to be performed by Tenant at Tenant’s cost), and (y) although Landlord’s contractor shall repair any above Building standard alterations installed in the Premises by or at the request of Tenant (including those installed by Landlord at Tenant’s request, whether prior or subsequent to the commencement of the Lease term), the reasonable cost of the repairs to such above Building standard alterations shall be the responsibility of Tenant and Tenant shall assign to Landlord Tenant’s insurance proceeds that are applicable to such costs (with any portion of the cost of the repairs to the above Building standard alterations that is not covered by Tenant’s insurance to remain the responsibility of Tenant. Landlord shall not be required to commence repairs to any above Building standard alterations until Landlord has received the funds required for such work or has received reasonable assurance that the cost thereof will be timely paid to Landlord by Tenant’s insurance company. No damage to any of Tenant’s movable furniture, equipment, trade fixtures, and other personalty shall entitle Tenant to any rent abatement.
If the fire or other casualty damages the Premises or the Common Areas of the Real Property necessary for Tenant’s use and occupancy of the Premises, Tenant ceases to use any portion of the Premises as a result of such damage, and the damage does not result from the willful misconduct of Tenant or any other Tenant Parties, then during the period the Premises or portion thereof are rendered unusable by such damage and repair, Tenant’s Monthly Rent and Additional Rent under Paragraphs 5 and 7 above shall be proportionately reduced based upon the extent to which the damage and repair prevents Tenant from conducting, and Tenant does not conduct, its business at the Premises. Notwithstanding any contrary provision of this Paragraph 26, the parties hereby agree as follows: (i) the closure of the Building, the Common Areas, or any part thereof to protect public health or safety or to comply with changes in applicable Legal Requirements or applicable law shall not constitute a casualty for purposes of this Lease, (ii) casualty covered by this Paragraph 26 shall require that the physical or structural integrity of the Premises, the Building, or the Common Areas is degraded as a direct result of such occurrence, and (iii) a casualty under this Paragraph 26 shall not be deemed to occur merely because Tenant is unable to productively use the Premises if the events described in clause (i) above have occurred.
A total destruction of the Building shall automatically terminate this Lease. In no event shall Tenant be entitled to any compensation or damages from Landlord for loss of use of the whole or any part of the Premises or for any inconvenience occasioned by any such destruction, rebuilding or restoration of the Premises, the Building or access thereto, except for the rent abatement expressly provided above. Tenant hereby waives California Civil Code Sections 1932(2) and 1933(4), providing

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(42)

for termination of hiring upon destruction of the thing hired and Sections 1941 and 1942, providing for repairs to and of premises.
31.Eminent Domain.
a.If all or any part of the Premises is taken by any public or quasi-public authority under the power of eminent domain, or any agreement in lieu thereof (a “taking”), this Lease shall terminate as to the portion of the Premises taken effective as of the date of taking. If only a portion of the Premises is taken, Tenant may terminate this Lease as to the remainder of the Premises upon written notice to the other party within ninety (90) days after the taking; provided, however, that Tenant’s right to terminate this Lease is conditioned upon the remaining portion of the Premises being of such size or configuration that such remaining portion of the Premises is unusable or uneconomical for Tenant’s business as determined by Tenant in Tenant’s reasonable business discretion. Landlord shall be entitled to all compensation, damages, income, rent awards and interest thereon whatsoever which may be paid or made in connection with any taking and Tenant shall have no claim against Landlord or any governmental authority for the value of any unexpired term of this Lease or of any of the improvements or Alterations in the Premises not paid for by Tenant; provided, however, that the foregoing shall not prohibit Tenant from prosecuting a separate claim against the taking authority for an amount separately designated for Tenant’s relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, trade fixtures, Alterations or other improvements paid for by Tenant so long as any award to Tenant will not reduce the award to Landlord.
In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Monthly Rent and Additional Rent under Paragraphs 5 and 7 hereunder shall be equitably reduced and Landlord shall repair the Premises to an architectural whole as similar to the condition existing prior to the taking as is reasonably practicable. If all or any material part of the Real Property other than the Premises is taken, Landlord may terminate this Lease upon written notice to Tenant given within ninety (90) days after the date of taking.
b.Notwithstanding the foregoing, if all or any portion of the Premises is taken for a period of time of one (1) year or less ending prior to the end of the term of this Lease, this Lease shall remain in full force and effect and Tenant shall continue to pay all rent and to perform all of its obligations under this Lease; provided, however, that Tenant shall be entitled to all compensation, damages, income, rent awards and interest thereon that is paid or made in connection with such temporary taking of the Premises (or portion thereof), except that any such compensation in excess of the rent or other amounts payable to Landlord hereunder shall be promptly paid over to Landlord as received. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Legal Requirement providing for, or allowing either party to petition the courts of the state in which the Real Property is located for, a termination of this Lease upon a partial taking of the Premises and/or the Building. Notwithstanding any contrary provision of this Lease, the following governmental actions shall not constitute a taking or condemnation, either permanent or temporary: (i) a change in applicable Legal Requirements that requires Tenant’s business or the Building to close for any period during the Lease term, and (ii) a change in applicable Legal Requirements that is promulgated in whole or in part for the purpose of protecting public health or safety (including, without limitation, to protect against acts of war, the spread of communicable diseases, or an infestation), and no such changes, or actions taken to implement them shall entitle Tenant to any compensation from Landlord or any authority, or to rent abatement or any other remedy under this Lease.

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(43)

32.Landlord’s Liability; Sale of Building. The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Real Property at the time in question. Notwithstanding any other provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Real Property as the same may from time to time be encumbered, including the rents, issues, profits, and proceeds therefrom, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against the constituent shareholders, partners, members, or other owners of Landlord, or the directors, officers, employees and agents of Landlord or such constituent shareholder, partner, member or other owner, on account of any of Landlord’s obligations or actions under this Lease. In addition, in the event of any conveyance of title to the Real Property, then the grantor or transferor shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance, provided the grantee or transferee assumes the obligations of Landlord from the date of such conveyance. In no event shall Landlord be deemed to be in default under this Lease unless Landlord fails to perform its obligations under this Lease, Tenant delivers to Landlord written notice specifying the nature of Landlord’s alleged default, and Landlord fails to cure such default within thirty (30) days following receipt of such notice (or, if the default cannot reasonably be cured within such period, to commence action within such thirty (30)-day period and proceed diligently thereafter to cure such default). Except where the provisions of this Lease grant Tenant an express, exclusive remedy, or expressly deny Tenant a remedy, Tenant's exclusive remedy for Landlord's failure to perform its obligations under this Lease shall be limited to actual damages, injunctive relief, or specific performance; in each case, Landlord's liability or obligations with respect to any such remedy shall be limited as provided in this Paragraph 28. Upon any conveyance of title to the Real Property, the grantee or transferee shall be deemed to have assumed Landlord’s obligations to be performed under this Lease from and after the date of such conveyance, subject to the limitations on liability set forth above in this Paragraph 28. If Tenant provides Landlord with any security for Tenant’s performance of its obligations hereunder, Landlord shall transfer such security to the grantee or transferee of Landlord’s interest in the Real Property, and upon such transfer Landlord shall be released from any further responsibility or liability for such security. Notwithstanding any other provision of this Lease, but not in limitation of the provisions of Paragraph 14.a. above, Landlord shall not be liable for any consequential damages or interruption or loss of business, income or profits, or claims of constructive eviction, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative and executive office activities and functions (all of the foregoing, collectively, “Special Claims”), except to the extent caused by Landlord's gross negligence or willful conduct. Wherever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, the constituent shareholders, partners, members, or other owners of Landlord, and the directors, officers, employees and agents of Landlord and each such constituent shareholder, partner, member or other owner.
33.Estoppel Certificates. At any time and from time to time, upon not less than fifteen (15) days’ prior notice from Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement certifying the commencement date of this Lease, stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of each such modification), that Landlord is not in default under this Lease (or, if Landlord is in default, specifying the nature of such default), that Tenant is not in default under this Lease (or, if Tenant is in default, specifying the nature of such default), the current amounts of and the dates to

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(44)

which the Monthly Rent and Additional Rent has been paid, and setting forth such other matters as may be reasonably requested by Landlord. The aforesaid fifteen-day period shall not commence until Landlord has provided Tenant with a draft of the requested estoppel statement sent to laverlenden@elfbeauty.com, SMilsten@elfbeauty.com, and lease-admin@r-lg.com. Any such statement may be conclusively relied upon by a prospective purchaser of the Real Property or by a lender obtaining a lien on the Real Property as security. If Tenant fails to deliver such statement within the time required hereunder, and such failure continues for five (5) Business Days after a second written notice from Landlord, then such failure shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord’s performance of its obligations hereunder except as may be represented by Landlord, (iii) not more than one month’s installment of Monthly Rent has been paid in advance, and (iv) any other statements of fact included by Landlord in such statement are correct. Landlord shall provide a similar statement within thirty (30) days of Tenant’s written request.
34.Right of Landlord to Perform. If Tenant fails to make any payment required hereunder (other than Monthly Rent and Additional Rent) or fails to perform any other of its obligations, Landlord may, but shall not be obliged to, and without waiving any default of Tenant or releasing Tenant from any obligations to Landlord hereunder, make any such payment or perform any other such obligation on Tenant’s behalf; provided, however, that unless Landlord notifies Tenant in writing that in Landlord's reasonable good faith judgment earlier payment or performance is required by reason of emergency, or to preclude imminent jeopardy to the health, safety or quiet enjoyment of the Building by its tenants or occupants or further damage or loss to Landlord or the Project, then Landlord shall provide Tenant with not less than fifteen (15) days prior written notice (provided, however, if such obligation cannot reasonably be completed within such 15-day period, then Tenant shall have such additional time as is reasonably necessary, provided Tenant commences to perform such obligation within such 15 day period and thereafter diligently pursues the completion of such obligation), that Landlord will make such payment or perform such obligation on Tenant's behalf if the same is not paid or performed by Tenant prior to the expiration of such fifteen (15) day notice period, it being agreed that any notices delivered by Landlord to Tenant pursuant to this Paragraph 30 shall conspicuously state the nature of the issue and timing involved with respect to such matter. Tenant shall pay to Landlord, within thirty (30) days of Landlord’s written demand therefor, one hundred ten percent (110%) of all reasonable out-of-pocket sums so paid by Landlord and all necessary incidental costs incurred by Landlord in connection with the performance by Landlord of an obligation of Tenant. If such sum is not paid by Tenant within the required thirty (30) day period, interest shall accrue on such sum at the Interest Rate from the end of such thirty (30) day period until paid by Tenant. Further, Tenant’s failure to make such payment within such thirty (30) day period shall entitle Landlord to the same rights and remedies provided Landlord in the event of non-payment of rent.
35.Late Charge; Late Payments. Tenant acknowledges that late payment of any installment of Monthly Rent or Additional Rent or any other amount required under this Lease will cause Landlord to incur costs not contemplated by this Lease and that the exact amount of such costs would be extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Real Property and the loss of the use of the delinquent funds. Therefore, if any installment of Monthly Rent or Additional Rent or any other amount due from Tenant is not received when due, Tenant shall pay to Landlord on demand, on account of the delinquent payment, an additional sum equal to the greater of (i) five percent (5%) of the overdue amount, or (ii) One Hundred Dollars ($100.00), which additional sum represents a fair and reasonable estimate of the costs that Landlord will incur by reason of

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(45)

late payment by Tenant. Notwithstanding the foregoing, Landlord shall give Tenant notice of non-payment of any Monthly Rent, Additional Rent or other payments required of Tenant under this Lease and five (5) Business Days after delivery of such notice to cure such non-payment twice in each calendar year before assessing the late charge in such calendar year pursuant to this Paragraph 31. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, nor prevent Landlord from exercising its right to collect interest as provided above, rent, or any other damages, or from exercising any of the other rights and remedies available to Landlord.
36.Attorneys’ Fees; Waiver of Jury Trial. In the event of any action or proceeding between Landlord and Tenant (including an action or proceeding between Landlord and the trustee or debtor in possession while Tenant is a debtor in a proceeding under any bankruptcy law) to enforce any provision of this Lease, the losing party shall pay to the prevailing party all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred in such action and in any appeal in connection therewith by such prevailing party. The “prevailing party” will be determined by the court before whom the action was brought based upon an assessment of which party’s major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues in the court’s decision. Notwithstanding the foregoing, however, Landlord shall be deemed the prevailing party in any unlawful detainer or other action or proceeding instituted by Landlord based upon any default or alleged default of Tenant hereunder if (i) judgment is entered in favor of Landlord, or (ii) prior to trial or judgment Tenant pays all or any portion of the rent claimed by Landlord, vacates the Premises, or otherwise cures the default claimed by Landlord.
IF ANY ACTION OR PROCEEDING BETWEEN LANDLORD AND TENANT TO ENFORCE THE PROVISIONS OF THIS LEASE (INCLUDING AN ACTION OR PROCEEDING BETWEEN LANDLORD AND THE TRUSTEE OR DEBTOR IN POSSESSION WHILE TENANT IS A DEBTOR IN A PROCEEDING UNDER ANY BANKRUPTCY LAW) PROCEEDS TO TRIAL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY IN SUCH TRIAL. Landlord and Tenant agree that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(d)(2), and each party does hereby authorize and empower the other party to file this paragraph and/or this Lease, as required, with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.
37.Waiver. No provisions of this Lease shall be deemed waived by Landlord or Tenant unless such waiver is in a writing signed by the waiving party. The waiver by Landlord or Tenant of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord or Tenant upon any default by Landlord or Tenant, as applicable, shall impair such right or remedy or be construed as a waiver. Landlord’s acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant’s recurrent failure to timely pay rent) other than Tenant’s nonpayment of the accepted sums, and no endorsement or statement on any check or accompanying any check or payment shall be deemed an accord and satisfaction. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant. Tenant’s consent to or approval of any act by Landlord requiring Tenant’s consent or approval shall not be deemed to waive or render unnecessary Tenant’s consent to or approval of any subsequent act by Landlord.

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(46)

38.Notices. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be delivered personally or sent by United States mail, postage prepaid, or by any reputable overnight or same-day courier, addressed to Tenant at: E.L.F. Cosmetics., Inc., 570 10th Street, Oakland, CA 94607, Attention: Scott Milsten and Lane Verlenden; and a courtesy copy of all default notices applicable to Tenant sent via email at the same time, to Ravid Law Group at lease-admin@r-lg.com, or to such other place as Tenant may from time to time designate by notice to Landlord hereunder. All notices and demands by Tenant to Landlord shall be sent by United States mail, postage prepaid, or by any reputable overnight or same-day courier, addressed to Landlord in care of Shorenstein Company LLC, 235 Montgomery Street, 16th floor, San Francisco, California 94104, Attn: Corporate Secretary, with a copy to the management office of the Building, or to such other place as Landlord may from time to time designate by notice to Tenant hereunder. Notices delivered personally or sent same-day courier will be effective immediately upon delivery to the addressee at the designated address; notices sent by overnight courier will be effective one (1) Business Day after acceptance by the service for delivery; notices sent by mail will be effective two (2) Business Days after mailing. In the event Tenant requests multiple notices hereunder, Tenant will be bound by such notice from the earlier of the effective times of the multiple notices.
39.Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord except as expressly provided in this Lease.
40.Defined Terms and Marginal Headings. When required by the context of this Lease, the singular includes the plural. If more than one person or entity signs this Lease as Tenant or Landlord, the obligations hereunder imposed upon Tenant or Landlord (as applicable) shall be joint and several, and the act of, written notice to or from, refund to, or signature of, any Tenant or Landlord signatory to this Lease (including, without limitation, modifications of this Lease made by fewer than all such signatories) shall bind every other Tenant or Landlord signatory (as applicable) as though every other signatory had so acted, or received or given the written notice or refund, or signed. The headings and titles to the paragraphs of this Lease are for convenience only and are not to be used to interpret or construe this Lease. Wherever the term “including” or “includes” is used in this Lease it shall be construed as if followed by the phrase “without limitation.” Whenever in this Lease a right, option or privilege of Tenant is conditioned upon Tenant (or any affiliate thereof or successor thereto) being in “occupancy” of a specified portion or percentage of the Premises, for such purposes “occupancy” shall mean Tenant’s (or such affiliate’s or successor’s) physical occupancy of the space for the conduct of such party’s business, and shall not include any space that is subject to a sublease or that has been vacated by such party, other than a vacation of the space as reasonably necessary in connection with the performance of approved Alterations or by reason of a fire or other casualty or a taking. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not construed for or against any party simply because one party was the drafter thereof.
41.Time and Applicable Law. Time is of the essence of this Lease and of each and all of its provisions. This Lease shall be governed by and construed in accordance with the laws of the State of California, and the venue of any action or proceeding under this Lease shall be the City and County of San Francisco, California.

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(47)

42.Successors. Subject to the provisions of Paragraphs 13 and 28 above, the covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, executors, administrators and assigns.
43.Entire Agreement; Modifications. This Lease (including any exhibit, rider or attachment hereto) constitutes the entire agreement between Landlord and Tenant with respect to Tenant’s lease of the Premises. No provision of this Lease may be amended or otherwise modified except by an agreement in writing signed by the parties hereto. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Real Property or this Lease except as expressly set forth herein, including without limitation any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant’s business or for any other purpose, nor has Landlord or its agents agreed to undertake any alterations or construct any improvements to the Premises except those, if any, expressly provided in this Lease, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. Neither this Lease nor any memorandum hereof shall be recorded by Tenant or Landlord without the consent of the other party.
44.Light and Air. Tenant agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent hereunder, result in any liability of Landlord to Tenant, or in any other way affect this Lease.
45.Name of Building; Tenant’s Trademarks. Tenant shall not use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises without the written consent of Landlord. Landlord reserves the right to change the name of the Building at any time in its sole discretion by written notice to Tenant and Landlord shall not be liable to Tenant for any loss, cost or expense on account of any such change of name. Landlord shall not have the right to use Tenant’s trade name, trademarks or logo (“Tenant’s Trademarks”), nor shall the Tenant’s Trademarks be used by Landlord in advertising nor in any other manner without the prior written consent of Tenant, which shall not be unreasonably withheld or delayed.
46.Severability. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
47.Authority. If Tenant is a corporation, partnership, trust, association or other entity, Tenant hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Real Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so. If Landlord is a corporation, partnership, trust, association or other entity, Landlord hereby covenants and warrants that (a) Landlord is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Landlord has and is duly qualified to do business in the state in which the Real Property is located, (c) Landlord has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Landlord’s obligations hereunder, and (d) each person (and all of the persons if more

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(48)

than one signs) signing this Lease on behalf of Landlord is duly and validly authorized to do so. Landlord warrants and represents to Tenant that the Landlord is solely vested with fee simple title to the Premises and the Real Property and has full right and lawful authority to lease the Premises to Tenant.
48.No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
49.Real Estate Brokers. Tenant represents and warrants that it has negotiated this Lease directly with the real estate broker(s) identified in Paragraph 2 and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Lease. Landlord represents and warrants that it has negotiated this Lease directly with the real estate broker(s) identified in Paragraph 2 and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Landlord in connection with this Lease. Each party shall hold the other harmless from and indemnify and defend the other against any and all Claims by any real estate broker or salesperson other than the Real Estate Broker(s) identified in Paragraph 2 for a commission, finder’s fee or other compensation as a result of the inaccuracy of such party’s representation above. Landlord shall pay Tenant’s Broker a commission (the “Brokerage Commission”) in connection with this Lease pursuant to a separate written agreement between Landlord and Tenant’s Broker (the “Commission Agreement”). If Landlord fails to timely pay the Brokerage Commission within the time period specified in the Commission Agreement, which failure continues for twenty (20) days after written demand from Tenant’s Broker, then Tenant shall have the right, upon written notice to Landlord, to pay the unpaid Brokerage Commission to Tenant’s Broker and offset such amount so paid against Monthly Rent due under this Lease until such amount is exhausted; however, Landlord shall have the option to reimburse Tenant for the amount so paid, in which case, the credit against Monthly Rent shall thereafter be null and void). If Tenant pays the Brokerage Commission as set forth above, Tenant shall promptly notify Landlord of the same and provide evidence of payment to Landlord.
50.Consents and Approvals. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord shall act reasonably in granting or withholding such consent or approval or in making such judgment or determination, unless the provision providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval may be withheld in Landlord’s sole and absolute discretion, or otherwise specifies the standards under which Landlord may withhold its consent. Whenever the Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations (other than decisions to exercise expansion, contraction, cancellation, termination or renewal options), Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated tenant or landlord concerning the benefits to be enjoyed under the Lease. The review and/or approval by Landlord of any item shall not impose upon Landlord any liability for accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Real Property, and neither Tenant nor any Tenant Party nor any person or entity claiming by, through or under Tenant, nor any other third party shall have any rights hereunder by virtue of such review and/or approval by Landlord.

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(49)

51.Reserved Rights. Landlord retains and shall have the rights set forth below, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without giving rise to any claim for rent abatement, except as expressly provided in this Lease:
a.To grant to anyone the exclusive right to conduct any business or render any service in or to the Building and its tenants, provided that such exclusive right shall not operate to require Tenant to use or patronize such business or service or to exclude Tenant from its use of the Premises expressly permitted herein.
b.To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the Common Areas and facilities and other tenancies and premises in the Real Property and to create additional rentable areas through use or enclosure of Common Areas; however, such actions shall not materially adversely affect Tenant's access to or use of the Premises for the Permitted Use or Tenant's access to, or use of, the parking facilities or that would materially increase Tenant’s obligations under the Lease or materially decrease Tenant’s rights under the Lease. Further, subject to the preceding sentence. Further, Landlord may allow tenants of any retail or food establishment at the Building to use portions of the Common Areas to increase display space, take out or ordering areas, or eating areas while complying with applicable Legal Requirements; any such use of the Common Areas by retail tenants shall not modify any tenant’s obligations relating to the payment of Operating Expenses.
c.If portions of the Real Property or property adjacent to the Real Property (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, in its sole and absolute discretion, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Real Property and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Real Property and the Other Improvements, (iii) for the equitable allocation of a portion of the Operating Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Real Property, and (iv) for the use or improvement of the Other Improvements and/or the Real Property in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Real Property. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Real Property or any other of Landlord’s rights described in this Lease.
52.Financial Statements. Note more than once per year, in connection with a sale, financing, or refinancing of the Real Property or an Event of Default, within thirty (30) days after Landlord’s request therefor, Tenant shall furnish to Landlord copies of true and accurate financial statements reflecting Tenant’s then current financial situation (including without limitation balance sheets, statements of profit and loss, and changes in financial condition), Tenant’s most recent audited or certified annual financial statements and in addition shall cause to be furnished to Landlord similar financial statements and tax returns for any guarantor(s) of this Lease, if any. As a condition to providing such financial statements, Tenant may require that Landlord and/or Landlord’s lender, prospective lender, purchaser, or prospective purchaser, execute a commercially reasonable confidentiality agreement. Notwithstanding the foregoing, Tenant shall not be required to furnish any such financial statements if (i) Tenant is publicly traded on a nationally recognized stock exchange, or (ii)(A) Tenant's parent company, e.l.f Beauty, Inc. ("Tenant's Parent"), is publicly traded on a nationally recognized stock exchange, (B) Tenant's Parent's financial statements are publicly available, and (C) Tenant accounts for at least ninety percent (90%) of the revenue reflected on Tenant's Parent's financial statement.

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(50)

53.Intentionally Omitted.
54.Nondisclosure of Lease Terms. Landlord and Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord and Tenant, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants or the ability of Tenant to negotiate with other landlords. Tenant hereby agrees that Tenant and its partners, officers, directors, employees, agents, real estate brokers and sales persons and attorneys shall not disclose the terms of this Lease to any other person without Landlord’s prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to an assignee of this Lease or sublessee of the Premises, or to an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce this Lease or as required to comply with reporting requirements for publicly traded companies.
55.Hazardous Substance Disclosure. California law requires landlords to disclose to tenants the existence of certain hazardous substances. Accordingly, the existence of gasoline and other automotive fluids, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items, and asbestos-containing materials (“ACM”) must be disclosed. Gasoline and other automotive fluids are found in the garage area of the Building. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Real Property are found in the utility areas of the Real Property not generally accessible to Real Property occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain hazardous substances. Certain adhesives, paints and other construction materials and finishes used in portions of the Real Property may contain hazardous substances. Although smoking is prohibited in the public areas of the Real Property, these areas may, from time to time, be exposed to tobacco smoke. Real Property occupants and other persons entering the Real Property from time-to-time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain hazardous substances. Landlord has made no special investigation of the Premises with respect to any hazardous substances.
56.Signage Rights.
a.Except to the extent expressly provided in this Paragraph 52, Tenant shall not (i) place or install (or permit to be placed or installed by any Tenant Party) any signs, advertisements, logos, identifying materials, pictures or names of any type on the roof, exterior areas or Common Areas of the Building or the Real Property or in any area of the Building, Premises or Real Property which is visible from the exterior of the Building or outside of the Premises or (ii) place or install (or permit to be placed or installed by any Tenant Party) in or about any portion of the Premises any window covering (even if behind Building standard window coverings) or any other material visible from outside of the Premises or from the exterior of the Building.
b.Subject to compliance with applicable Legal Requirements and such Building signage criteria as Landlord shall apply from time to time and subject to receipt of Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed: (i) in the case where Tenant occupies an entire floor in the Building, Tenant may, at Tenant’s sole cost and expense, place in any portion of such floor or on the elevator lobby on such floor which is not visible from the exterior of the Building such identification signage as Tenant shall desire, including in the elevator lobby on the floor on which the Premises is located, and (ii) Landlord shall, at Landlord’s sole cost and expense,

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(51)

(A) install Building standard directional signage for the Premises, and (B) install at the entry to the Premises suite identification signage identifying Tenant that is in compliance with Landlord’s signage program (as the same may exist from time to time). All signage described in this Paragraph 52 shall be treated as Tenant’s personal property under the provisions of Paragraph 20.a. above with respect to Tenant’s obligations at the expiration or early termination of this Lease.
57.Parking.
a.The Building Parking Garage consists of two (2) levels of underground parking directly beneath the Building. Commencing upon the Commencement Date and continuing throughout the term of this Lease, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, on an unassigned, non-exclusive and un-labeled basis, 0.70 parking spaces for each 1,000 rentable square feet, of which one-half shall be in the Building Parking Garage (the “Building Parking Spaces”) and one-half of the parking spaces shall be in the parking garage known as “Garage West” located across the street from the Building (the “Garage West Parking Spaces”). For the avoidance of doubt, as of the Commencement Date, Tenant shall be entitled to twenty (20) total parking spaces (ten (10) Building Parking Spaces and ten (10) Garage West Parking Spaces). Tenant shall pay Landlord or the operator of the Building Parking Garage or Garage West, as applicable, and as directed by Landlord, for the parking spaces leased by Tenant hereunder at the rate or charge in effect from time to time for parking in the Parking Facilities for the type of space leased. As of the date hereof, Landlord’s prevailing charge for an unassigned parking space in the Building Parking Garage or Garage West, as applicable, for the type of space leased. The monthly rate for parking spaces in the Building Parking Garage is estimated to be $250.00 per parking space on the Commencement Date. The monthly rate imposed by Landlord for the Garage West Parking Spaces shall be equal to the rate that is charged to Landlord by the City of Oakland for the use of such parking spaces, without mark-up. The parking charges payable by Tenant shall include the taxes, assessments or other impositions imposed by any governmental entity in connection with Tenant’s use of the parking spaces. Landlord shall use commercially reasonable efforts, at no additional cost or expense to Landlord, to assist Tenant with increasing the total number of parking spaces in Garage West such that Tenant will achieve a combined parking ratio between the Building Parking Garage and Garage West of 1.0 parking spaces per 1,000 rentable square feet of the Premises; however, Landlord does not guarantee that the same will be achievable and in no event shall Landlord be in default under this Lease or incur any liability if Tenant is unable to secure such additional parking rights. In addition, if additional parking spaces are available in the Building Parking Garage, then Tenant shall have the opportunity to lease the same. Notwithstanding anything to the contrary contained in the Lease (subject to any temporary shutdown for repairs, for security purposes, for compliance with any legal restrictions, or Force Majeure, or other causes beyond the reasonable control of Landlord), Tenant’s parking privileges shall be available to Tenant twenty-four (24) hours per day, seven (7) days per week, every day of the year. Should Landlord provide reserved, segregated, preferred, priority, valet or block parking to any other tenant of the Building, the same shall be made available to Tenant. Any time and from time to time during the Lease term, Tenant may decrease or, subject to then current availability at the parking facilities, increase the number of parking spaces up to the maximum permitted under this Paragraph 53 by giving thirty (30) days’ written notice to Landlord.
Notwithstanding the above, Tenant shall not be required to lease the parking space provided above, but if Tenant does not accept (and commence payment for) such parking space(s) within sixty (60) days after the Commencement Date, any such parking space(s) shall be permanently forfeited.

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(52)

If requested by Tenant’s employees from time-to-time, Landlord shall cause its Building personnel to escort Tenant’s employees from the Building to the Building Parking Garage or Garage West.
b.Tenant shall provide Landlord with advance written notice of the names of each individual to whom Tenant from time to time distributes Tenant’s parking rights hereunder, and shall cause each such individual to execute the standard waiver form for garage users used in the Building Parking Garage or Garage West, as applicable. If the parking charge for a particular parking space is not paid when due, and such failure continues for ten (10) days after written notice to Tenant of such failure, then in addition to any other remedies afforded Landlord under this Lease by reason of nonpayment of rent, Landlord may terminate Tenant’s rights under this Paragraph 53 as to such parking space. Further, if at any time after the date which is sixty (60) days after the Commencement Date, Tenant releases to Landlord any parking space provided for in this Paragraph 53, then Tenant’s right under this Paragraph 53 to use such released parking space shall automatically forever terminate, unless Landlord then has available parking spaces to provide to Tenant at Tenant's written request, delivered at least thirty (30) days in advance.
c.The unassigned parking spaces to be made available to Tenant hereunder may contain a reasonable mix of spaces for compact cars. Landlord shall take reasonable actions to ensure the availability of the parking spaces leased by Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Real Property and users of the Building Parking Garage or Garage West. Without limiting the foregoing, in no event shall this Lease be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage, nor shall there be any abatement of rent hereunder (other than the parking charge paid hereunder for any parking space no longer made available), by reason of any reduction in Tenant’s parking rights hereunder by Force Majeure or any other cause beyond the reasonable control of Landlord. Access to the parking spaces to be made available to Tenant shall, at Landlord’s option, be by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord, and Tenant’s right to use the Building Parking Garage and Garage West, as applicable, is conditioned on Tenant’s abiding by and shall otherwise be subject to such reasonable rules and regulations as may be promulgated by the operator of the subject facility. If applicable, Tenant’s employees and occupants shall only have the right to park in Tenant’s designated area(s). Landlord shall have the right to reasonably modify, change, add to or delete the design, configuration, layout, size, ingress, egress, areas, method of operation, and other characteristics of or relating to the Building Parking Garage or Garage West at any time, and/or to provide for nonuse, partial use or restricted use of portions thereof.
d.The parking rights provided to Tenant pursuant to this Paragraph 53 are provided to Tenant solely for use by officers, directors, agents, contractors and employees of Tenant, and Tenant’s permitted subtenants and assignees, and such rights may not otherwise be transferred, assigned, subleased or otherwise alienated by Tenant to any other type of transferee without Landlord’s prior written approval, which may be withheld in Landlord’s sole discretion.
e.Tenant’s business visitors may park in the visitor parking provided by Landlord for the Building, on a space-available basis, upon payment of the prevailing fee for parking charged to visitors to the Building. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate then charged by Landlord to other tenants leasing similarly sized premises from time to time generally applicable to visitor parking.

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(53)

f.Tenant’s employees shall have the right to utilize Tenant’s parking privileges within the Building Parking Garage or Garage West in the ordinary course and to leave their vehicles overnight when Tenant’s employees are on business trips or vacations.
58.Transportation Management. To the extent applicable to Tenant, Tenant shall fully comply with all present or future programs imposed by applicable Legal Requirements intended to manage parking, transportation or traffic in and around the Real Property, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities, as required.
59.Renovation of the Real Property and Other Improvements. Tenant acknowledges that portions of the Building, Real Property and/or the Other Improvements (as defined in Paragraph 47.d. above) may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. It is agreed and acknowledged that no representations respecting the condition of the Premises, the Building or the Real Property have been made by Landlord to Tenant except as specifically set forth in this Lease. Tenant acknowledges and agrees that Landlord may alter, remodel, improve and/or renovate (collectively, the “Renovation Work”) the Building, Premises, and/or the Real Property, and in connection with any Renovation Work, Landlord may, among other things, erect scaffolding or other necessary structures in the Building or the Real Property, restrict access to portions of the Real Property, including portions of the Common Areas, or perform work in the Building and/or the Real Property. Tenant hereby agrees that, provided Landlord Performs such Renovation Work in accordance with this Lease, such Renovation Work and Landlord’s actions in connection with such Renovation Work shall in no way entitle Tenant to any abatement of Rent except as expressly provided in this Lease. Except as expressly provided in this Lease, Landlord shall have no responsibility or liability to Tenant for any injury to or interference with Tenant’s business arising from any such Renovation Work, and Tenant shall not be entitled to any damages from Landlord for loss of use of the Premises, in whole or in part, or for loss of Tenant’s personal property or improvements, resulting from the Renovation Work or Landlord’s actions in connection therewith or for any inconvenience occasioned by such Renovation Work or Landlord’s actions in connection therewith. Notwithstanding anything in this Lease to the contrary, Landlord shall perform such Renovation Work in such a manner so as to avoid any material interference with Tenant’s use of the Premises for the Permitted Use.
60.Waiver of Claims. As a material inducement to Landlord to enter into this Lease, except as expressly provided in this Lease, Tenant hereby releases the Indemnitees from, and hereby waives, any and all losses, costs, damages, expenses, liabilities, claims, rights and causes of action (collectively, the "Released Claims") arising from or related to any Force Majeure, including, without limitation, any claims for, and/or rights of, termination of this Lease and/or abatement, offset and/or deferral of rent under this Lease, at law and/or in equity, related to the inability of Tenant to conduct operations from the Premises as a result of any "shelter in place" orders or similar governmental directives related thereto. With respect to the Released Claims, Tenant acknowledges that (i) Tenant accepts and assumes that Tenant may be unable to conduct operations from the Premises as a result of any current or future "shelter in place" orders or similar governmental directives related thereto; and (ii) Tenant has been advised by legal counsel, has had the opportunity to be advised by legal counsel, or has otherwise made itself familiar with all Legal Requirements relative thereto.

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(54)

61.Force Majeure. Whenever a period of time is prescribed in this Lease for the performance of an action by Landlord or Tenant and such performance is actually delayed for reasons that are beyond the performing party’s reasonable control, such as delays due to strikes, lockout, labor disputes, shortages of material or labor, war, riots, fire or other casualty, acts of God, inability to secure governmental approvals or permits, governmental restrictions, actual or threatened public health emergency (including, without limitation, epidemic, pandemic and other significant public health risks), changes in applicable Legal Requirements (including, without limitation, any shelter-in-place orders or any other restrictions on travel or business that preclude Landlord or Tenant, or their respective agents, contractors or employees from accessing or using all or part of the Premises, or Real Property), breaches in cybersecurity, or any other cause whether similar or dissimilar to the foregoing which is beyond a party’s reasonable control (“Force Majeure”), then the period of time for the performance of the subject action shall be extended by the number of days that the performance is actually delayed by the Force Majeure event(s), provided that the performing party shall use commercially reasonable efforts to minimize the length of the Force Majeure caused delay.  Notwithstanding the foregoing, in no event shall events of Force Majeure (i) extend any period of time for the payment of Monthly Rent, Additional Rent or other sums payable by either party under this Lease, (ii) extend any period of time for the written exercise of an option or right by either party, (iii) be grounds for Tenant to abate any portion of rent due pursuant to this Lease, or entitle either party to terminate this Lease, except as allowed pursuant to Paragraphs 26 and 27 of this Lease, (iv) excuse Tenant’s obligations under Paragraph 8 of this Lease or (v) extend the occurrence of the Commencement Date. In the event Tenant is delayed in completing construction of the Improvements as a result of any Force Majeure delays, then Tenant shall promptly notify Landlord of the same in which case the Buildout Period shall be extended for the period(s) of time corresponding to any such delay(s), not to exceed an aggregate of ninety (90) days.
62.Quiet Enjoyment. If, and so long as, Tenant pays the rent and keeps, observes and performs each and every term, covenant and condition of this Lease on the part or on behalf of Tenant to be kept, observed and performed within applicable notice and cure periods, Tenant shall peaceably and quietly enjoy the Premises throughout the term without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the provisions of this Lease.
63.No Discrimination. Tenant covenants by and for itself and its successors, heirs, personal representatives and assigns and all persons claiming under or through Tenant that there shall be no discrimination against or segregation of any person or of a group of persons on account of race, color, religion, creed, sex or national origin in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises nor shall Tenant or any person claiming under or through Tenant establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or assignees of the Premises.
64.OFAC. Each of Landlord and Tenant hereby represents and warrants to the other party that, to the representing party’s knowledge, as of the date of this Lease, neither the representing party nor any individual, entity, or organization holding any (or, if a publicly traded entity, a significant) ownership or controlling interest in the representing party, nor any officer or director of such entity, is an individual, entity, or organization with whom any United States law, regulation, or executive order prohibits U.S. companies and individuals from dealing, including, without limitation, names appearing on the U.S. Department of Treasury’s Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List. If the foregoing representation by a representing party is presently or later becomes untrue, the representing party shall be in material breach of this Lease and the other party shall

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(55)

have the remedies provided to such party under this Lease for a material breach; provided, however, if the breach is by Tenant, Landlord may immediately terminate this Lease upon written notice to Tenant without application of a notice and cure period. Further, Tenant shall indemnify and hold harmless Landlord from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and costs) incurred by Landlord arising from or relating to Tenant’s breach of the foregoing representation by Tenant, which indemnity obligation shall survive the expiration or earlier termination of this Lease. Landlord acknowledges that the foregoing representation is inapplicable to shareholders or equity owners who, directly or indirectly, own shares or equity in Tenant or Tenant’s affiliates by purchase on a nationally recognized securities exchange.
65.CASp Inspection. As of the date of this Lease, the Premises and the Common Areas of the Real Property expected to be in Tenant’s path of travel during the Lease term, have not undergone an inspection by a Certified Access Specialist (CASp) regarding compliance with construction-related accessibility standards. A CASp can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises. This disclosure is made pursuant to Section 1938 of the California Civil Code.
66.Sustainability Practices. Tenant acknowledges that Landlord may elect, in Landlord's sole discretion, to implement energy, water, and waste efficiency, and other environmentally sustainable practices (collectively, the “Sustainability Practices”) and, in furtherance of same, may pursue an environmental sustainability monitoring and certification and/or rating program such as ENERGY STAR, Green Globes-CIEB, LEED, BREEAM, IREM CSP, Fitwel, Fitwel VRM, WELL, WELL Health & Safety or similar programs (“Green Building Certification and Health & Safety Certification”). Tenant agrees that, throughout the Lease term (as the same may be extended), Tenant shall reasonably cooperate with Landlord and, to the extent reasonably practicable, comply with Landlord’s Sustainability Practices standards for the Building and/or Landlord’s efforts to obtain or maintain Green Building Certification and Health & Safety Certification including matters addressing operations and maintenance, including indoor air quality, energy efficiency, water efficiency, water quality, wellness, health safety, recycling programs, exterior maintenance program, transportation and occupant satisfaction surveys, sustainable procurement practices, systems upgrades and recommissioning of Building systems. In the event that Landlord provides a forum for the Tenant to engage with Landlord to improve the environmental performance of the Premises or Building, Tenant shall cooperate. Landlord shall have the right to install on-site power generation (i.e., solar or small wind) and/or storage (batteries) at the Building. Tenant agrees to cooperate with Landlord in connection with the installation and on-going operation of such on-site power and/or storage. Tenant shall have no right to any renewable energy credits or similar resulting from on-site energy generation or storage, even if Tenant uses such energy. Landlord may retain or assign such renewable energy credits in Landlord’s sole discretion. Notwithstanding the foregoing or anything in this Lease to the contrary, Tenant’s agreement to cooperate with Landlord and comply with the Sustainability Practices and Landlord’s efforts to obtain or maintain Green Building Certification and Health & Safety Certification as provided above is on the express condition that such cooperation and compliance is at no material additional cost or material inconvenience

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(56)

to Tenant. In no event shall Tenant be required to obtain a LEED certification for any of Tenant’s Alterations.
67.Renewal Options.
a.Option to Renew. The original Tenant executing this Lease (the “Original Tenant”) or any Affiliate Assignee shall have the option to renew this Lease for two (2) consecutive additional terms of five (5) years each, commencing upon the expiration of the initial term of the Lease or the first renewal term, as the case may be. The renewal options must be exercised, if at all, by written notice given by Tenant to Landlord not earlier than eighteen (18) months nor later than twelve (12) months prior to the expiration of the initial term of this Lease or the first renewal term, as the case may be. Notwithstanding the foregoing, if (i) as of the date immediately preceding the commencement of the renewal period the Original Tenant and/or any Affiliate is not in occupancy of all or a portion of the Premises then demised hereunder, or (ii) on the date Tenant exercises the option or on the date immediately preceding the commencement date of the renewal period Tenant is in default of any of its obligations under this Lease beyond applicable notice and cure periods, then, at Landlord’s election, the renewal option shall be null and void and Tenant shall have no right to renew this Lease.
b.Terms and Conditions. If Tenant exercises a renewal option, then during the respective renewal period all of the terms and conditions set forth in this Lease as applicable to the Premises during the initial term shall apply during the applicable renewal term, except that (i) Tenant shall have no further right to renew this Lease beyond the second renewal term, (ii) Tenant shall take the Premises in its then “as-is” state and condition, except that if fair market terms include an improvement allowance, Tenant shall receive such improvement allowance and the Monthly Rent referred to item (iii) shall take such improvement allowance into account, (iii) the Monthly Rent payable by Tenant for the Premises shall be the then-fair market rent for the Premises based upon the terms of this Lease, as renewed, and (iv) the Base Year and Base Tax Year for the Premises shall be the calendar year and fiscal tax year, as the case may be, in which the renewal term commences. Fair market rent shall include the periodic rental increases, if any, that would be included for space leased for the period of the renewal term. For purposes of this Paragraph 63, the term “fair market rent” shall mean the rental rate that would be applicable for a lease term commencing on the commencement date of the renewal term and that would be payable in any arm’s length negotiations for the Premises in their then as-is condition, for the renewal term, which rental rate shall be established by reference to rental terms actually negotiated for comparable space under primary lease (and not sublease), taking into consideration all relevant factors, including, without limitation, the location of the Building and such amenities as existing improvements, view, floor on which the Premises are situated and the like, situated in Class A office projects located in the City-Center District of Downtown Oakland (“Comparable Buildings”), in similar physical and economic condition as the Building, engaged in then-prevailing ordinary rental market practices with respect to tenant concessions (if any) (e.g. not offering extraordinary rental, promotional deals and other concessions to tenants in an effort to alleviate cash flow problems, difficulties in meeting loan obligations or other financial distress) and taking into account then market concessions (including, but not limited to, any construction allowances and/or rent abatement); provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its renewal option or the fact that any comparable transactions do or do not involve the payment of real estate brokerage commissions. The fair market rent shall be mutually agreed upon by Landlord and Tenant in writing within a thirty (30) calendar day period commencing not later than six (6) months prior to commencement of the renewal period. If Landlord and Tenant are unable to agree upon the fair market monthly rent within such thirty

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(57)

(30)-day period, then the fair market rent shall be established by brokers in accordance with the procedures set forth in Paragraph 63.c. below.
c.Determination of Fair Market Rent. Within fifteen (15) days after the expiration of the thirty (30)-day period for the mutual agreement of Landlord and Tenant as to the fair market rent, each party hereto, at its cost, shall engage a real estate broker to act on its behalf in determining the fair market rent. The brokers each shall have at least ten (10) years’ experience with leases in Comparable Buildings and shall submit to Landlord and Tenant in advance for Landlord’s and Tenant’s reasonable approval of the methods to be used to determine fair market rent. If a party does not appoint a broker within said fifteen (15)-day period but a broker is appointed by the other respective party, the single broker appointed shall be the sole broker and shall set the fair market rent. If the two brokers are appointed by the parties as stated in this paragraph, such brokers shall meet promptly and attempt to set the fair market rent. If such brokers are unable to agree within thirty (30) days after appointment of the second broker, the brokers shall elect a third broker meeting the qualifications stated in this Paragraph within ten days after the last date the two brokers are given to set the fair market rent. Each of the parties hereto shall bear one-half (1/2) the cost of appointing the third broker and of the third broker’s fee. The third broker shall be a person who has not previously acted in any capacity for either party.
d.The third broker shall conduct his own investigation of the fair market rent, and shall be instructed not to advise either party of his determination of the fair market rent except as follows: When the third broker has made his determination, he shall so advise Landlord and Tenant and shall establish a date, at least five (5) days after the giving of notice by the third broker to Landlord and Tenant, on which he shall disclose his determination of the fair market rent. Such meeting shall take place in the third broker’s office unless otherwise agreed by the parties. After having initialed a paper on which his determination of fair market rent is set forth, the third broker shall place his determination of the fair market rent in a sealed envelope. Landlord’s broker and Tenant’s broker shall each set forth their determination of fair market rent on a paper, initial the same and place them in sealed envelopes. Each of the three envelopes shall be marked with the name of the party whose determination is inside the envelope.
e.In the presence of the third broker, the determination of the fair market rent by Landlord’s broker and Tenant’s broker shall be opened and examined. If the higher of the two determinations is 105% or less of the amount set forth in the lower determination, the average of the two determinations shall be the fair market rent, the envelope containing the determination of the fair market rent by the third broker shall be destroyed and the third broker shall be instructed not to disclose his determination. If either party’s envelope is blank, or does not set forth a determination of fair market rent, the determination of the other party shall prevail and be treated as the fair market rent. If the higher of the two determinations is more than 105% of the amount of the lower determination, the envelope containing the third broker’s determination shall be opened. If the value determined by the third broker is the average of the values proposed by Landlord’s broker and Tenant’s broker, the third broker’s determination of fair market rent shall be the fair market rent. If such is not the case, fair market rent shall be the rent proposed by either Landlord’s broker or Tenant’s broker which is closest to the determination of fair market rent by the third broker.
f.Delay in Determination of Monthly Rent. If the fair market rent is not established prior to the commencement of the renewal period, then Tenant shall continue to pay as Monthly Rent and Additional Rent the sums in effect as of the last day of the initial term of the Lease and, as soon as the fair market rent is determined, Tenant shall immediately pay to Landlord any deficiency in

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(58)

the amount paid by Tenant during such period, or, if Tenant paid excess Monthly Rent during such period, Landlord shall credit such excess payments to the Monthly Rent amounts next due.
68.Abatement of Rent and Termination Right When Tenant Is Prevented From Using Premises.
a.Notwithstanding anything in this Lease to the contrary, if (i) Landlord fails to perform the repair and maintenance obligations required of Landlord under the terms of this Lease, or (ii) there is any interruption in, or failure or inability to provide any Basic Services that is within Landlord's reasonable control, and such failure or interruption causes all or a portion of the Premises to be untenantable and unusable for the Permitted Use by Tenant, or (iii) Tenant is unable to access the Premises as a result of Landlord failing to comply with its obligations under this Lease (each of the items set forth in clauses (i), (ii) and (iii) above being referred to herein as a "Trigger Event"), then upon the occurrence of such Trigger Event, Tenant shall give Landlord written notice specifying such failure or interruption, as the case may be. If Landlord has not cured the Trigger Event within five (5) Business Days after the receipt of Tenant's written notice (the "Eligibility Period"), then Tenant shall be entitled to an abatement of Monthly Rent under Paragraph 5 hereof and Additional Rent under Paragraph 7 hereof, which abatement shall commence as of the first day after the expiration of the Eligibility Period, as the case may be, and shall be based upon the portion of the Premises that Tenant is unable to and does not so use for Tenant's business. If Tenant’s right to abatement described in this Paragraph 64.a. occurs during the Abatement Period, then the Abatement Period shall be extended for the number of days that the abatement period pursuant to this Paragraph 64.a. overlapped the Abatement Period (“Overlap Period”). Landlord shall have the right to extend the Expiration Date for a period of time equal to the Overlap Period if Landlord sends a notice to Tenant of such election within ten (10) days following the end of the extended Abatement Period. The abatement provisions set forth above shall be inapplicable to any interruption in, or failure or inability to provide any of the services or utilities described in Paragraph 17.a. above or failure to perform repair or maintenance obligations that is caused by (x) damage by fire or other casualty or a taking (it being acknowledged that such situations shall be governed by Paragraphs 26 and 27, respectively), or (y) the negligence or willful misconduct of Tenant or any other Tenant Parties.
b.In addition, notwithstanding anything in this Lease to the contrary, in the event that Tenant cannot, within six (6) months (“Non-Use Period”) after the occurrence of the Trigger Event, be given reasonable use of, and access to the Premises and the utilities and services pertaining to the Premises (including the Basic Services), all suitable for the efficient conduct of Tenant’s business therefrom, then Tenant may elect to terminate this Lease upon written notice sent to Landlord within thirty (30) days following the expiration of the Non-Use Period.

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(59)

THIS LEASE IS EXECUTED by Landlord and Tenant as of the date set forth at the top of page 1 hereof.

Landlord:		Tenant:

601 CITY CENTER LLC, a Delaware limited liability company		E.L.F. COSMETICS, INC., a Delaware corporation

By:	/s/ Paul W. Grafft	By:	/s/ Scott Milsten
Name:	Paul W. Grafft	Name:	Scott Milsten
Title:	Vice President	Title:	SVP, General Counsel & Chief People Officer

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(1)

EXHIBIT A
Outline of Premises

12TH STREET
"PREMISES"
11TH STREET

601 CITY CENTER
FLOOR 14
EXHIBIT A

4885-9329-8068.6 391320.00007/5-29-24/arb/bwt	(1)

EXHIBIT B
Rules and Regulations
601 City Center
In the event of a conflict between these Rules and Regulations and the Lease to which they are attached, the terms of the Lease shall control.

1.Except as provided in Paragraph 52, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building or any part of the Premises visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord's reasonable discretion. Landlord shall have the right to remove, at Tenant's expense and without notice to Tenant, any such sign, placard, picture, advertisement, name or notice that has been installed in violation of this Lease.
    If Landlord notifies Tenant in writing that Landlord objects to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises that were installed without Landlord’s approval, such use of such curtains, blinds, shades or screens shall be removed immediately by Tenant. No awning shall be permitted on any part of the Premises.
2.No ice, drinking water, towel, barbering or bootblacking, shoe shining or repair services, or other similar services shall be provided to the Premises, except from persons reasonably authorized by Landlord and at the hours and under regulations reasonably fixed by Landlord.
3.The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.
4.The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the Tenant Parties or used by Tenant for any purpose other than for ingress to and egress from its Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.
5.Except as otherwise expressly set forth in this Lease, Tenant shall not alter any lock or install any new or additional locks or any bolts on any interior or exterior door of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed.
6.The toilet rooms, toilets, urinals , wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

7.Tenant shall not overload the floor of the Premises or mark, drive nails , screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.
8.No heavy furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord (which consent shall not be unreasonably withheld, conditioned, or delayed) and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall reasonably designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. The elevator designated for freight by Landlord shall be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may reasonably determine from time to time. The persons employed to move Tenant's equipment, material, furniture or other property in or out of the Building must be reasonably acceptable to Landlord. The moving company must be a locally recognized professional mover , whose primary business is the performing of relocation services, and must be bonded and fully insured. In no event shall Tenant employ any person or company whose presence may give rise to a labor or other disturbance in the Real Property. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient in Landlord's reasonable opinion, to cover all personal liability, theft or damage to the Real Property, including, but not limited to, floor coverings, doors, walls, elevators, stairs , foliage and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations shall be conducted at such times and in such a manner as Landlord shall reasonably direct, and all moving shall take place during non-business hours unless Landlord agrees in writing otherwise.
9.Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise reasonably agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Building or the Premises. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Notwithstanding the foregoing, Tenant shall be permitted to have Tenant’s employees clean the Premises.
10.Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building, except for guide dogs for the blind and other customary service animals. In no event shall Tenant keep, use, or permit to be used in the Premises or the Building any guns, firearm, explosive devices or ammunition. Subject to Paragraph 64 of the Lease, except in areas designated by Landlord, Tenant may not bring any bicycles or other vehicles onto the Building or the Real Property.
11.No cooking shall be done or permitted by Tenant in the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, however, Tenant may maintain and use microwave ovens and equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that Tenant shall (i) prevent the emission of any unreasonable food or cooking odor from leaving the Premises, (ii) be solely responsible for cleaning the areas where such equipment is located and removing food-related waste from the Premises and the Building, or shall pay Landlord's standard rate for such service as an addition to cleaning services ordinarily provided, (iii) maintain and use such areas solely for Tenant's employees and business invitees, not as public facilities, and (iv) keep the Premises free of vermin and other pest infestation and shall exterminate, as needed, in a manner and through contractors reasonably approved by Landlord, preventing any emission of odors, due to extermination, from leaving the Premises. Notwithstanding clause (ii) above, Landlord shall, without special charge, empty and remove the contents of one (I) 15-gallon (or smaller) waste container from the food preparation area so long as such container is fully lined with, and the contents can be removed in, a waterproof plastic liner or bag, supplied by Tenant, which will prevent any leakage of food related waste or odors; provided, however, that if at any time Landlord must pay a premium or special charge to Landlord's cleaning or scavenger contractors for the handling of food-related or so-called "wet" refuse, Landlord's obligation to provide such removal, without special charge, shall cease.
12.Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord except for any supplemental HVAC installed by Tenant and approved by Landlord.
13.Landlord will direct electricians as to where and how telephone and telecommunications wiring is to be introduced into the Premises and the Building. No boring or cutting for wires will be allowed without the prior consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior approval of Landlord.
14.Upon the expiration or earlier termination of the Lease, Tenant shall deliver to Landlord the keys of offices, rooms and toilet rooms which have been furnished by Landlord to Tenant and any copies of such keys which Tenant has made. In the event Tenant has lost any keys furnished by Landlord, Tenant shall pay Landlord for such keys.
15.Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises, except to the extent and in the manner approved in advance by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.
16.No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be reasonably designated by Landlord, which elevator usage shall be subject to the Building's customary charge therefor as established from time to time by Landlord.
17.At all times other than Building Hours, access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

18.Tenant shall be responsible for insuring that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. Except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents, employees, or contractors, Landlord shall not be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to the property of Tenant caused by the employees or independent contractors of Landlord or by any other person.
19.Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.
20.The requirements of any tenant will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.
21.Tenant may install a vending machine in any kitchen/pantry area, subject to Landlord's reasonable requirements to protect the floor and walls of the Premises from damage.
22.Subject to Tenant's right of access to the Premises in accordance with Building security procedures, Landlord reserves the right to close and keep locked all entrance and exit doors of the Building outside of Building Hours, and during such further hours as Landlord may deem advisable for the adequate protection of the Building and the property of its tenants.
23.Intentionally Omitted.
24.Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products, nor in any way obstruct such areas.
25.Tenants shall comply with the Building's trash and recycling program.

EXHIBIT C
Form of Commencement Date Letter
_______, 20__

Re:     Lease dated as of _______ (the “Lease”) between 601 CITY CENTER LLC, a Delaware limited liability company (“Landlord”) and ____________________________ (“Tenant”), for premises located on the ______ floor of the building located at 601 12th Street, Oakland, California, and known as 601 City Center.
Gentlemen or Ladies:
Pursuant to Paragraph 3.a. of your above-referenced Lease, this letter shall confirm the following dates:
1. The Delivery Date of the Lease (as defined in Paragraph 2.b. of the Lease) is ___________________, which is the date the Premises were delivered to Tenant in their as-is condition,
2. The Commencement Date (as defined in Paragraph 2.b. of the Lease) is _______________, and
3. The Expiration Date of the Lease (as defined in Paragraph 2.b. of the Lease) is ________________________, which is the last day of the one hundred thirtieth (130th) full calendar month following the Commencement Date.
Please acknowledge Tenant’s agreement to the foregoing by executing this letter and returning the same to Landlord. This letter may be executed in electronic (including PDF) counterparts, each of which shall be deemed an original, with the same effect as if both parties had executed the same document.
Very truly yours,
601 CITY CENTER LLC,
a Delaware limited liability company
By:    SHORENSTEIN REALTY SERVICES, LP,
a Delaware limited partnership
By:
 Authorized signatory

The undersigned agrees to the dates set forth above:
E.L.F. COSMETICS, INC.,
a Delaware corporation

By:
Name
Title

EXHIBIT D
Work Letter
This Exhibit D (the “Work Letter”) shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Work Letter to Articles or Paragraphs of “this Lease” shall mean the relevant portion of the Lease to which this Work Letter is attached and of which this Work Letter forms a part, and all references in this Work Letter to Sections of “this Work Letter” shall mean the relevant portion of this Work Letter.
SECTION 1

DELIVERY OF THE PREMISES
1.1Delivery Condition. Except as provided in Paragraph 4 of the Lease and Exhibit D-1 attached hereto, Landlord shall tender possession of the Premises to Tenant in its existing "as-is" condition and Landlord shall not be obligated to provide or, except as set forth in this Work Letter, pay for any improvement work or services related to the improvement of the Premises, Building or the Real Property and Tenant shall accept the Premises “as is” on the Delivery Date. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose, or any other kind arising out of this Lease and there are and shall be no warranties that extend beyond the warranties, if any, expressly set forth in this Lease.
SECTION 2

TENANT IMPROVEMENT ALLOWANCE;
SPACE PLANNING ALLOWANCE
2.1Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of $5,009,580.00 (i.e., $180.00 per rentable square foot of the Premises) for the initial design and construction of Tenant’s improvements which are permanently affixed to the Premises (the “Tenant Improvements”). In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Tenant Improvement Allowance and the Space Planning Allowance (as defined below). All Tenant Improvements for which the Tenant Improvement Allowance has been utilized shall be deemed Landlord’s property under the terms of the Lease. Tenant acknowledges that the Tenant Improvement Allowance is to be applied to Tenant Improvements covering the entire Premises and if Tenant does not elect to improve the entire Premises, then the Tenant Improvement Allowance shall be adjusted on a pro-rata per rentable square foot basis to reflect the number of square feet actually being improved. In the event that Tenant shall fail to request the entire Tenant Improvement Allowance prior to the expiration of Lease Month 36, such unrequested amounts shall be the sole property of Landlord and Tenant shall have no claim to any such unrequested amounts. Notwithstanding anything contained herein to the contrary, the Tenant Improvement Allowance may be applied to non-construction related costs as further set forth in Paragraph 2.2.

4885-9329-8068.6/ 391320.00007/5-29-24/arb/bwt	EXHIBIT D -1-

2.2Tenant Improvement Allowance Items. Except as otherwise set forth in this Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):
2.2.1Payment of the fees of the “Architect/Space Planner” and the “Engineers,” as those terms are defined in Paragraph 3.1 of this Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Documents,” as that term is defined in Paragraph 3.1 of this Work Letter, not exceed an aggregate amount equal to $10.00 per rentable square foot of the Premises;
2.2.2The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;
2.2.3The cost of construction of the Tenant Improvements, including, without limitation, demolition, testing and inspection costs, trash removal costs, parking fees, after-hours utilities usage and contractors’ fees and general conditions;
2.2.4The cost of any changes anywhere in the base building or the floor of the Building on which the Premises is located, when such changes are required by the Construction Documents (including if such changes are due to the fact that such work is prepared on an unoccupied basis) or to comply with applicable governmental regulations or building codes (collectively, the “Code”), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;
2.2.5The cost of any changes to the Construction Documents or Tenant Improvements required by Code;
2.2.6Sales and use taxes and Title 24 fees;
2.2.7The “Landlord Coordination Fee,” as that term is defined in Paragraph 4.2.6 of this Work Letter;
2.2.8The cost of cabling for the Premises; and
1.1.1The cost of any furniture, fixtures and equipment for the Premises;
1.1.2The cost of project management;
1.1.3The cost of special electrical power distribution;
1.1.4The cost of telephone and security systems; and
2.2.9Tenant’s moving costs.
2.3Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant upon Tenant’s request (but not more frequently than monthly) and shall authorize the release of monies for the benefit of Tenant as follows.

4885-9329-8068.6/ 391320.00007/5-29-24/arb/bwt	EXHIBIT D -2-

2.3.1Monthly Disbursements. On or before the twentieth (20th) day of each calendar month during the construction of the Tenant Improvements (the “Submittal Date”) (or such other date as Landlord may designate), Tenant may deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Paragraph 4.1 of this Work Letter, approved by Tenant showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Paragraph 4.1.2 of this Work Letter, for labor rendered and materials delivered to the Premises (if such invoice is for the Contractor, the Contractor will need to provide an application and certificate for payment [AIA form G702-1992 or equivalent] signed by the Architect/Space Planner, and a breakdown sheet [AIA form G703-1992 or equivalent]); (iii) a letter from the Tenant requesting payment from the Tenant Improvement Allowance; and (iv) executed mechanic’s lien releases with respect to contracts in excess of $25,000.00, which lien releases shall be conditional with respect to the then-requested payment amounts and unconditional with respect to payment amounts previously disbursed by Landlord or Tenant, from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and 8138. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. On or before the date occurring thirty (30) days after the Submittal Date, and assuming Landlord receives all of the information described in items (i) through (iv), above, and subject to Tenant first delivering any Over-Allowance Payments (as defined below) in accordance with Paragraph 4.2.1, Landlord shall deliver a check to Tenant made to Tenant’s Agent (or to Tenant if such invoices were previously paid by the Tenant) in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Paragraph 2.3.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions shall be known as the “Final TI Allowance Reimbursement”), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final TI Allowance Reimbursement), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Construction Documents”, as that term is defined in Paragraph 3.4 below, or due to any substandard work, or for any other reason as provided in this Lease. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.
2.3.2Final TI Allowance Reimbursement. Subject to the provisions of this Work Letter, a check for the Final TI Allowance Reimbursement payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord (a) properly executed, unconditional final mechanic’s lien releases from all of Tenant’s Agents with contracts in excess of $25,000.00, showing the amounts paid, in compliance with California Civil Code Sections 8132, 8134, 8136 and 8138, (b) Contractor’s last application and certificate for payment (AIA form G702 1992 or equivalent) signed by the Architect/Space Planner, (c) a breakdown sheet (AIA form G703 1992 or equivalent), (d) original or copies of stamped building permit plans, one copy of the building permit, (f) original or copies of the of stamped building permit inspection card with all final sign-offs, (g) full size bond copies and a CD R disk containing electronic files of the “as-designed” drawings of the Tenant Improvements in both “dwg” and “pdf” formats, from the Architect/Space Planner for architectural drawings, and “as-built” drawings from the Contractor for all other trades, (h) air balance reports, (i) intentionally omitted; (j) one year warranty letters from Tenant’s Agents, (k) manufacturer’s warranties and operating instructions, (l) final punchlist completed and signed off by Tenant and the Architect/Space Planner, (m) letters of compliance from the Engineers stating that the Engineers have inspected the Tenant Improvements and that they comply with the Engineers’ drawings and specifications, (n) a copy of the recorded Notice of Completion, and (o) a final list of all contractors/vendors/consultants retained by Tenant in connection with the Tenant Improvements and any other improvements in the Premises pursuant to this Work Letter, including, but not limited to, the

4885-9329-8068.6/ 391320.00007/5-29-24/arb/bwt	EXHIBIT D -3-

Contractor, other contractors, subcontractors and the remaining Tenant’s Agents, the Architect/Space Planner, the Engineers, systems furniture vendors/ installers, data/telephone cabling/equipment vendors/installers, etc., which final list shall set forth the full legal name, address, contact name (with telephone/fax/e mail addresses) and the total price paid by Tenant for goods and services to each of such contractors/vendors/consultants (collectively, the “Final Close Out Package”), and (ii) Landlord has determined that no substandard work exists which materially adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building.
▪Notwithstanding anything to the contrary contained herein, if (i) Tenant has satisfied all of the conditions precedent to the disbursement by Landlord of all or an installment of the Tenant Improvement Allowance, and Landlord is obligated pursuant to the terms of this Lease to disburse same to Tenant, (ii) Landlord fails to timely disburse the Tenant Improvement Allowance or such installment thereof in accordance with the terms of this Lease and, thereafter Tenant delivers notice ("Allowance Disbursement Failure Notice") to Landlord of such failure (which Allowance Disbursement Failure Notice must refer to this provision and state in capital bold letters in the Allowance Disbursement Failure Notice the following: "LANDLORD MUST DISBURSE THE TENANT IMPROVEMENT ALLOWANCE PURSUANT TO TENANT'S REQUEST CONTAINED HEREIN WITHIN THIRTY (30) DAYS AFTER RECEIPT OR TENANT WILL EXERCISE ITS RIGHT OF OFFSET PURSUANT TO THE TERMS OF THE LEASE"), and (iii) Landlord fails to make such disbursement within thirty (30) days after delivery of the Allowance Disbursement Failure Notice, then, subject to the terms and conditions of this Paragraph 2.3, Tenant shall be entitled to pay such unfunded amount to the applicable party and offset such unfunded amount from Monthly Rent next due and payable by Tenant under this Lease (the "Offset"), provided that Tenant will concurrently deliver notice to Landlord of the amount so funded by Tenant. The amount of the Tenant Improvement Allowance that Tenant elects to Offset pursuant to the preceding sentence shall reduce the remaining available balance of the Tenant Improvement Allowance accordingly. If any portion of the Tenant Improvement Allowance is not paid to Tenant when due, such Tenant Improvement Allowance shall first be reduced by any Landlord’s Coordination Fee due and owing to Landlord (such reduced amount, the "Remaining Tenant Improvement Allowance") and, in the event such Remaining Tenant Improvement Allowance remains unpaid after thirty (30) days written notice to Agent at the notice address set forth in Section 11 of the SNDA, interest shall accrue on such unpaid Remaining Tenant Improvement Allowance at the Interest Rate from the date due until paid to Tenant or fully Offset by Tenant. Notwithstanding the foregoing, Tenant shall not be entitled to Offset against Monthly Rent pursuant to this Paragraph 2.3, any portion of the Tenant Improvement Allowance that is the subject of a good faith dispute between Landlord and Tenant so long as Landlord has provided Tenant with written notice regarding such dispute prior to the expiration of the thirty (30) day period described above in this Paragraph 2.3. If Tenant commences to Offset the unfunded amount of the Tenant Improvement Allowance pursuant to the provisions of this Paragraph 2.3, Landlord shall have the right, at any time, to pay to Tenant all or any portion of the then-unfunded amount, in which event Tenant shall have no further right to continue such Offset with respect to the amount so paid.
2.4Construction Rules, Requirements, Specifications, Design Criteria and Building Standards. Landlord has established construction rules, regulation, requirements and procedures, and specifications, design criteria and Building standards with which Tenant, the “Architect/Space Planner,” as that term is defined below, and all Tenant’s Agents must comply in designing and constructing the Tenant Improvements in the Premises (the “Construction Rules, Requirements, Specifications, Design Criteria and Building Standards”).

4885-9329-8068.6/ 391320.00007/5-29-24/arb/bwt	EXHIBIT D -4-

2.5Restoration Obligations. With respect to the Tenant Improvements, at the expiration or earlier termination of the Lease term, Tenant shall not be required to remove any such Tenant Improvements from the Premises.
2.6Space Planning Allowance. In addition to the Tenant Improvement Allowance, Landlord shall contribute toward the cost of planning of the Tenant Improvements in the Premises an amount not to exceed $4,174.65 (i.e., $0.15 per rentable square foot of the Premises) ("Space Planning Allowance"). No portion of the Space Planning Allowance, if any, remaining after payment for the test fit plan prepared by the Architect/Space Planner (as defined below) shall be available for use by Tenant. At such time as the Space Planning Allowance has been entirely disbursed, Tenant shall pay the remaining excess cost, if any, subject to the Tenant Improvement Allowance.
SECTION 3

CONSTRUCTION DOCUMENTS
3.1Selection of Architect/Space Planner/Construction Documents. Tenant shall retain a licensed, competent, reputable architect/space planner experienced in mid-rise office space design selected by Tenant and reasonably approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed (the “Architect/Space Planner”) to prepare the Construction Documents. Landlord hereby approves Forge as Tenant’s Architect/Space Planner. Tenant shall retain a licensed, competent, reputable engineering consultants selected by Tenant and reasonably approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed (the “Engineers”) to prepare all plans and engineering Construction Documents relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises. Landlord approves Glumac, Degenkolb, or AWA as Tenant’s potential Engineer for the Basis of Design. Mechanical, electrical, plumbing, HVAC, life safety, and sprinkler will be design-build. The plans and drawings to be prepared by Architect/Space Planner and the Engineers hereunder shall be known collectively as the “Construction Documents.” All Construction Documents shall comply with Landlord’s drawing format and specifications. Landlord’s review of the Construction Documents as set forth in this Paragraph 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Documents are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Documents, and Tenant’s waiver and indemnity set forth in the Lease shall specifically apply to the Construction Documents. Furthermore, Tenant and Architect/Space Planner shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect/Space Planner shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.
3.2Final Space Plan. Landlord hereby approves Tenant’s final space plan for the Premises, including all details set forth therein, which space plan is attached hereto as Exhibit D-2 (the “Final Space Plan”).
3.3Final Construction Documents. After the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect/Space Planner and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect/Space Planner shall compile a

4885-9329-8068.6/ 391320.00007/5-29-24/arb/bwt	EXHIBIT D -5-

fully coordinated set of architectural, structural, mechanical, electrical and plumbing Construction Documents in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Construction Documents”) and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with one (1) electronic copy signed by Tenant of such Final Construction Documents. Landlord shall advise Tenant within five (5) Business Days after Landlord’s receipt of the Final Construction Documents for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Construction Documents in accordance with such review and any disapproval of Landlord in connection therewith. Landlord shall have three (3) Business Days to review Tenant’s revisions to the Final Construction Documents. If Landlord fails to respond to Tenant's request for approval of the Final Construction Documents within the time periods provided above, Tenant may deliver a written "reminder notice" to Landlord that contains the following statement in bold and capital letters: "THIS IS A SECOND REQUEST FOR APPROVAL PURSUANT TO THE PROVISIONS OF PARAGRAPH 3.2 OF EXHIBIT D TO THE LEASE. IF LANDLORD FAILS TO RESPOND WITHIN THREE (3) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN LANDLORD SHALL BE DEEMED TO HAVE APPROVED THE FINAL CONSTRUCTION DOCUMENTS DESCRIBED HEREIN." If Landlord fails to respond to such "reminder notice" within three (3) Business Days, then Landlord shall be deemed to have approved the proposed Final Construction Documents.
3.4Approved Construction Documents. The Final Construction Documents shall be approved (or deemed approved pursuant to Paragraph 3.3. above) by Landlord (the “Approved Construction Documents”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Construction Documents (or, at Tenant’s election, concurrently with Tenant’s submission to Landlord) Tenant shall cause the Architect/Space Planner to submit the Approved Construction Documents to the appropriate municipal authorities for all architectural and structural permits (the “Permits”), provided that (a) the Architect/Space Planner shall provide Landlord with a copy of the package that it intends to submit prior to such submission, and (b) if there are Base Building modifications required to obtain the Permits, then Tenant shall obtain Landlord’s prior written consent to any such Base Building modifications. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Premises) for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in performing ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Premises). No material changes, modifications or alterations in the Approved Construction Documents may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned, or delayed. To the extent there is any inconsistency between the terms of the Lease or any tenant manual (including the Construction Rules, Requirements, Specifications, Design Criteria and Building Standards) and the Approved Construction Documents, the terms of Approved Construction Documents shall control.

4885-9329-8068.6/ 391320.00007/5-29-24/arb/bwt	EXHIBIT D -6-

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS
4.1Tenant’s Selection of Contractors.
4.1.1The Contractor. Tenant shall retain a licensed general contractor selected by Tenant and reasonably approved by Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed (the “Contractor”), as contractor for the construction of the Tenant Improvements, which Contractor shall be a qualified, reputable, general contractor experienced in class A, mid-rise office building tenant improvement construction in the downtown area of Oakland, California. Landlord hereby approves BCCI, Skyline, Principal Builders, and West Coast Builders as Tenant’s potential Contractors.
4.1.2Tenant’s Agents. The Architect/Space Planner, Engineers, consultants, Contractor, other contractors, vendors, subcontractors, laborers, and material suppliers retained and/or used by Tenant shall be known collectively as the “Tenant’s Agents.” For the following trades, only those contractors, subcontractors, laborers, and material suppliers listed in the Construction Rules, Requirements, Specifications, Design Criteria and Building Standards may be selected by Tenant: Asbestos, Cable Television, Electrical, Elevators, Fire Sprinklers, Fire / Life Safety, HVAC, HVAC Air Balance, Plumbing, Roofing (as listed for each building comprising the Project), and Waste. Notwithstanding the foregoing, Tenant shall have the right to select other contractors, subcontractors, laborers, and materials suppliers not listed in the Construction Rules, Requirements, Specifications, Design Criteria and Building Standards for such trades, provided the same are approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed. The Electrical, Fire Sprinklers, Fire / Life Safety, HVAC and Plumbing must be engineered by, and any structural engineering must be conducted by, an engineer or engineers approved by Landlord.
4.2Construction of Tenant Improvements by Tenant’s Agents.
4.2.1Construction Contract; Cost Budget.
4.2.1.1Prior to execution of a construction contract, Tenant shall submit a copy of the proposed contract with the Contractor for the construction of the Tenant Improvements, including the general conditions with Contractor (the “Contract”) to Landlord for its record. Following execution of the Contract and prior to commencement of construction, Tenant shall provide Landlord with a fully executed copy of the Contract for Landlord’s records. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids and proposals for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, for all of Tenant’s Agents, of the final estimated costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (the “Construction Budget”), which costs shall include, but not be limited to, the costs of the Architect’s and Engineers’ fees and the Landlord Coordination Fee. The amount, if any, by which the total costs set forth in the Construction Budget exceed the amount of the Tenant Improvement Allowance is referred to herein as the “Over Allowance Amount”.
4.2.1.2In the event that an Over-Allowance Amount exists, then Tenant shall pay a percentage of each amount requested by the Contractor or otherwise to be disbursed under this Tenant Work Letter, which percentage shall be equal to the Over-Allowance Amount divided by the

4885-9329-8068.6/ 391320.00007/5-29-24/arb/bwt	EXHIBIT D -7-

amount of the total costs set forth in the Construction Budget (after deducting from the total costs any amounts expended in connection with the preparation of the Construction Documents, and the cost of all other Tenant Improvement Allowance items incurred prior to the commencement of construction of the Tenant Improvements), and such payments by Tenant (the "Over-Allowance Payments") shall be a condition to Landlord's obligation to pay any amounts from the Tenant Improvement Allowance. In the event that, after the total costs set forth in the Construction Budget have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs for such design and construction in excess of the total costs set forth in the Construction Budget shall be added to the Over-Allowance Amount and the total costs set forth in the Construction Budget, and the Over-Allowance Payments shall be recalculated in accordance with the terms of the immediately preceding sentence. Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in items (i), (ii), (iii) (iv), and (v) of Paragraph 2.3.2.1 of this Tenant Work Letter, above, for Landlord's approval, prior to Tenant paying such costs. All Tenant Improvements paid for by the Over-Allowance Amount shall be deemed Landlord's property under the terms of the Lease after the expiration or earlier termination of the Lease.
4.2.2Tenant’s Agents.
4.2.2.1Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in accordance with the Approved Construction Documents; (ii) Tenant and Tenant’s Agents shall not, in any way, unreasonably interfere with, obstruct, or delay, the work of Landlord’s base building contractor and subcontractors with respect to the Base Building or any other work in the Building; (iii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Landlord and Landlord shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all reasonable rules made by Landlord with respect to the use of parking, freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Tenant Improvements and Tenant shall promptly execute all documents including, but not limited to, Landlord’s standard contractor’s rules and regulations, as Landlord may deem reasonably necessary to evidence or confirm Tenant’s agreement to so abide.
4.2.2.2Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Premises) for the Premises.
4.2.2.3Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not

4885-9329-8068.6/ 391320.00007/5-29-24/arb/bwt	EXHIBIT D -8-

less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.
4.2.2.4Insurance Requirements.
4.2.2.4.1General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 15 of this Lease, and the policies therefor shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor and subcontractors.
4.2.2.4.2Special Coverages. Tenant or Contractor shall carry “Builder’s All Risk” insurance in an amount approved by Landlord, which shall in no event be less than the amount actually carried by Tenant or Contractor, covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Article 15 of this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord.
4.2.2.4.3General Terms. Certificates for all insurance carried pursuant to this Paragraph 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant and which shall name Landlord, and any other party that Landlord so specifies, as additional insured as to the full limits required hereunder for such entire ten (10) year period. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Paragraph 4.2.2.2 of this Work Letter.

4885-9329-8068.6/ 391320.00007/5-29-24/arb/bwt	EXHIBIT D -9-

4.2.3Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.
4.2.4Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements which are not constructed in accordance with the Approved Construction Documents, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.
4.2.5Meetings. Tenant shall hold regular meetings with the Architect/Space Planner and the Contractor regarding the progress of the preparation of Construction Documents and the construction of the Tenant Improvements, as reasonably required, at a time mutually agreed upon by Landlord and Tenant, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.
4.2.6Landlord Coordination Fee. Tenant shall pay a construction supervision and management fee (the “Landlord Coordination Fee”) to Landlord in an amount equal to one percent (1%) of the hard and soft costs incurred in constructing the Tenant Improvements (which Landlord Coordination Fee is in lieu of, and not in addition to, the Alteration Operations Fee). At the time Landlord makes any disbursement of the Tenant Improvement Allowance, Landlord shall retain from Tenant Improvement Allowance, as a partial payment of the Landlord Coordination Fee, a proportionate amount of the Landlord Coordination Fee based upon Landlord's reasonable estimation of the amount required to be withheld from each disbursement in order to ensure that the entire Landlord Coordination Fee is retained over the course of construction on a prorata basis. At such time as the Tenant Improvement Allowance has been entirely disbursed, Tenant shall, within thirty (30) days of written demand, pay to Landlord the remainder, if any, of the Landlord Coordination Fee not yet paid to Landlord.
4.3Notice of Completion. Within fifteen (15) days after the final completion of construction of the Tenant Improvements, including, without limitation, the completion of any punch list items, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Alameda in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at

4885-9329-8068.6/ 391320.00007/5-29-24/arb/bwt	EXHIBIT D -10-

Tenant’s sole cost and expense. At the conclusion of construction and prior to Landlord’s payment of the Final TI Allowance Reimbursement, (i) Tenant shall cause the Contractor and the Architect/Space Planner (A) to update the Approved Construction Documents through annotated changes, as necessary, to reflect all changes made to the Approved Construction Documents during the course of construction, (B) to certify to the best of the Architect/Space Planner’s and Contractor’s knowledge that such updated Approved Construction Documents are true and correct, which certification shall survive the expiration or termination of this Lease, as hereby amended, and (ii) Tenant shall deliver to Landlord the Final Close Out Package. Landlord shall, at Tenant’s reasonable expense, update Landlord’s “as-built” master plans, for the floor(s) on which the Premises are located, if any, including updated vellums and electronic CAD files, all of which may be modified by Landlord from time to time, and the current version of which shall be made available to Tenant upon Tenant’s request.
SECTION 5

MISCELLANEOUS
5.1Time of the Essence in This Work Letter. Unless otherwise indicated, all references in this Work Letter to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.
5.2Freight Elevator Access. During Building Hours, Tenant shall not be charged for, and Landlord shall provide, freight elevator service during the design and construction of the Tenant Improvements and any subsequent Alterations; provided, however, that Tenant shall be charged for Landlord's actual reasonable cost of any additional security guard that is reasonably necessary to monitor Tenant's after-hours use of the freight elevator. Tenant shall pay Landlord any amounts due under this Paragraph 5.2 within thirty (30) days after Landlord's written demand therefor.
5.3Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if Tenant is in monetary or material non-monetary default of any of Tenant’s covenants, representations or warranties under the Lease or this Work Letter beyond applicable notice and cure periods at any time on or before the substantial completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause cessation of the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

4885-9329-8068.6/ 391320.00007/5-29-24/arb/bwt	EXHIBIT D -11-

EXHIBIT D-1

Delivery Condition
Premises to be provided in broom-swept, as-is condition, which consists of the following:
1.    Floor Design Loads
•    80 psf live load with an additional 20 psf partition load on each premises floor.
2.    Core
•    ADA compliant men’s and women’s restrooms on each premises floor.
•    One janitorial closet on each premises floor.
•    Two tele-data riser closets on each premises floor. Additionally, Tenant to be provided space within the telco riser. Pathways exist to support connections from the floors to the MPOE. Tenant shall be provided with an appropriate amount of space consistent with square footage within pathways/sleeves, subject to Tenant’s engineer confirmation, the proposed pathways are sufficient to support Tenant’s intended use LV Gyp.
3.    All base building graphics shall be removed.
•    Perimeter exterior walls: unpainted thermal insulation.
•    Floors: unsealed concrete.
•    Ceiling: exposed with spray fireproofing.
•    Columns: exposed with spray fireproofing.
•    Metal floor closures at perimeter walls except locations with full-height or sill-height thermal insulation.
LL to prep all elevator lobby, and stair doors to allow for Tenant’s installation of card readers/access controls, to be further defined Tenant shall be responsible for running conduit/cable to allow for card access readers at their entry points.
4.    HVAC System
•    Supply and return ducts on each premises floor. Two supply taps per floor that are each approximately 10,400 cfm.
•    Main duct loop on each premises floor.
•    One condenser water riser, sized to support approximately 21 tons of supplemental cooling on each premises floor provided with stub-outs and shut-off valves.
•    One HVAC hot water riser with stub-outs on each premises floor.

4885-9329-8068.6/ 391320.00007/5-29-24/arb/bwt	EXHIBIT D -1-

5.    Plumbing
•    Two domestic cold water risers with stub-outs on each premises floor.
6.    Fire & Life Safety
•    Siemens life safety systems installed throughout the premises as required by code for core and shell condition.
•    Sprinkler main with distribution and turned up heads as required by code for core and shell condition.
•    Emergency egress exit and lighting as required by code for core and shell condition.
7.    Electrical
•    One 100-amp bus disconnect, one 100-amp 24-circuit high voltage distribution panel, one 45-kVA-transformer and two 150-amp 42-circuit low voltage panels provided in each electrical room.
•    Design capacities:
▪    1.0 watts per GSF for lighting.
▪    3.0 watts per GSF for plug loads.
▪    2.0 watts per GSF of spare capacity.

4885-9329-8068.6/ 391320.00007/5-29-24/arb/bwt	EXHIBIT D -2-

EXHIBIT D-2
Final Space Plan

[See Attached]

4885-9329-8068.6/ 391320.00007/5-29-24/arb/bwt	EXHIBIT D -1-

601 CITY CENTER

14TH FLOOR SUMMARY

	REQUIRED	PROVIDED
WORKSTATIONS [illegible]	70	[illegible]
WORKSTATIONS FOR FUTURE GROWTH	0	7
EXECUTIVE OFFICE A	1	1
EXECUTIVE OFFICE B	5	5
EXEC OFFICE GROWTH [illegible] ROOM	1	1
EXECUTIVE ADMIN	1	1
TOTAL SEAT COUNT	70	102
BOARD ROOM (24 SEATS)	1	1
[illegible]	1	1
LARGE CONFERENCES (10-12 SEATS)	2	2
INNOVATION TEAM ROOM (8 SEATS)	1	1
MEDIUM CONFERENCES (6-8 SEATS)	2	2
SMALL CONFERENCES (4-5 SEATS)	6	6
HUDDLE ROOMS (2 SEATS)	3	5
PHONE (1 SEAT)	1	1
MEDIA ROOMS (2 SEATS)	2	2
CLOSING ROOM (4 SEATS)	0	1
TOTAL MEETING SEAT COUNT	100	106
RECEPTION/LOUNGE	1	1
BREAK ROOM	1	1
OPEN COLLABORATION	1	1
OPEN COLLABORATION FUTURE [illegible]	2	0
TOTAL OPEN SHARED SPACE SEAT COUNT		
WELLNESS ROOM/MOTHERS ROOM	2	2
PANTRY	1	1
IDF ROOM	1	1
[illegible] STORAGE	1	1
COPY/PRINT ROOM	1	1
MAKEUP ROOM	1	1
MAKEUP STORAGE	1	1
GENERAL STORAGE	1	1
STORAGE 2	1	1
STORAGE 1	1	1
[illegible]	1	1

12TH STREET
OAKLAND CITY VIEWS
OAKLAND CITY VIEWS
OAKLAND CITY VIEWS
ALAMEDA VIEWS
SF VIEWS
SF VIEWS
BERKELEY VIEWS
OPEN OFFICE 1
OPEN OFFICE 2
OPEN OFFICE 3
IT OPEN OFFICE
INNOVATION TEAM ROOM
STORAGE 4
MEDIA 1
CLOSING ROOM
SMALL CONF 3
MEDIUM CONF 2
SMALL CONF 5
SMALL CONF 6
HUDDLE 5
MEDIUM CONF 1
EXECUTIVE OFFICE A
EXECUTIVE OFFICE B-1
EXECUTIVE OFFICE B-2
EXECUTIVE OFFICE B-3
EXECUTIVE OFFICE B-4
EXECUTIVE OFFICE B-5
EXECUTIVE ADMIN
MEDIA 2
HUDDLE 4
COPY/PRINT
SMALL CONF 1
SMALL CONF 2
GENERAL STORAGE
HUDDLE 3
HUDDLE 2
OPEN COLLAB 1
IDF
IT STORAGE
WELLNESS
PANTRY
BREAK ROOM
MAKEUP ROOM
RECEPTION
LOUNGE
PHONE 1
STORAGE 2
VESTIBULE FROM FREIGHT
MAKEUP STORAGE
PREP ROOM
BOARD ROOM
SMALL CONF 4
HUDDLE 1
LARGE CONF 1
LARGE CONF 2

1 14TH FLOOR - FLOOR PLAN

FORGE

FLOOR PLAN
e.l.f. OAKLAND HQ | 601 CITY CENTER 14TH FLOOR

05/7/2024
FT 02

4885-9329-8068.6/ 391320.00007/5-29-24/arb/bwt	EXHIBIT D -2-

EXHIBIT E
Janitorial Specifications
I.TENANT AREAS
A.NIGHTLY
1.CARPETED FLOORS
All carpeted floors will be spot vacuumed nightly. Particular attention will be given to vacuuming under desks. Spot clean as necessary.
2.UNCARPETED FLOORS
All hard-surfaced floors will be spot cleaned where necessary to remove spill and smudges.
3.TRASH REMOVAL, RECYCLING PROGRAM, AND TRASH LINERS
All trash and recycling from “Central Collection” locations (1 for every ~5,000sf) wastebaskets will be removed from the premises and deposited in the buildings designated areas for trash and recycling. Trash liners will be replaced as necessary but in no event less than weekly. Clean and sanitize trash and recycling containers as required. Owner’s recycling program shall be adhered to and supported at all times.
4.COMPOSTING
Remove all composting in kitchen area and replace with bio degradable bags provided by the tenant nightly.
B.WEEKLY
1.FURNITURE AND ACCESSORIES
Wipe file cabinets, telephones, furniture and accessories to remove spills, smudges and streaks. Sanitize all telephone receivers. Polish desk and furniture tops with appropriate polishing materials. Return chairs and waste baskets to their proper positions.
Wipe with dust cloth all sides of furniture and legs on furniture. Wipe all horizontal surfaces, including window sills, which are not dusted during the nightly dusting. Dust all vinyl base. Spot cleaning for the interior windows.
2.THRESHOLDS
Clean and polish all metal door thresholds.
3.DOORS, JAMBS AND WALLS
All doors, jambs, walls and window mullions and glass partitions will be spot-cleaned to remove streaks, smudges, hand marks and spills. Give particular attention to areas such as doors, jambs

4885-9329-8068.2/ 391320.00007/12-5-23/arb/arb	EXHIBIT E -1-

and windows where it is reasonable to expect hand marks will be present. Dust and remove debris from all metal door thresholds.
C.MONTHLY
1.FURNITURE
Vacuum all upholstered furniture.
2.CARPETED FLOORS
All carpeted floor areas that are not accessible, but are easily visible will be vacuumed with portable vacuums. For example, desk wells, areas around planters and spaces between furniture. Thoroughly vacuum under and around all desks and office furniture.
3.UNCARPETED FLOORS
Sweep, dust mop, wet mop, and spray buff all resilient and/or composite floorings with mild detergent solution. Spot clean streaks, smudges and stains as required. Floor should dry free of any streaks or smudges. Dust all vinyl base.
D.QUARTERLY
1.HIGH DUSTING
All horizontal surfaces on furniture, ledges, wainscot, picture frames, wall hangings, etc., that are beyond the reach of normal nightly dusting, will be dusted.
2.UNCARPETED FLOORS
Shower-scrub or otherwise recondition all resilient or composition flooring to provide a level of appearance equivalent to a completely refinished floor.
E.SEMI-ANNUALLY
1.HIGH DUSTING
All ceiling vents, vents located high on the walls or in ceilings, and light fixtures will be dusted. Dust ceiling surfaces other than acoustical ceiling material.
2.BUILDING EXTERIOR WINDOWS
Wash the Building exterior windows in a manner consistent with Comparable Buildings, but not less than twice per year.

4885-9329-8068.2/ 391320.00007/12-5-23/arb/arb	EXHIBIT E -2-

EXHIBIT E-1

    Conference Room Rates

As of the date hereof, the Building conference facility offers the following conference rooms: (1) Conference Rooms A and B (individually – 60 people maximum); and (2) Conference Room C (10 person board room).

As of the date hereof, pricing for Conference facility as follows (such rates are subject to change from time to time):

Conference Rooms A or B (individually – 60 people maximum):
½ Day: $300
Full Day: $500

Conference Rooms A & B (combined – 120 people maximum):
½ Day: $400
Full Day: $700

Conference Room C (10 person board room)
$75/hr
½ Day: $250
Full Day: $400

4885-9329-8068.6/ 391320.00007/5-29-24/arb/bwt	EXHIBIT E -1-

EXHIBIT F
Form of SNDA

[See Attached]

GDC DRAFT 5/29/24

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
This SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT
AGREEMENT (the “Agreement”) is dated as of     , 2024 and is by and among DEUTSCHE BANK AG, NEW YORK BRANCH, having an address at 1 Columbus Circle, 15th Floor, New York, New York 10019 (together with its successors and assigns, “Agent”), for itself and on behalf of any other lenders (together with their respective successors and assigns, collectively, “Lenders” and each individually, a “Lender”), 601 CITY CENTER LLC, a Delaware limited liability company, having an office at 235 Montgomery Street, 16th floor, San Francisco, California 94104, Attn: Corporate Secretary (“Landlord”), and E.L.F. COSMETICS, INC., a Delaware corporation, having an office at 570 10th Street, Oakland, California 94607 (“Tenant”).
WHEREAS, Agent has administered or intends to administer, and the Lenders have made or intend to make, a loan to Landlord (the “Loan”), which Loan shall be evidenced by one or more promissory notes (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, the “Promissory Note”) and secured by, among other things, that certain Mortgage or Deed of Trust, Assignment of Leases and Rents and Security Agreement (as the same may be amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time, the “Mortgage”) encumbering the real property located at 601 12th Street, Oakland, California, as more particularly described on Exhibit A annexed hereto and made a part hereof (the “Property”);
WHEREAS, by a lease agreement (the “Lease”) dated     , , between Landlord (or Landlord’s predecessor in title) and Tenant, Landlord leased to Tenant a portion of the Property, as said portion is more particularly described in the Lease (such portion of the Property hereinafter referred to as the “Premises”);
WHEREAS, Tenant acknowledges that Agent will rely on this Agreement in making the Loan to Landlord; and
WHEREAS, Agent and Tenant desire to evidence their understanding with respect to the Mortgage and the Lease as hereinafter provided.
NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:
1.Tenant covenants, stipulates and agrees that the Lease and all of Tenant’s right, title and interest in and to the Property thereunder (including but not limited to any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property or any portion thereof) is hereby, and shall at all times continue to be, subordinated and made secondary and inferior in each and every respect to the Mortgage and the lien thereof, to all of the terms, conditions and provisions thereof and to any and all advances made or to be made thereunder, so that at all times the Mortgage shall be and remain a lien on the Property prior to and superior to the Lease for all purposes, subject to the provisions set forth herein. Subordination is to have the same force and effect as if the Mortgage and such renewals, modifications, consolidations, replacements and extensions had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.

103131734.4

2.Agent agrees that if Agent exercises any of its rights under the Mortgage, including entry or foreclosure of the Mortgage or exercise of a power of sale under the Mortgage, Agent will not disturb Tenant’s right to use, occupy and possess the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period under any term, covenant or condition of the Lease.
3.If, at any time Agent, any Lender or their respective designee (or any person, or such person’s successors or assigns, or designee who acquires the interest of Landlord under the Lease through foreclosure of the Mortgage or otherwise) shall succeed to the rights of Landlord under the Lease as a result of a default or event of default under the Mortgage (the date upon which such succession occurs, the “Date of Attornment”), Tenant shall attorn to and recognize such person so succeeding to the rights of Landlord under the Lease (herein sometimes called “Successor Landlord”) as Tenant’s landlord under the Lease, said attornment to be effective and self-operative without the execution of any further instruments, subject to Section 2 of this Agreement. Although said attornment shall be self-operative, Tenant agrees to execute and deliver to Agent or to any Successor Landlord, such other instrument or instruments as Agent or such other person shall from time to time reasonably request in order to confirm said attornment.
4.Landlord authorizes and directs Tenant to honor any written demand or notice from Agent instructing Tenant to pay rent or other sums to Agent rather than Landlord (a “Payment Demand”), regardless of any other or contrary notice or instruction which Tenant may receive from Landlord before or after Tenant’s receipt of such Payment Demand. Tenant may rely upon any notice, instruction, Payment Demand, certificate, consent or other document from, and signed by, Agent and shall have no duty to Landlord to investigate the same or the circumstances under which the same was given. Any payment made by Tenant to Agent or in response to a Payment Demand shall be deemed proper payment by Tenant of such sum pursuant to the Lease.
5.If Agent, any Lender or any Successor Landlord shall become the owner of the Property or the Property shall be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage or if the Property shall be transferred by deed in lieu of foreclosure, Agent, Lenders or any Successor Landlord shall not be:
(a)liable for any act or omission of any prior landlord (including, without limitation, the then defaulting Landlord), provided, however, that nothing in this Agreement shall relieve Agent (or such Successor Landlord) from the obligation to (X) pay to Tenant the outstanding balance (if any) of the Remaining Tenant Improvement Allowance (as defined in the Lease) set forth in Exhibit D to the Lease in effect as of the date hereof, or (Y) pay the outstanding balance (if any) solely of the Commission (as defined in that certain letter agreement, dated as of January 30, 2024, by and between Landlord and Cushman & Wakefield U.S., Inc. (“Cushman”)) (the “CW Agreement”), or
(Z) cure any ongoing maintenance, replacement or repair default under the Lease with respect to the Premises by any prior landlord under the Lease, which default is continuing on the Attornment Date (a “Continuing Default”), provided that (i) Agent is provided written notice of such Continuing Default within the time period set forth in Section 7 of this Agreement prior to the Attornment Date, (ii) Agent (or such Successor Landlord) had

2

(and is/was given) the opportunity to cure such Continuing Default within the time period set forth in Section 7 of this Agreement and (iii) Agent’s (or such Successor Landlord’s)

3

obligation to cure such Continuing Default shall be limited solely to performing the ongoing maintenance and repair obligations as required pursuant to the terms of the Lease (and in no event shall Agent, Lender or such Successor Landlord have any other liability or obligation with respect to such Continuing Default or be liable for any damages in connection therewith); or
(b)subject to clauses (X) and (Y) of Section 4(a) above, bound by any obligation to make any payment to Tenant which was required to be made prior to the Date of Attornment; or
(c)obligated to perform any construction obligations of any prior landlord (including Landlord) under the Lease or liable for any defects (latent, patent or otherwise) in the design, workmanship, materials, construction or otherwise with respect to improvements and buildings constructed on the Property; or
(d)subject to clauses (X) and (Y) of Section 4(a) above, subject to any offsets, defenses or counterclaims which Tenant may be entitled to assert against any prior landlord (including Landlord); provided that the foregoing shall not affect any right of offset expressly provided in the Lease; or
(e)bound by any payment of rent or additional rent by Tenant to any prior landlord (including Landlord) for more than one month in advance, except to the extent any such payment of rent or additional rent is actually received by Lender or such Successor Landlord (as applicable) or is required pursuant to the express terms of Section 5(a) of the Lease; or
(f)bound by any surrender, termination, amendment or modification of the Lease made without the consent of Agent or such Successor Landlord; provided, however, that with respect to amendments or modifications of the Lease (and not any surrender or termination of the Lease), (i) Agent’s consent shall not be unreasonably withheld, conditioned or delayed if, pursuant to the express terms of the Lease, Landlord’s consent to the matter giving rise to such amendment or modification is also subject to the same standard and (ii) (y) the exercise by Tenant of any unilateral right of Tenant to terminate the Lease without the consent of approval of Landlord pursuant to the express terms of Sections 3b, 26, 27, or 64 of the Lease or (z) the execution of ministerial amendments that confirm or memorialize Tenant’s exercise of any right or option expressly set forth in the Lease, if any, shall not, in either case, require Agent’s consent so long as (i) such right or option is exercised by Tenant in accordance with the express terms of the Lease and (ii) Agent’s or Lender’s notice and cure rights under Section 7 below will remain applicable to any Landlord default; or
(g)liable or responsible for or with respect to the retention, application and/or return to Tenant of any security deposit paid to any prior landlord (including Landlord), whether or not still held by such prior landlord, unless and until Agent or any Successor Landlord has actually received said deposit for its own account as the landlord under the Lease as security for the performance of Tenant’s obligation under the Lease (which deposit shall, nonetheless, be held subject to the provisions of the Lease).

4

6.Notwithstanding anything to the contrary set forth in this Agreement, and without limiting the generality of Section 5(a) above, Agent agrees that, in each instance subject to Landlord qualifying for the applicable Advance under the Loan Agreement (a) solely to the extent Tenant is expressly entitled to the same under the Lease in effect as of the date hereof, Lender shall fund such amounts to Landlord (as further described below) for Landlord to pay to Tenant the applicable Remaining Tenant Improvement Allowance set forth in Exhibit D to the Lease in effect as of the date hereof within ten (10) Business Days of (i) Landlord’s and/or Tenant’s written request to Agent for the same and (ii) Tenant’s delivery to Agent of all of the deliverables required to be sent to Landlord set forth in Section 2.3 of the Lease in effect as of the date hereof and (b) solely to the extent Cushman is expressly entitled to the same under the CW Agreement in effect as of the date hereof, Lender shall fund to Landlord such amounts for Landlord to pay to Cushman the applicable Commission (as defined in the CW Agreement in effect as of the date hereof) within ten (10) Business Days of Landlord’s and/or Cushman’s written request to Agent for the same. For the avoidance of doubt, (I) Lender’s obligation to fund such amounts to Landlord is not contingent on Agent (or Lender) becoming the Successor Landlord and (II) (i) the maximum amount of the Remaining Tenant Improvement Allowance shall not exceed $5,009,580.00 and (ii) the maximum amount of the Commission shall not exceed $626,197.50. Landlord hereby irrevocably requests that, if requested by Landlord or Tenant or Cushman, Lender make certain Advances or disbursements of any Reserve Funds of amounts that are due and payable under the Lease and/or CW Agreement directly to Tenant and/or Cushman (as applicable) or through a title company to disburse directly to Tenant and/or Cushman (as applicable), which may be (but does not have to be) pursuant to an escrow agreement acceptable to Agent. The execution of this Agreement by Landlord shall, and hereby does, constitute an irrevocable direction and authorization to so disburse the Advances or disbursements as stated above, and Landlord acknowledges that any amounts Advanced or disbursed as such shall be deemed to have been Advanced under the Loan to Landlord and thereafter paid to Tenant and/or Cushman, and the same shall be added to the Outstanding Principal Balance and shall for all purposes constitute Debt under and secured by the Loan Documents in the same manner as if the same were paid directly to Landlord.
7.Tenant hereby represents, warrants, covenants and agrees to and with the Agent
(a) to deliver to Agent, by nationally recognized overnight courier or certified mail, return receipt requested, a duplicate of each notice of default delivered by Tenant to Landlord at the same time as such notice is given to Landlord and no such notice of default shall be deemed given by Tenant under the Lease unless and until a copy of such notice shall have been so delivered to Agent. Agent and/or any Lender (and/or Successor Landlord) shall have the right (but shall not be obligated) to cure such default. Tenant shall accept performance by Agent and/or any Lender (and/or any Successor Landlord) of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. Tenant further agrees to afford Agent and Lenders (and/or Successor Landlord) (x) with respect to monetary defaults, the later of (i) a period of thirty (30) days commencing on the date Agent receives written notice from Tenant of such monetary default by Landlord under the Lease and (ii) a period of thirty (30) days beyond any period afforded to Landlord in the Lease for the curing of such monetary default and (y) with respect to non-monetary defaults, the later of (i) a period of thirty (30) days commencing on the date Agent receives written notice from Tenant of such non-monetary default by Landlord under the Lease and (ii) a period of thirty (30) days beyond any period afforded to Landlord in the Lease for the curing of such non-monetary default (provided, however, if such non-monetary default cannot be

5

cured within that time, and Agent and/or Lender (and/or Successor Landlord) delivers written notice to Tenant within such later thirty (30) day period that Agent and/or Lender (and/or Successor Landlord) is electing to cure such default, then such additional period of time as may be reasonable to enable Agent and/or Lender (and/or Successor Landlord) to remedy, or cause to be remedied, any such non-monetary default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default, so long as Agent or Lender (or such Successor Landlord) is diligently pursuing the cure of any such non-monetary default (which may include the commencement of remedies under the Mortgage)) prior to taking any action to terminate the Lease;
(b) that Tenant is the sole owner of the leasehold estate created by the Lease; and
(c) to promptly certify in writing to Agent, in connection with any proposed assignment of the Mortgage, whether or not any default on the part of Landlord then exists under the Lease and to deliver to Agent any tenant estoppel certificates required under the Lease.
8.Tenant acknowledges that the interest of Landlord under the Lease is assigned to Agent solely as security for the Promissory Note, and Agent shall have no duty, liability or obligation under the Lease or any extension or renewal thereof, unless Agent shall specifically undertake such liability in writing or Agent becomes the fee owner of the Property and then only with respect to periods in which Agent becomes, the fee owner of the Property.
9.This Agreement shall be governed by and construed in accordance with the laws of the State in which the Premises is located (excluding the choice of law rules thereof).
10.This Agreement and each and every covenant, agreement and other provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns (including, without limitation, any successor holder of the Promissory Note) and may be amended, supplemented, waived or modified only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.
11.All notices to be given under this Agreement shall be in writing and shall be deemed served upon receipt by the addressee if served personally or, if mailed, upon the first to occur of receipt or the refusal of delivery as shown on a return receipt, after deposit in the United States Postal Service certified mail, postage prepaid, addressed to the address of Landlord, Tenant or Agent appearing below. Such addresses may be changed by notice given in the same manner. If any party consists of multiple individuals or entities, then notice to any one of same shall be deemed notice to such party.

Agent’s Address:    Deutsche Bank AG, New York Branch
1 Columbus Circle, 15th Floor New York, New York 10019 Attention: [ ]
With a copy to:    Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166-0193 Attention: Noam Haberman, Esq.
Email: NHaberman@gibsondunn.com

6

with a copy to:    Hanover Street Capital, LLC
156 West 56th Street, Suite 1104 New York, New York 10019 Attention: [ ]
Email: [ ]
Tenant’s Address:    E.L.F. Cosmetics., Inc.
570 10th Street
Oakland, California 94607
Attention: Scott Milsten and Lane Verlenden Email:    Smilsten@elfbeauty.com and laverlenden@elfbeauty.com

With a copy to:    Ravid Law Group
lease-admin@r-lg.com
Landlord’s Address: 601 CITY CENTER LLC
c/o: Shorenstein Company LLC 235 Montgomery Street
16th floor
San Francisco, California 94104 Attn: Corporate Secretary
With a copy to:    [ ]
12.If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of non-disturbance agreements by the holder of, the Mortgage.
13.Tenant shall look only to the estate and interest, if any, of Agent, such Lender or such Successor Landlord in the Loan and/or the Property (including the rents, incomes and proceeds derived therefrom at the time owned by Agent (or such Successor Landlord)) for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Agent, any Lender or any Successor

Landlord as a Successor Landlord under the Lease or under this Agreement, and no other property or assets of Agent, any Lender or any Successor Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease, the relationship of the landlord and tenant under the Lease or Tenant’s use or occupancy of the Premises or any claim arising under this Agreement.
14.If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed

7

deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Agent.
15.This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
16.(y) Tenant shall be responsible for (i) any Landlord/Lender Fees up to a cap of $25,000.00 pursuant to Section 21 of the Lease (ii) any fees and expenses of Tenant in connection with the Lease and this Agreement and (z) Landlord shall be responsible for the remainder of any Landlord/Lender Fees.
[Remainder of Page Intentionally Left Blank]

8

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.
TENANT:
E.L.F. COSMETICS, INC.,
a Delaware corporation

By:         Name:
Title:

State of California    ) County of             )
On     , 2024, before me,     , a Notary Public, personally appeared         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature     (Seal)

[Signature Page to SNDA]

LANDLORD:
601 CITY CENTER LLC,
a Delaware limited liability company

By:         Name:
Title:

State of California    ) County of             )
On     , 2024, before me,     , a Notary Public, personally appeared         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature     (Seal)

[Signature Page to SNDA]

AGENT:
DEUTSCHE BANK AG, NEW YORK BRANCH

By:         Name:
Title:

By:         Name:
Title:

[Signature Page to SNDA]

ACKNOWLEDGMENT

STATE OF         )
)    ss.:
COUNTY OF      )

On the day of     in the year 2024 before me, the undersigned, a Notary Public in and for said State, personally appeared     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument. Witness my hand and official seal.

Notary Public

ACKNOWLEDGMENT

STATE OF         )
)    ss.:
COUNTY OF      )

On the day of     in the year 2024 before me, the undersigned, a Notary Public in and for said State, personally appeared     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument. Witness my hand and official seal.

Notary Public

EXHIBIT G
Existing Exclusives
Blue Shield: During the initial term of [the Blue Shield] Lease and, if so exercised, the Renewal Option provided for in Paragraph 64 [of the Blue Shield Lease], (i) Landlord shall not lease space in any portion of the Building (or allow an assignment or sublease of space in the Building) to Kaiser Permanente, Anthem/Blue Cross, Sutter Health, Healthnet/Centene or United Healthcare (each a "Prohibited Competitor") and (ii) Landlord may only lease space (or allow an assignment or sublease of space) to Aetna, Cigna or Humana ( each a "Restricted Competitor") if the space is located in the lower elevator bank of the Building, the space leased to the Restricted Competitor does not exceed a total of one (1) full floor, and the Restricted Competitor is not permitted signage outside of the Restricted Competitor's floor (other than standard signage on Building directories). The leasing restrictions in clauses (i) and (ii) in the immediately preceding sentence are referred to herein individually as a "Leasing Restriction" and collectively as the "Leasing Restrictions". The Leasing Restriction as to the Prohibited Competitors and the Leasing Restriction as to the Restricted Competitors shall also apply to the wholly owned subsidiaries of the respective entities.

4885-9329-8068.6/ 391320.00007/5-29-24/arb/bwt	EXHIBIT G -1-